As filed with the Securities and Exchange Commission on February 6, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

E*TRADE Mortgage Backed Securities Corporation

(Registrant)

(Exact name of registrant as specified in its charter)

Delaware	38-3670741
(State of Incorporation)	(I.R.S. Employer Identification No.)

671 North Glebe Road

Arlington, VA 22203

(703) 236-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MICHAEL HLUSHAK

E*TRADE Mortgage Backed Securities Corporation

671 North Glebe Road

Arlington, VA 22203

(703) 236-8097

(703) 236-7300 (telecopy)

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to: JOHN A. BUCHMAN, ESQ. E*TRADE Bank 671 North Glebe Road Arlington, VA 22203 (703) 236-8032 (703) 236-7280 (telecopy)	Copy to: KEVIN J. BUCKLEY, ESQ. Hunton & Williams Riverfront Plaza, East Tower 951 East Byrd Street Richmond, VA 23219-4074 (804) 788-8616 (804) 344-7999 (telecopy)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered*	Proposed Maximum Offering Price Per Unit*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee

Mortgage-Backed Certificates and Notes	$1,000,000	100%	$1,000,000	$92.00

*	Estimated solely for calculating the registration fee pursuant to Rule 457(a).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

E*TRADE Mortgage Backed Securities Corporation

Depositor

Mortgage-Backed Certificates

Mortgage-Backed Notes

(Issuable in Series)

Consider carefully the risk factors beginning on page 7 in this prospectus.

Your securities will represent obligations of your trust only and will not represent interests in or obligations of E*TRADE Mortgage Backed Securities Corporation, E*TRADE Bank, E*TRADE Group, Inc. or any of their affiliates. Neither your securities nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality. Unless expressly provided in the accompanying prospectus supplement, your securities are not insured or guaranteed by any person.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The Securities

E*TRADE Mortgage Backed Securities Corporation may offer to sell mortgage-backed certificates or mortgage-backed notes in one or more series with one or more classes.

•	Each issuance of securities will have its own series designation.

•	Each class of securities will evidence either the ownership interest in the assets of a trust or will evidence a debt obligation of a trust, secured by the assets of the related trust.

•	Each class of securities will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

•	Holders of the securities will receive interest and principal payments from collections on their trust’s assets but have no entitlement to payments from other assets of E*TRADE Mortgage Backed Securities Corporation

•	No market will exist for the securities of any series before they are issued and no assurances can be given that a secondary market for the securities will develop or, if developed, will continue.

The Trust and its assets

As specified in the related prospectus supplement, each trust will consist primarily of the following assets:

•	mortgage loans or participations in mortgage loans secured by one-to four-family residential properties,

•	apartment cooperative loans or participations in these loans,

•	mortgage pass-through or mortgage participation certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, and

•	mortgage pass-through or mortgage participation certificates or other mortgage-backed securities issued or guaranteed by private entities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

February 6, 2003

Important Notice About Information Presented in This
Prospectus And The Accompanying Prospectus Supplement

We provide information to you about your investment in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of securities, and the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the principal amount, interest rate and authorized denominations of each class of securities,
•	the timing of interest and principal payments,
•	statistical and other information about the specific assets of your trust,
•	information concerning the seller or sellers of the mortgage loans, and
•	information concerning the mortgage pass-through or mortgage participation certificates,
•	information concerning the apartment cooperative loans or participations in the apartment cooperative loans,
•	information concerning any servicer,
•	information about credit enhancement for each class,
•	the ratings for each class, and
•	the method for selling your securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Your securities are not offered in any state where the offer is not permitted. The information provided in this prospectus or any prospectus supplement is accurate as of the date on the front cover of these documents.

We have included cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents included in the accompanying prospectus supplement provides the pages on which these captions are located.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

All documents filed by us with respect to a trust referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a

i

document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

We will provide, without charge to each person to whom a copy of this prospectus and any related prospectus supplement is delivered, a copy of any documents incorporated by reference herein. You may request a copy by writing or telephoning us at our principal executive offices at the following address:

President
E*TRADE Mortgage Backed Securities Corporation
671 North Glebe Road
Arlington, VA 22203
Telephone: (703) 236-8000

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

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SUMMARY OF PROSPECTUS

This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each series of securities.

Securities
A trust will issue either mortgage-backed certificates (“certificates”) or mortgage-backed notes (“notes,” and together with the certificates, the “securities”), which securities will be issued from time to time in series.

Seller	Each of the sellers of mortgage loans or other trust assets to the depositor pursuant to a sale agreement, which sellers may include E*TRADE Bank or other affiliates of the depositor.

Depositor	E*TRADE Mortgage Backed Securities Corporation

Issuer	A trust created pursuant to either a pooling and servicing agreement, in connection with the issuance of certificates, or an owner trust agreement, in connection with the issuance of notes.

Trustee	Each trustee under the applicable pooling and servicing agreement or indenture and named as such in the related prospectus supplement.

Servicers
Mortgage loans will be serviced by one or more servicers as identified in the prospectus supplement. E*TRADE Bank, an affiliate of the depositor, may hold the servicing rights with respect to certain mortgage loans and may engage a subservicer to service such mortgage loans.

A master servicer may supervise the servicing of the mortgage loans of a trust for certain series. The master servicer, upon a the default of servicer, generally will assume the primary servicing responsibilities with respect to the mortgage loans serviced by defaulting servicer or engage a successor servicer.

Financial assets may be serviced by the Trustee.

Securities Administrator	The securities administrator, if any, under the applicable pooling and servicing agreement or indenture and named as such in the related prospectus supplement.

Trust Assets	Your trust primarily will include mortgage loans, financial assets or cash designated to acquire mortgage loans.

• Mortgage Loans	Mortgage loans secured by mortgage liens on one- to four-family residential properties.

• Financial Assets	Mortgage-backed securities issued by Fannie Mae, Freddie Mac, Ginnie Mae, an agency of the U.S. government, or a private issuer.

• Pre-funding Account	An account containing funds deposited on the closing date to be used to acquire mortgage loans within 90 days of the issuance of securities.

Important Dates	The following are certain significant dates and periods related to your securities.

• Distribution Date	The business day set forth in the related prospectus supplement on which payments are made to the securityholders.

• Remittance Date	The business day set forth in the related prospectus supplement on which the servicer remits collections on the trust assets and advances, if any, to the master servicer or the trustee.

• Determination Date
The business day set forth in the related pooling and servicing agreement or indenture, as applicable, on which the servicer is required to determine among other things the amounts to be advanced with respect to the securities.

• Record Date	With respect to fixed rate securities, the last business day of the month preceding the distribution date. With respect to floating rate securities, the business day preceding the distribution date.

• Interest Accrual Period
With respect to fixed rate securities, the calendar month preceding the distribution date. With respect to floating rate securities, the period from the preceding distribution date through the business day preceding the distribution date.

• Due Period
With respect to a distribution date, the period from the second day of the calendar month preceding the calendar month in which the distribution date occurs through the first day of the calendar month in which the distribution date occurs.

• Prepayment Period	The calendar month preceding the calendar month in which the distribution date occurs.

Credit Enhancement	If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the trust assets may be provided to one or more classes of securities in the form of subordination of one or more other classes of securities of such series, or may be provided by one or more other types of credit enhancement, such as a letter of credit, pool insurance policy, special hazard insurance policy, mortgage bankruptcy insurance, financial guarantee insurance policy, primary mortgage insurance, reserve fund or another type of credit enhancement, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage and related information with respect to each type of credit enhancement will be described in the related prospectus supplement. The prospectus supplement also will describe the credit support of any financial assets that are included in the related trust. See “Risk Factors—Risks Related to the Securities—Credit enhancement may not cover all losses on your securities” in this prospectus.

Advances
The servicers may be obligated as part of their servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments of principal and interest on mortgage loans. The servicers also may be obligated to advance delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to mortgage loans. Neither the depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by any servicer would be reimbursable generally from subsequent recoveries in respect of such mortgage loans and otherwise to the extent described herein and in the related prospectus supplement. The prospectus supplement will describe any advance obligations in connection with the mortgage loans included in your trust. See “Servicing of the Trust Assets” in this prospectus.

Optional Termination or Redemption
If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the trust assets of your trust by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the certificate principal amount of a specified class or classes of securities to a specified percentage or amount on and after a date specified in such prospectus supplement, the party specified therein will solicit bids for the purchase of all of the trust assets of the related trust, or of a sufficient portion of such trust assets to retire such class or classes, or purchase such trust assets at a price set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, the securities of a series may be redeemed prior to their final scheduled distribution date at the option of the seller, the trustee, the securities administrator, the servicer or another party by the purchase of the outstanding securities of such series, under the circumstances and in the manner provided therein. See “Risk Factors—Related to the Securities—Exercise of any right of optional termination or redemption will affect the yield to maturity on your securities” and “Description of the Securities—Optional Redemption or Termination” in this prospectus.

Book-Entry Securities
If so provided in the related prospectus supplement, one or more classes of the securities will initially be represented by one or more certificates or notes, as applicable, registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in securities so registered will be entitled to receive a definitive certificate or note, as applicable, representing such person’s interest except in the event that definitive certificates or notes, as applicable, are issued under the limited circumstances described herein. See “Risk Factors—Related to the Securities—Book-Entry registration may affect the liquidity of your securities” and “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in this prospectus.

Tax Status of the Securities
The federal income tax consequences to securityholders will vary depending on whether one or more elections are made to treat the related trusts or specified portions thereof as one or more REMICs under the provisions of the Code. The prospectus supplement for each series of securities will specify whether such an election will be made. The opinion of Hunton & Williams, counsel to the depositor, is contained herein regarding the federal income tax treatment of each class of securities. See “Federal Income Tax Consequences—General” in this prospectus.

If an election is made to treat all or a portion of the trust relating to a series of securities as a REMIC, each class of securities of each series will constitute “regular interests” in a REMIC or “residual interests” in a REMIC, as specified in the related prospectus supplement.

A series of securities also may be issued pursuant to an arrangement to be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In that case, holders of securities generally will be treated as the owners of a pro rata undivided interest in each of the Assets.

If a trust is classified as a partnership for federal income tax purposes, the trust will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable owner trust agreement are complied with and the statutory and regulatory requirements are satisfied. If notes are issued by an owner trust, such notes will be treated as indebtedness for federal income tax purposes.

The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the securities are set forth herein under “Federal Income Tax Consequences.” The material federal income tax consequences for investors associated with the purchase, ownership and disposition of Offered Securities will be set forth under the heading “Federal Income Tax Consequences” in the related prospectus supplement. See “Federal Income Tax Consequences” in this prospectus.

ERISA Considerations
A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974,

as amended (“ERISA”), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See “ERISA Considerations” herein and in the related prospectus supplement.

Legal Investment
The prospectus supplement will specify which, if any, of the classes of offered securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Securities designated as qualifying as “mortgage related securities” will continue to qualify as such for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. Classes of securities that qualify as “mortgage related securities” under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities. Investors should consult their own legal advisors regarding applicable investment restrictions and the effect of such restrictions on the purchase of any class of securities and the liquidity of any investment in any class of securities. See “Legal Investment Considerations” in this prospectus and in the related prospectus supplement.

Ratings	It is a condition to the issuance of the securities that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

RISK FACTORS

An investment in the securities involves significant risks. You should consider the following information and the information under the caption Risk Factors in the accompanying prospectus supplement in deciding whether to purchase the securities.

Risks Related to Prepayment and Yield

The timing and amount of prepayments on the underlying assets could reduce your yield to maturity

Prepayment

Prepayment levels are affected by a variety of economic, geographic, tax, legal, and other factors, including:

•	the extent of prepayments on the underlying mortgage loans in your trust,

•	how payments of principal are allocated among the classes of securities of a series, as specified in the prospectus supplement,

•	if any party has an option to terminate your trust or redeem the securities early, the effect of the exercise of the option,

•	the rate and timing of defaults and losses on the assets in your trust,

•	the extent that amounts in any pre-funding account have not been used to purchase additional assets for your trust, and

•
repurchases of assets in your trust as a result of material breaches of representations and warranties made by E*TRADE Mortgage Backed Securities Corporation (“E*TRADE MBSC”), the servicer or the seller.

The assets included in your trust generally may be prepaid at any time. When interest rates decline, home buyers are more likely to prepay so that they may obtain lower alternative financing on their homes. In this event, you may not be able to reinvest the proceeds of prepayments in another investment of similar credit risk and yield. Conversely, prepayments are likely to decline if interest rates rise and you could reinvest prepayment proceeds in investments of similar credit risk and higher yield.

Yield

In general, if you purchased your securities at a price greater than their original principal amount, your investment will become less valuable if prepayments are higher than you anticipate and will become more valuable if prepayments are lower than you anticipate. Conversely, if you purchased your securities at a price less than their initial principal amount, your investment will become more valuable if prepayments are higher than you anticipate and will become less valuable if prepayments are lower than you anticipate. Your securities’ sensitivity to prepayments will be magnified by any disproportionate allocation of principal or interest. If your securities are entitled to receive a disproportionate allocation of principal or interest, you could fail to recover your initial investment if prepayments occur differently than you anticipate.

The yield to maturity on certain classes of securities including securities with disproportionate allocations of interest, securities with an interest rate that fluctuates inversely with an index or certain other classes in a series, may be more sensitive to the rate of prepayments on the mortgage loans and to the occurrence of an early retirement of the securities than other classes of securities.

The difference between end of the interest accrual period and the related distribution date may reduce the effective yield of your securities

Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period. The accompanying prospectus supplement will specify the interest accrual period for your securities. If interest accrues during the calendar month before the distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

Risks Related to the Securities

Your ability to resell your securities will be limited

At the time a series of securities is issued, there will not be a secondary market for them. A secondary market for your securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your securities. Your securities will not be listed on any trading exchange. Also, ERISA plans and investors subject to legal investment restrictions may be prohibited from purchasing certain classes of securities, if noted in the accompanying prospectus supplement.

Book-entry registration may affect the liquidity of your securities

Because transfers and pledges of securities registered in the name of a nominee of the depository, which initially is expected to be Depository Trust Company (“DTC”), can be effected only through the book-entry system at DTC through participants, the liquidity of the secondary market for DTC registered securities may be reduced to the extent that some investors are unwilling to purchase securities for which the investors cannot obtain physical certificates. Beneficial owners of DTC registered securities may, in certain cases, experience delay in the receipt of payments of principal and interest because payments will be forwarded by the trustee to DTC. DTC will then forward payment to the participants, who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered securities are recorded, the ability of beneficial owners to obtain payment of principal and interest on DTC registered securities may be impaired.

The assets of your trust are the only source of payments for your securities

Your securities will be payable solely from the assets of your trust, including any credit enhancement, and will not have any claims against the assets of any other trust or recourse to any other party. Your securities will not represent an interest in or obligation of E*TRADE MBSC, E*TRADE Bank, E*TRADE Group, Inc., the master servicer, the servicer, the seller, any of their affiliates, or any other person.

Since certain representations and warranties with respect to the trust assets may have been made and/or assigned in connection with transfers of the trust assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

Neither your securities nor the underlying trust assets will be guaranteed or insured by any governmental agency or instrumentality, by E*TRADE Bank, E*TRADE Group, Inc., E*TRADE MBSC, the seller, the master servicer, any servicer, any of their respective affiliates, or any other person, unless identified as guaranteed or insured in the accompanying prospectus supplement. Although payment of principal and interest on agency securities will be guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, the securities of any series collateralized by agency securities will not be guaranteed.

Proceeds of the assets included in the related trust for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage loans and any related credit enhancement for the required payments on your securities.

In addition, certain amounts remaining in certain funds or accounts, including the distribution account, the collection account and any accounts maintained as credit enhancement, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payments of principal of or interest on the securities.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of the specified period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity of those securities.

Credit enhancement may not cover all losses on your securities

Credit enhancement is intended to reduce the effect on your securities of delinquent payments or losses on the underlying trust assets. Regardless of the form of credit enhancement,

the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to a variety of types of losses or risks, and may provide no coverage as to other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by credit enhancement occur, these losses will be borne by the holders of the securities.

A trust may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder’s ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

The amount of any applicable credit enhancement supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We cannot assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

A rating agency may lower its rating of a class of securities following the initial issuance of the securities if the obligations of any applicable credit enhancement provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when they performed their initial rating analysis. None of the depositor, the seller, the master servicer, any servicer or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating of any series of securities.

There is a risk to holders of subordinate securities that losses on the trust assets will have a greater impact on them

The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the servicer, any master servicer, the trustee and any securities administrator, to the extent of their respective fees and any unreimbursed advances and unreimbursed liquidation expenses, and to the senior securityholders, to the extent described in the related prospectus supplement. As a result, investors in subordinate securities must be prepared to bear the risk that distributions on their securities may be subject to reduction or delays and that, in certain circumstances, such investors may not recover their initial investments.

The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets in your trust and the timing of any such losses. If the actual rate and amount of losses experienced by the assets in your trust exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated and may, in certain circumstances, be negative.

The subordination of other classes to your class will not protect you from all losses

The fact that some classes are paid after your class of securities does not protect you from all risks of loss. If losses cannot be absorbed by the subordinate securities or other items of credit enhancement, like a reserve fund, then you may have losses on your securities.

You will experience delays or reductions of distributions on your securities if the transfer of trust assets to your trust is not considered a sale in the event of bankruptcy

The acquisition of the trust assets by E*TRADE MBSC is intended to be a sale. However, in the event that a seller or one of its affiliates becomes insolvent, a court may decide that this acquisition was a loan rather than a sale. This could delay or reduce distributions to you. Likewise, if an affiliate of E*TRADE MBSC becomes insolvent, a court might decide to consolidate the assets and liabilities of E*TRADE MBSC and its affiliates. This also could delay or reduce distributions to you.

Exercise of any right of optional termination or redemption will affect the yield to maturity on your securities

Your trust may be subject to optional termination prior to the retirement of your securities. Additionally, your securities may be repurchased in whole or in part in the manner described in the accompanying prospectus supplement. The exercise of this right may effect an early retirement of the securities of your series. Upon the optional termination of your trust or the repurchase of your securities you will receive the redemption or termination price set forth in the prospectus supplement. After these events, the securities of your series may be retired, held or resold by the party that elected to terminate your trust or redeem your securities.

The accompanying prospectus supplement sets forth the details concerning any optional termination or repurchase.

If one or more REMIC elections are made for your trust, then your trust also may be terminated and your securities retired upon a determination, supported by an opinion of counsel, that the REMIC status of the trust has been lost or that a substantial risk exists that such status will be lost.

The termination of your trust and the early retirement of securities may adversely affect your yield.

There is a possibility that, upon an optional termination of a trust, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest

Under the circumstances and in the manner set forth in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust by the party specified therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal amount of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investments.

You may have income for tax purposes prior to your receipt of cash

Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder’s receiving the related cash payments.

In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in “Federal Income Tax Consequences.” Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder’s share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

•	generally, will not be subject to offset by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for exemption from withholding tax.

Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See “Federal Income Tax Consequences” in this prospectus.

ERISA plans that invest in the securities must follow technical benefit plan regulations

If you are buying the securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. However, due to the complexity of regulations that govern these plans, if you are subject to the Employment Retirement Income Security Act of 1974, as amended, we suggest that you consult with your counsel regarding any consequences under ERISA of the acquisition, ownership and disposition of the securities. See “ERISA Considerations” in this prospectus.

The ratings provided by the rating agencies do not purport to address all risks contained in your investment

Your securities will be rated in one of the four highest rating categories by one or more rating agencies. You may obtain further details with respect to any rating on your securities from the rating agency that issued the rating. A rating generally is based on the credit quality of the underlying assets, and will represent only an assessment of the likelihood of receipt by you of payments to which you are entitled. The rating is not an assessment of the prepayment experience, and does not rate the possibility that you may fail to recover your initial investment if you purchase your securities at a premium. A rating is not a recommendation to buy, sell or hold your securities. Security ratings assigned to the securities entitled to disproportionate allocations of principal or interest on the assets should be evaluated independently of similar security ratings assigned to other kinds of securities. There is no assurance that any rating will remain in effect for any given period or that any rating agency will not lower or withdraw its rating in the future. The rating agency could lower or withdraw its rating due to:

•	any decrease in the adequacy of the value of the underlying trust assets or any related credit enhancement, or

•	any adverse change in the financial or other condition of any credit enhancement provider.

In the event any rating is reduced or withdrawn, the liquidity or the market value of the affected security may be adversely affected. As set out in the related prospectus supplement, certain classes of securities may be entitled to payments from assets of the trust that are not taken into consideration by the rating agencies in assigning ratings, and any rating of such a class of security does not imply an evaluation of the creditworthiness of such payment source.

Risks Related to Trust Assets

The payment performance of your securities will relate to the payment performance of your trust assets and certain types of trust assets may involve greater risks of loss

The trust assets backing your securities may include mortgage loans or mortgage-pass through certificates or participation certificates backed by mortgage loans. There is a risk that defaults by borrowers or declines in the values of mortgaged properties will result in losses to investors.

Certain mortgage loans may have a greater likelihood of delinquency, foreclosure, and loss. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in your trust, resulting losses not covered by credit enhancement will be allocated to the securities in the manner described in the related prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. You should consider the following risks associated with certain types of mortgage loans that may be included in a trust.

Negatively Amortizing Loans

In the case of mortgage loans that are subject to negative amortization, their principal balances could be increased to an amount in excess of the value of the underlying mortgaged properties. This would increase the likelihood of default. To the extent recoveries from mortgaged properties for defaulted mortgage loans are less the outstanding principal and unpaid interest on the defaulted mortgage loans and resultant losses are not covered by credit support, your trust will bear the risk of loss resulting from defaults by borrowers.

Buydown Mortgage Loans

Some mortgage loans are subject to temporary buydown plans in which the monthly payments made by the borrower during the early years of the mortgage loan are less than the scheduled monthly payments on the mortgage loan, with the difference contributed by the seller of the mortgaged property or another source and placed in a custodial account, investment earnings on the amount, if any, contributed by the borrower, or additional buydown funds to be contributed over time by the borrower’s employer or another source. Generally, the borrower under a buydown mortgage loan will be qualified only for a loan that would result in a monthly payment equal to the borrower’s portion of the total monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds are depleted and, for some buydown mortgage loans, during the initial buydown period. If a borrower is not able to make larger monthly payments there could be losses on the mortgage loan. If these losses are not covered by credit enhancement, they could adversely affect your yield to maturity.

Balloon Loans

Certain mortgage loans may not be fully amortizing—or may not amortize at all—over their terms to maturity and will require substantial payments of principal at their stated maturity. Mortgage assets of this type involve a greater degree of risk than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon the borrower’s ability either to refinance fully the loan or to sell the mortgaged property at a price sufficient to permit him to satisfy the balloon payment obligation. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the mortgaged property, the level of mortgage rates, the borrower’s equity in the mortgaged property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties.

Adjustable Rate Mortgage Loans

The interest rates on adjustable rate mortgage loans will adjust periodically, generally after an initial period during which the interest rate is fixed. Adjustable rates generally equal the sum of an index, for example, one-month LIBOR, and a margin. When an index adjusts, the amount of a borrower’s monthly payment will change. As a result, borrowers on adjustable rate mortgage loans may be more likely to default on their obligations than borrowers on mortgage loans bearing interest at fixed rates. In addition, some adjustable rate mortgage loans allow the borrower to elect to convert his mortgage loan to a fixed rate mortgage loan.

Limited Recourse and Non-Recourse Obligations

Some or all of the mortgage loans included in your trust may be nonrecourse assets or assets for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the borrower will be sufficient to permit a recovery in excess of the liquidation value of the mortgaged property.

Non-Conforming Loans

Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored entities such as Fannie Mae and Freddie Mac. Mortgage loans included in a trust generally will conform to the requirements for purchase by Fannie Mae or Freddie Mac, except that the initial principal balances of the mortgage loans may exceed Fannie Mae and Freddie Mac purchase limits. These loans are commonly referred to as “jumbo” loans. In addition, certain of the mortgage loans may be originated with more flexible underwriting standards or documentation requirements than would be required by Fannie Mae or Freddie Mac, if the originator has determined that countervailing considerations (low loan-to-value ratio, for example) would suggest that the loan’s payment performance should be substantially similar to the payment performance of a conforming loan. Of course, no assurance can be given regarding the expected performance of any mortgage loan. In addition, other loan characteristics, such as loan-to-value ratio and income documentation requirements may differ from stated Fannie Mae or Freddie Mac guidelines, though generally would comply with characteristics of loans that Fannie Mae or Freddie Mac would acquire from E*TRADE Bank as a result of negotiated modifications to published underwriting guidelines. Interest rates on non-conforming mortgage loans typically are somewhat higher than those charged on conforming mortgage loans. Therefore, it is possible that non-conforming mortgage loans may experience somewhat higher rates of prepayment or default than conforming loans underwritten in accordance with similar underwriting guidelines.

Varying underwriting standards of sellers may present a greater risk of loss

Mortgage loans included in your trust will have been purchased by E*TRADE MBSC from one or more sellers. These mortgage loans generally will have been originated in accordance with underwriting standards acceptable to E*TRADE MBSC and generally described in this prospectus and in the accompanying prospectus supplement. In some cases, particularly those involving various sellers, the underwriting standards used in the origination of the mortgage loans may differ, perhaps significantly. Holders of securities cannot assume that the underwriting standards are uniform. The lack of uniformity among the underwriting standards may affect the performance of the pool of mortgage loans underlying your trust, and any losses resulting therefrom may affect the yield to maturity of your securities.

Failure of the seller to repurchase or replace a mortgage loan may result in losses

Each seller will make representations and warranties in respect of the mortgage loans sold by it. In the event of a breach of a seller’s representation or warranty that materially and adversely affects your interests, the seller will be obligated to cure the breach, repurchase or replace the mortgage loan. A seller may not have the resources to honor its obligation to cure, repurchase or replace any mortgage loan as to which such a breach of a representation or warranty arises. A seller’s failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of your securities.

In instances where a seller is unable or disputes its obligation to repurchase affected mortgage loans, the servicer may negotiate and enter into settlement agreements that may provide for the repurchase of only a portion of the affected mortgage loans. A settlement could lead to losses on the mortgage loans, which would be borne by the securities. Neither E*TRADE MBSC, the master servicer nor the servicer will be obligated to purchase a mortgage loan if a seller defaults on this obligation. We cannot assure you that sellers will carry out their repurchase obligations. A default by a seller is not a default by E*TRADE MBSC, the master servicer or by the servicer. Any affected mortgage loan not repurchased or substituted for shall remain in your trust and losses shall be allocated first to the reduction of credit enhancement and next to the classes of securities.

A seller’s representations and warranties will have been made as of the cut-off date, which is prior to the initial issuance of your securities. Accordingly, the seller’s repurchase and substitution obligation does not attach to events occurring on or after the cut-off date. The occurrence of events during this period could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of your securities.

Economic downturns and the decline in the value of mortgaged properties could result in losses

An investment in the securities may be affected by a decline in real estate values and changes in borrowers’ financial condition. Downturns in regional or local economic conditions and other factors (which may or may not affect real estate values) may affect the borrowers’ timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the frequency of delinquency and the amount of losses on the assets in your trust. If residential real estate values decline and the balances of the mortgage loans in your trust exceed the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses are likely to increase. Loans with higher loan-to-value ratios are at greater risk of default than loans with lower loan-to-value ratios because borrowers on loans with higher loan-to-value ratios have less equity in the related mortgaged properties than borrowers on loans with low loan-to-value ratios. Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially loans with higher loans-to-value ratios, likely will cause losses and, to the extent not covered by credit enhancement, likely will adversely affect your yield to maturity.

Localities within the United States periodically will experience weaker regional economic conditions and housing markets. Consequently, loans secured by mortgaged properties located in these areas likely will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, fires, eruptions or riots. The mortgage loans underlying your securities may be concentrated in these regions, and this concentration presents risk considerations in addition to those attendant to investments in mortgage-backed securities generally.

Consumer protection laws may adversely affect your trust’s assets

The mortgage loans in your trust and any mortgage loans underlying any trust assets may also be subject to federal and state laws relating to the origination and underwriting of mortgage loans. These laws

•	require certain disclosures to prospective borrowers regarding the terms of the loans;

•
prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

•	regulate the use and reporting of information related to the borrower’s credit experience; and

•
require additional application disclosures, limit changes that may be made to the mortgage loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

The trust assets may also be subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related mortgage loans. In addition, the trust, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the mortgage loan.

If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the mortgage loans. The trust also could be subject to damages and administrative enforcement.

The failure to comply with consumer protection laws may create liabilities on your trust

A failure by an originator to comply with federal or state consumer protection laws could create liabilities on behalf of your trust. These liabilities could include a reduction in the amount payable under the mortgage loans, the inability to foreclose on the mortgaged property, or liability of your trust to a borrower. Each originator will warrant that the origination of each mortgage loan materially complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any mortgage loan and that each mortgage loan is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects your trust’s interest in any mortgage loan would create an obligation on the part of the originator or the seller, as the case may be, to repurchase or substitute for the mortgage loan unless the breach is cured. However, the failure of an originator to repurchase the defective asset or pay the liability could expose your trust to losses.

State law may limit a servicer’s ability to foreclose on assets in a manner that maximizes your return

Substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of proceeds could occur. An action to foreclose on a mortgaged property is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits. In some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain sufficient liquidation proceeds. The servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any mortgaged properties fail to provide adequate security for the mortgage loans and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

Liquidation expenses do not vary directly or proportionately with the outstanding principal balance of the mortgage loan at the time of default. Assuming that the servicer takes the identical steps in realizing upon defaulted mortgage loans, the amount realized after payment of liquidation expenses would represent a larger percentage of the outstanding principal balance of mortgage loans with lower principal balances than of loans with higher principal balances. As a result, the amount realized after payment of liquidation expenses will generally represent a lower percentage recovery for loans with lower principal balances, as compared with the percentage recovery for loans with higher principal balances.

The mortgaged properties are subject to environmental risks and the cost of repair may increase losses on the mortgage loans

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability on “owners” and “operators” of property whether or not they knew of, or were responsible for, the presence of hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on this property. The presence of hazardous or toxic substances may adversely affect the owner’s or operator’s ability to sell the property. Mortgage assets contained in your trust may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The servicers generally are prohibited from foreclosing on a mortgaged property unless they have taken adequate steps to ensure environmental compliance. However, to the extent the any servicer forecloses on mortgaged property that is subject to environmental law violations, and to the extent a seller does not provide adequate representations and warranties against these violations or is unable to honor its obligations, your trust could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity of your securities.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued from time to time in series. A particular series of securities will consist of certificates or notes. Each series of certificates will be issued pursuant to a pooling and servicing agreement among E*TRADE MBSC, a Delaware corporation, the trustee and, if applicable, the servicer or master servicer. Each series of notes will be issued pursuant to an indenture between an issuer and the trustee. The issuer of a series of notes will be an owner trust established by it for the sole purpose of issuing the series of notes pursuant to an owner trust agreement between E*TRADE MBSC and the owner trustee. The master servicer, servicer, trustee, indenture trustee and owner trustee, as applicable, will be named in the accompanying prospectus supplement. For purposes of the discussion in this prospectus, a pooling and servicing agreement or an indenture is referred to as an agreement and the trustee, the indenture trustee and the owner trustee is referred to as trustee in certain instances. The provisions of each agreement will vary depending on the nature of the securities to be issued and the nature of the trust. Forms of the pooling and servicing agreement, the indenture and the owner trust agreement have been filed as exhibits to the registration statement of which this prospectus is a part.

With respect to each Trust, E*TRADE MBSC will assign and transfer to such trust for the benefit of the holders of the securities the related trust assets, a distribution account, and possibly a reserve fund or other funds, the related insurance policies, if applicable, related sale agreement or agreements, the related servicing agreement or agreements and any additional assets. See “The Trusts” and “Certain Terms of the Pooling and Servicing Agreement and the Indenture” in this prospectus. The following summaries describe the material provisions common to each series of securities. These summaries do not purport to be complete and are subject to and qualified by the accompanying prospectus supplement and the specific provisions of the agreements. When particular provisions or terms used in the agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

The pooling and servicing agreement or indenture for a series will generally provide that securities may be issued up to a maximum aggregate principal amount. Each series will consist of one or more classes and may include

•	one or more classes of senior securities entitled to certain preferential rights to distributions of principal and interest,

•	one or more classes of subordinate securities,

•
one or more classes representing an interest only in a specified portion of interest payments on the assets in the related trust and that may have no principal balance, a nominal principal balance or a notional principal balance (“Interest Only Class,” “IO Class” or “Strip Class”),

•	one or more classes representing an interest only in payments of principal on the assets in the related trust (“Principal Only Class“ or “PO Class”),

•	one or more classes upon which interest will accrue but will not be distributed until certain other classes of that series have received their final distribution, each an “accretion class,”

•	one or more classes entitled to distributions from specified portions of the assets in the related trust, and

•	one or more classes entitled to fixed or targeted principal payments under certain conditions (“PAC Classes”), and companion classes thereto, referred to as companion classes.

Each series as to which a real estate mortgage investment conduit (a “REMIC”) election has been or is to be made will consist of one or more classes of REMIC regular certificates, which may consist of certificates of the types specified in the preceding sentence, and one, but no more than one, class of residual certificates for each REMIC (the “Residual Certificates”). A Residual Certificate is a certificate evidencing a residual interest in a REMIC. A REMIC is a real estate mortgage investment conduit as defined in the Internal Revenue Code of 1986, as amended (the “Code”).

Similarly, with respect to a series of notes, the ownership of the equity of a trust will be represented by equity certificates issued under the owner trust agreement. Any equity certificate will be subordinate to the notes of the same series.

E*TRADE MBSC may sell to investors one or more classes of a series of securities in transactions not requiring registration under the Securities Act of 1933. The securities of series offered by this prospectus and a related prospectus supplement will be rated on issuance by a nationally recognized statistical rating organization, such as Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings, Inc.

The securities will be issued in fully-registered certificated or book-entry form, as applicable, in the authorized denominations or percentage interests for each class specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee will make distributions of principal and interest to each class of securities in certificated form by check mailed to each person in whose name a security is registered as of the close of business on the record date specified in the related prospectus supplement at the address appearing on the security register, except that the final distributions in retirement of each class of securities in certificated form will be made only upon presentation and surrender of such securities at the corporate trust office of the trustee or such other office specified in the related prospectus supplement. Under certain circumstances, if so provided in the related agreement and described in the related prospectus supplement, distributions of principal and interest may be made to certain holders of a class of securities by wire transfer of “immediately available” or “next day” funds. Distributions with respect to securities in book-entry form will be made as set forth below.

Book-Entry Procedures and Definitive Certificates

If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in definitive, certificated form and will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. No service charge will be made for any such registration or transfer of such certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in book-entry form and may be initially represented by one or more securities registered in the name of The Depository Trust Company (“DTC”). If specified in the related prospectus supplement, persons acquiring beneficial interests in the securities may hold beneficial interests in book-entry securities through DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, directly if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg, and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Beneficial owners, referred to as owners, that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through DTC participants and indirect DTC participants. DTC participants who are owners of book-entry securities will receive a credit for such securities on DTC’s records. The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate. Unless and until definitive certificates are issued, it is anticipated that the only “holder” of book-entry securities of any series will be Cede and Co. (“Cede”), as nominee of DTC. Owners will only permitted to exercise the rights of holders indirectly through DTC participants and DTC.

Owners of book-entry securities will receive all distributions of principal and interest on the book-entry securities from the trustee through DTC and DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit distributions of principal of and interest on the book-entry securities. DTC participants and indirect DTC participants with which owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective owners. Accordingly, although owners will not possess securities, the DTC rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg, participants and Euroclear participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream, Luxembourg participants or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members, called DTC participants, and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, and are called indirect DTC participants. The rules applicable to DTC and DTC participants are on file with the Securities and Exchange Commission.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations referred to as Clearstream, Luxembourg participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants referred to as Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the “Euroclear Operator”) under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation referred to as the Euroclear Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear cooperative. The Euroclear cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, collectively referred to as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, beneficial owners of book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede, as nominee of DTC. Payments and distributions with respect to book-entry securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by Citibank, N.A. or The JP Morgan Chase Bank, the relevant depositaries of Clearstream, Luxembourg and Euroclear, respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

DTC has advised the trustee that, unless and until certificates are issued, DTC will take any action permitted to be taken by a holder of book-entry securities only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited. DTC has advised the trustee that DTC will take such action with respect to any percentage interests of the book-entry securities of a series only at the direction of and on behalf of such DTC participants with respect to such percentage interests of the book-entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Indenture, the owner trust agreement, or the pooling and servicing agreement, as the case may be, on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Book-entry securities of a series will be issued in registered form, as definitive certificates, to owners or their nominees, rather than to DTC, only under the circumstances provided in the related pooling and servicing agreement or indenture, as applicable, which generally will include, except if otherwise provided therein, if (1) DTC advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities of such series and the servicer is unable to locate a qualified successor, (2) the servicer, at its sole option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an event of default, a majority of the aggregate percentage interest of any class of securities of such series advises DTC in writing that the continuation of a book-entry system through DTC, or a DTC successor, to the exclusion of any physical securities being issued to owners is no longer in the best interests of owners of such class of securities. Upon issuance of definitive certificates of a series to owners, such book-entry securities will be transferable directly, and not exclusively on a book-entry basis and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

Monthly and annual reports on each trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of such beneficial owners are credited.

None of the depositor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The information in this section concerning Clearstream, Luxembourg, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Global Clearance, Settlement and Tax Documentation Procedures

The globally offered securities to be issued from time to time (the “Global Securities”) will initially be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in such capacity, and as DTC participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Establishing Place of Delivery.    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.    Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream, Luxembourg and/or Euroclear Participants.    Secondary market trading between organizations participating in the Clearstream, Luxembourg or the

Euroclear system will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser.    When Global Securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in the Clearstream, Luxembourg or Euroclear system, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Organizations participating in Clearstream, Luxembourg or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, organizations participating in Clearstream, Luxembourg or the Euroclear system can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear system participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending Global Securities to the respective depositary for the benefit of organizations participating in Clearstream, Luxembourg.

The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, organizations participating in Clearstream, Luxembourg and the Euroclear system may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the account of the DTC participant against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from organizations participating in DTC for delivery to organizations participating in Clearstream, Luxembourg or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)    borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)    borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg or Euroclear participant.

The information in this section concerning Clearstream, Luxembourg, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy. The settlement procedures described in this section are subject to change at any time. The depositor assumes no responsibility for any losses that my result from any disruption in the operations of the settlement systems as procedures described in this prospectus.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

•	the Trustee or the U.S. withholding agent receives a statement—

•	from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that—

•	is signed by the certificateholder under penalties of perjury,

•	certifies that such owner is not a United States person, and

•	provides the name and address of the certificateholder, or

•	from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

•	is signed under penalties of perjury by an authorized representative of the financial institution,

•
states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

•	provides the name and address of the certificateholder, and

•	attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

•	the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

•
the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

•
the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to backup withholding unless the holder:

•	provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

•	provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

•	is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Principal and Interest Distributions

The prospectus supplement will specify the available distribution amount, which in general will be equal to the amount of principal and interest paid on the assets in the related trust with respect to the due date in the current month and the amount of principal prepaid during the preceding month, net of applicable servicing, administrative, guarantee and other fees, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed advances. The available distribution amount will be allocated among the classes of securities of your series—including any securities not offered through this prospectus—in the proportion and order of application found in the pooling and servicing agreement or indenture, as applicable, and described in the accompanying prospectus supplement. The available distribution amount may be allocated so that amounts paid as interest on the trust assets may be distributed as principal on the securities and amounts paid as principal on the assets may be distributed as interest on the securities.

A class of securities entitled to distributions of interest may receive interest at a specified rate, which may be fixed or adjustable. The classes of securities within a series may have the same or different interest rates. The accompanying prospectus supplement will specify the interest rate, or the method for determining the interest rate, for each applicable class, and the method of determining the amount to be distributed on any Strip Classes on each Distribution Date. Residual Certificates may or may not have an interest rate. In addition to representing entitlement to regular distributions of principal and interest, if any, that are allocated to the Residual Certificates, Residual Certificates also generally will represent an entitlement to receive amounts remaining in the distribution account on any Distribution Date after allocation of scheduled distributions to all other outstanding classes of securities of that series and after all required deposits have been made into any related reserve funds. Strip Classes may have a notional principal amount, which is a notional principal amount used solely for determining the class amount of interest distributions and other rights. A notional principal amount is determined by reference to the principal amount of the assets, a subset of the assets, or one or more classes of principal bearing securities. Interest distributions on the securities generally will include interest accrued through the end of the interest accrual period. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of actual elapsed days, as specified in the related prospectus supplement.

For any Distribution Date, the trustee will pay to the securityholders all amounts actually received from the servicers representing scheduled collections of principal in the related due period and all unscheduled principal payments for the related prepayment period.

Principal and interest distributable on a class of securities may be distributed among the securities of a class pro rata in the proportion that the outstanding principal or notional principal amount of each security of the class bears to the aggregate outstanding principal or notional principal amount of all securities of the class, or in another manner as may be detailed in the related prospectus supplement.

The final scheduled distribution date for each class of securities will be the date on which the last distribution of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the assets included in the trust for that series, as defined in the prospectus supplement.

Allocation of Realized Losses

With respect to a series that includes one or more classes of subordinate securities, the senior securities will generally not bear any Realized Losses on the related assets in the related trust, until the subordinate securities of that series have borne Realized Losses up to a specified subordination amount or loss limit or until the principal amount of the subordinate securities has been reduced to zero as a result of the allocation of Realized Losses or distributions of principal, or both. With respect to a series that includes a class of subordinate securities, any shortfall may result in a reallocation of amounts otherwise distributable to less senior securities for distribution to more senior securities.

“Realized Loss” means

•
the amount of any loss realized by a trust in respect of any related liquidated mortgage loan, which may be a special hazard loss or a fraud loss, which shall generally equal the unpaid principal balance of the liquidated mortgage loan, plus accrued and unpaid interest on such liquidated mortgage loan, plus amounts reimbursable to the servicer for previously unreimbursed servicing advances, minus net liquidation proceeds in respect of the liquidated mortgage loan,

•
the amount of any principal cramdown in connection with any mortgage loan that was the subject of a principal cramdown in bankruptcy during the calendar month immediately preceding the month in which the related Distribution Date occurs (a “Prepayment Period”) preceding a Distribution Date. The amount of any principal cramdown is the amount by which the unpaid principal balance of the mortgage loan exceeds, as applicable, depending upon the type of principal cramdown that was applied to the mortgage loan, either the portion of the unpaid principal balance that remains secured by the mortgaged property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the principal cramdown, or

•	any other amount of a loss realized by a trust in respect of any asset, which has been allocated to the asset in accordance with its terms as described in the prospectus supplement.

Distributions of interest may be reduced to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to Prepayment Interest Shortfalls or Soldiers’ and Sailors’ Shortfall on the trust assets. A “Soldiers’ and Sailors’ Shortfall” means a shortfall in respect of a mortgage loan resulting from application of the federal Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended or similar state laws. “Prepayment Interest Shortfall” means, for any mortgage loan that is prepaid in full or liquidated on any date other than a due date for the mortgage loan, the difference between the amount of interest that would have accrued on the mortgage loan through the day preceding the first due date after the prepayment in full or liquidation had the mortgage loan not been prepaid in full or liquidated, net of any other administrative fees payable out of such interest had it accrued and been paid, and the amount of interest that actually accrued on the mortgage loan prior to the prepayment in full or liquidation, net of an allocable portion of any other administrative fees payable from interest payments on the mortgage loan during the Due Period.

Valuation of Mortgage Loans

The mortgage loans and other assets included in the trust will have an initial aggregate asset value at least equal to 100% of the initial principal amount of the securities. The asset value of any mortgage loan in the trust will generally equal

•	the scheduled principal balance of the mortgage loan, or

•
the lesser of the present value of the stream of remaining regularly scheduled payments of principal and interest due on such mortgage loan—after taking into account charges for servicing, administration, insurance and related matters—discounted at a discount rate, if any, and the scheduled principal balance of the mortgage loan multiplied by the applicable asset value percentage.

The asset value percentage will be the percentage limitation that, based upon the scheduled net payments on the mortgage loans included in the trust, is intended to assure the availability of sufficient funds to make scheduled distributions on the securities in the event of substantial principal prepayments on the mortgage loans. In each case asset value will be determined after the subtraction of applicable servicing, master servicing, administrative and guarantee fees, and insurance premiums and the addition, if the related prospectus supplement so specifies, of any reinvestment income on the amounts on deposit in the accounts held by the trust. The asset value of an asset that has been liquidated or purchased from the trust pursuant to the related sale agreement shall be zero.

Optional Redemption or Termination

To the extent and under the circumstances specified in the related prospectus supplement, the securities of any series may be redeemed, and/or the trust terminated, prior to the final scheduled distribution date of the securities of any series at the option of the seller, the securities administrator, the servicer, the master servicer or another party, or parties, specified in the prospectus supplement. A redemption or termination may be accomplished by the purchase of the outstanding series of securities or the purchase of the assets of the trust. The right to redeem the securities generally will be conditioned upon

•	the passage of a certain date specified in the prospectus supplement, or

•
the asset value or scheduled principal balance of the mortgage loans in the trust, or the outstanding principal amount of a specified class of securities at the time of purchase aggregating less than a percentage specified in the prospectus supplement, of the initial asset value of the mortgage loans in the trust or the initial principal amount of the applicable class of securities.

In the event the option to redeem any series is exercised, the purchase price to be paid with respect to each security will generally equal 100% of its then outstanding principal amount, plus accrued and unpaid interest thereon at the applicable interest rate, net of any unreimbursed advances and unrealized losses allocated to such security; however, under certain circumstances set forth in the related prospectus supplement, the asset value of the mortgage loans in the trust may be less than such amount, resulting in a potential loss to your securities. Notice of the redemption of the securities of any series will be given to related securityholders as provided in the related pooling and servicing agreement or indenture.

Maturity And Prepayment Considerations

Generally, all of the mortgage loans that are assets of a trust and the mortgage loans underlying the other trust assets included in a trust for a series will consist of first lien residential mortgages or deeds of trust.

The prepayment experience on the mortgage loans will affect

•	the average life of the securities and each class thereof issued by the related trust,

•	the extent to which the final distribution for each class occurs prior to its final scheduled distribution date, and

•	the effective yield on each class of such securities.

Because prepayments will be passed through to the holders of securities as distributions or payments of principal on such securities, it is likely that the actual final distributions on the classes of securities of a series will occur prior to their respective final scheduled distribution dates. Accordingly, in the event that the mortgage loans of a trust experience significant prepayments, the actual final distributions on the securities of the related series may occur substantially before their respective final scheduled distribution dates causing a shortening of the weighted average life of each class of such series.

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the assets in the trust is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the securities may be affected by the varying maturities of the mortgage loans comprising or underlying the assets in a trust. If any mortgage loans comprising or underlying the assets in a particular trust have actual terms to maturity less than those assumed in calculating final scheduled distribution dates for the classes of securities of the related series, one or more classes of such securities may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying such assets. Other factors affecting weighted average life include the type of mortgage loan, defaults, foreclosures, refinancing and inclusion of due-on-sale clauses.

Prepayments on mortgages are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model (referred to as “CPR”) or the Standard Prepayment Assumption prepayment model (referred to as “SPA”) each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month. It is unlikely that the prepayment of the mortgage loans of any trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

No assurance can be given as to the rate of principal payments or prepayments on the mortgage loans. The rate of principal payments on mortgage loans included in a trust (or mortgage loans underlying other trust assets) will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments—including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties, condemnations, and purchases by or on behalf of the servicer. The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage loans included in a trust—or mortgage loans underlying other trust assets—such mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans.

YIELD CONSIDERATIONS

Distributions of interest on the securities generally will include interest accrued through the last day of the interest accrual period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your securities, because distributions to you will not be made until the Distribution Date following the applicable interest accrual period.

Securities of any class within a series may have fixed, variable or adjustable pass-through rates or interest rates, which may or may not be based upon the interest rates borne by the assets in the related trust. The prospectus supplement with respect to any series of securities will specify the interest rate for each class of such securities or, in the case of a variable or adjustable pass-through rate or interest rate, the method of determining the interest rate; the effect, if any, of the prepayment of any asset on the interest rate of one or more classes of securities; and whether the distributions of interest on the securities of any class will be dependent, in whole or in part, on the performance of any borrower under a cash flow agreement.

The yield to maturity of any security will be affected by the rate and timing of payment of principal of the underlying mortgage loans. If the purchaser of a security offered at a discount from its Parity Price, which is the price at which a security will yield its coupon, after giving effect to any payment delay, calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is faster than that actually received on the underlying mortgage loans, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a security offered at a premium over its Parity Price calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is slower than that actually received on the underlying mortgage loans, the actual yield to maturity will be lower than that so calculated.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on an underlying mortgage loan, the greater will be the effect on a related investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher—or lower—than the rate anticipated by the investor during the period immediately following the issuance of the securities would not be fully offset by a subsequent like reduction—or increase—in the rate of principal payments. Because the rate of principal payments on the underlying mortgage loans affects the weighted average life and other characteristics of any class of securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the underlying mortgage loans and the suitability of the applicable securities to their investment objectives. See “Description of the Securities—Maturity and Prepayment Considerations” in this prospectus.

The yield on your securities also will be affected by Realized Losses or Prepayment Interest Shortfalls allocated to your securities. If Realized Losses and shortfalls are not absorbed by securities subordinate to your securities or other items of credit enhancement, like a reserve fund, then you may have losses or delays in payment on your securities. Losses on your securities will, in turn, reduce distributions to you. Delays in payment will interrupt the timely distribution of amounts owed to you. Losses or delays in payment will reduce your yield. See “Description of the Securities—Allocation of Realized Losses” in this prospectus.

THE TRUSTS

General

E*TRADE MBSC will pledge or sell, assign and transfer to your trust:

•	single family mortgage loans, agency securities, private mortgage-backed securities,

•	the distribution account for the series,

•	if applicable, a reserve fund and other funds and accounts for the series,

•	if applicable, a pre-funding account,

•	if applicable, all proceeds that may become due under insurance policies for the related series,

•	if applicable, E*TRADE MBSC’s rights under the servicing agreements and sale agreements, and

•	all payments on these items, having an aggregate initial unpaid principal balance at least equal to 100% of the original principal amount of the securities.

Agency securities and private mortgage-backed securities are called “financial assets.” Mortgage loans and financial assets, together with other items deposited in your trust, are called “trust assets.”

The trust assets for your series will be assigned and transferred to your trust for the sole benefit of securityholders, except that some credit enhancement items required by the rating agencies may also be assigned to trusts for other series of securities or may secure other series of securities issued by E*TRADE MBSC. Particular assets that might be assigned to trusts for other series or that secure other notes may include pool insurance policies, special hazard insurance policies, borrower bankruptcy insurance, reserve funds and additional assets.

Assignment of Trust Assets

In connection with the issuance of certificates, E*TRADE MBSC will cause the trust assets to be sold, assigned and transferred to the trustee, together with all principal and interest paid on the trust assets from the cut-off date under a pooling and servicing agreement. The trustee will, in exchange for the trust assets, deliver to E*TRADE MBSC certificates of a series in authorized denominations registered in the names that E*TRADE MBSC requests, representing the beneficial ownership interest in the trust assets. In connection with the issuance of notes by an issuer that is an owner trust, E*TRADE MBSC will cause the trust assets to be sold, assigned and transferred to the owner trustee, together with all principal and interest paid on the trust assets from the cut-off date pursuant to a contribution agreement between the issuer and E*TRADE MBSC. The issuer, which can be either an owner trust or E*TRADE MBSC, will pledge all of its rights in and to the trust assets to a trustee pursuant to an indenture. The issuer will direct the trustee to deliver notes of a series secured by a first priority security interest in the trust assets. The notes will be issued in authorized denominations registered in the names requested by E*TRADE MBSC. Each pool of trust assets will constitute one or more trusts held by the trustee for the benefit of the holders of the series of securities. Each mortgage loan and financial asset included in your trust will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement or indenture. This schedule will include information as to the scheduled principal balance of each mortgage loan and financial asset as of the cut-off date and its interest rate, original principal balance and other information.

In addition, necessary steps will be taken by E*TRADE MBSC to have the trustee—for an offering of certificates—or the issuer—for an offering of notes—become the registered owner of each financial asset included in your trust and to provide for all payments on each financial asset to be made directly to your trustee. E*TRADE MBSC will deliver or cause to be delivered to your trustee or the issuer the mortgage note endorsed to the order of the trustee or the issuer, evidence of recording of the security instrument, an assignment of each security instrument in recordable form naming the trustee or the issuer as assignee (unless the mortgage loan is registered on the book-entry system of the Mortgage Electronic Registration Systems, Inc. (the “MERS System”), and certain other original documents evidencing or relating to each mortgage loan. With respect to mortgage loans registered on the MERS System, E*TRADE MBSC must deliver to MERS the original recorded assignment or assignments showing a complete claim of assignment. Within one year following the settlement date, E*TRADE MBSC will cause the assignments of the mortgage loans (other than mortgage loans registered on the MERS System) to be recorded in the appropriate public office for real property records wherever necessary to protect the trustee’s interest in the mortgage loans. In lieu of recording the assignments of mortgage loans in a particular jurisdiction, E*TRADE MBSC may deliver or cause to be delivered an opinion of local counsel to the effect that recording is not required to protect the right, title and interest of the trustee or the issuer in the mortgage loans. The original mortgage documents other than the documents required to be held by MERS with respect to mortgage loans registered on the MERS System will be held by the trustee, the issuer or a custodian, except to the extent released to a servicer from time to time in connection with servicing the mortgage loan. The servicer, on behalf of the securityholders, will hold the original documents and copies of other documents not delivered to the trustee or MERS and instruments concerning your trust’s assets.

With respect to each financial asset in certificated form, the depositor will deliver or cause to be delivered to the trustee (or a custodian) the original certificate or other definitive evidence of such financial asset, together with bond power or other instruments, certifications or documents required to transfer fully such financial asset, to the trustee for the benefit of the securityholders. With respect to each financial asset in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the UCC, the depositor and the trustee will cause such financial asset to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the trustee for the benefit of the securityholders. Unless otherwise provided in the related prospectus supplement, the related agreement will require that either the depositor or the trustee promptly cause any financial asset in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

E*TRADE MBSC will make certain representations and warranties in the pooling and servicing agreement or the owner trust agreement with respect to the trust assets, including representations that it either is the owner of the trust assets or has a first priority perfected security interest in the trust assets. In addition, a seller of a mortgage loan may make certain representations and warranties with respect to the mortgage loans in the sales agreement. See “Origination and Sale of Mortgage Loans—Representations and Warranties” in this prospectus.

E*TRADE MBSC’s right to enforce representations and warranties of a seller, servicer will be assigned or made to the trustee under the pooling and servicing agreement or indenture. To the extent that a seller or servicer makes representations and warranties regarding the characteristics of the trust assets, E*TRADE MBSC will generally not also make these representations and warranties. In the event that the representations and warranties of E*TRADE MBSC or the seller are breached, and the breach or breaches adversely affect your interests in your trust’s assets, E*TRADE MBSC or the seller will be required to cure the breach or, in the alternative, to substitute new trust assets, or to repurchase the affected trust assets, generally at a price equal to the unpaid principal balance of these trust assets, together with accrued and unpaid interest at the trust asset’s rate. In addition, in the event a servicer breaches its representations and warranties and this breach adversely affects your interests, the servicer generally will be required to cure this breach or to repurchase the trust asset. Unless otherwise specified in the related prospectus supplement, the purchase price is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the mortgage rate from the date as to which interest was last paid to the due date in the due period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the servicer. Neither E*TRADE MBSC nor any servicer (unless it is the defaulting party) will be obligated to substitute trust assets or to repurchase trust assets if the defaulting seller or servicer, as the case may be, defaults upon its obligation to do so, and no assurance can be given that sellers or servicers will perform their obligations.

The Trust Assets

Your prospectus supplement describes the type of trust assets that will be transferred to your trust. The trust assets may include

•	Ginnie Mae certificates,

•	Freddie Mac certificates,

•	Fannie Mae certificates,

•	direct obligations of the United States, agencies thereof or agencies created thereby,

•	mortgage-backed securities of private issuers,

•	mortgage loans, which may include single family residential loans and balloon loans, and

•	other assets evidencing interests in loans secured by residential property.

Agency Securities

Ginnie Mae certificates are mortgage pass-through certificates as to which the timely payment of principal and interest is guaranteed by the Government National Mortgage Association (“Ginnie Mae”), a wholly owned corporate instrumentality of the United States within the office of Housing Urban Development (“HUD”). Ginnie Mae’s guaranty obligations are backed by the full faith and credit of the United States. The mortgage loans underlying Ginnie Mae certificates may consist of loans insured by FHA and secured by mortgages on one- to four-family residential properties, loans partially guaranteed by VA, and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates.

Freddie Mac certificates are mortgage pass-through or participation certificates as to which Freddie Mac (formerly known as Federal Home Loan Mortgage Corporation) has guaranteed the timely payment of interest and, generally, the ultimate collection of principal. Freddie Mac is a federally chartered corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities. Each Freddie Mac certificate will represent an undivided interest in a group of mortgage loans or participations in mortgage loans secured by a first lien on one-to-four family residential properties.

Fannie Mae certificates are mortgage pass-through certificates as to which Fannie Mae (formerly known as the Federal National Mortgage Association) has guaranteed the timely payment of principal and interest. Fannie Mae is a federally chartered and privately owned corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities. Each Fannie Mae certificate will represent an undivided interest in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan will be secured by a first lien on one- to four-family residential properties or multifamily residential properties.

Although payment of principal and interest on the Ginnie Mae certificates, Freddie Mac certificates and Fannie Mae certificates, if any, assigned to your trust is guaranteed by Ginnie Mae, Freddie Mac and Fannie Mae, respectively, your securities do not represent an obligation of or an interest in E*TRADE MBSC or any of its affiliates and are not guaranteed or insured by Ginnie Mae, Freddie Mac, Fannie Mae, E*TRADE MBSC or any of their affiliates, or any other person.

Mortgage Loans

The mortgage loans included in your trust will be secured by first liens on one-family, to four-family residential property and cooperative loans evidenced by promissory notes secured by a lien or the shares issued by private, non-profit cooperative granting exclusive rights to occupy specific cooperative dwellings. Regular monthly installments of principal and interest on each mortgage loan paid by the borrower will be collected by the servicer and ultimately remitted to the trustee.

The mortgaged property securing mortgage loans may consist of

•	detached homes,

•	units having a common wall,

•	units located in condominiums, and

•
other types of homes or units set forth in the accompanying prospectus supplement including, but not limited to individual units in planned unit developments and cooperative units evidenced by a stock certificate.

Each detached or attached home will be constructed on land owned in fee simple by the borrower or on land leased by the borrower for a term at least one year greater than the term of the applicable mortgage loan. Attached homes may consist of duplexes, triplexes and fourplexes or townhouses. The mortgage loans included in your trust may be secured by mortgaged properties that are owner-occupied, are owned by investors or serve as second residences or vacation homes.

The mortgage loans included in your trust may provide for

•	the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on the declining principal balance,

•	may provide for periodic adjustments to the rate of interest to equal the sum of a fixed margin and an index,

•	may consist of mortgage loans for which funds have been provided to reduce the borrower’s monthly payments during the early period of the mortgage loans,

•	may provide for the one-time reduction of the interest rate for mortgage loan,

•	may provide for

•	monthly payments during the first year that are at least sufficient to pay interest due, and

•	an increase in the monthly payment in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization schedule,

•
may include graduated payment mortgage loans, which allow for payments during a portion of their term which are or may be less than the amount of interest due on the unpaid principal balance of the mortgage loans, and which unpaid interest will be added to the principal balance and will be paid, together with accrued interest, in the later years,

•
may include mortgage loans on which only interest is payable until maturity, as well as mortgage loans that provide for the amortization of principal over a certain period, although all remaining principal is due at the end of a shorter period and

•	may include mortgage loans that provide for borrower payments to be made on a bi-weekly basis.

Mortgage Backed Certificates and Government Obligations

Your trust also may include other trust assets consisting of conventional mortgage pass-through certificates or collateralized mortgage obligations representing interests in the types of mortgage loans described in this section, more fully described in the accompanying prospectus supplement.

Your trust may include direct obligations of the United States, agencies thereof or agencies created thereby which are:

•	interest-bearing securities,

•	non-interest-bearing securities,

•	originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

•	interest-bearing securities from which the right to payment of principal has been removed.

The prospectus supplement for a series of securities evidencing interests in trust assets that include direct obligations of the United States, agencies thereof or agencies created thereby will specify, to the extent available,

•	the aggregate approximate initial and outstanding principal amounts or notional principal amounts, as applicable, and types of such obligations to be included in the trust,

•	the original and remaining terms to stated maturity of such obligations,

•	whether such obligations are entitled only to interest payments, only to principal payments or to both,

•	the interest rates of such obligations or the formula to determine such interest rates, if any,

•	the applicable payment provisions for such obligations and

•	to what extent, if any, the obligation evidenced thereby is backed by the faith and credit of the United States.

Private Mortgage-Backed Securities

General

Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement—a “PMBS pooling and servicing agreement.” The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the “PMBS servicer,” of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the “PMBS trustee.“ The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub- servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

Such securities will (1) either (a) have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bonafide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

Underlying Loans

The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the trust assets.

Credit Support Relating to Private Mortgage-Backed Securities

Credit support in the form of subordination of other private mortgage-backed certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guarantee insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

Additional Information

The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

•	the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust,

•	certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

•	the payment features of such mortgage loans,

•	the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the mortgage loans,

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination and

•	delinquency status as of the cut-off date with respect to the mortgage loans,

•	the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

•	the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

•
certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage- backed securities or to such private mortgage-backed securities themselves, and

•
the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

Mortgage Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, which may include:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date,

•	the type of property securing the mortgage loans,

•	the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•	the range of the loan-to-value ratios at origination of the mortgage loans,

•	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans,

•	the state or states in which most of the mortgaged properties are located,

•	information with respect to the prepayment provisions, if any, of the mortgage loans,

•
with respect to mortgage loans with adjustable mortgage rates, the related indices, the frequency of the adjustment dates, the range of margins added to the indices, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of such mortgage loans with adjustable mortgage rates and

•	information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

If specific information respecting the mortgage loans is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed as part of a current report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

The related prospectus supplement may specify whether the mortgage loans include closed-end loans or certain balances thereof.

Payment Provisions of the Mortgage Loans

Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

•	have individual principal balances at origination of not less than $25,000,

•	have original terms to maturity of not more than 40 years, and

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement.

Substitution of Trust Assets

E*TRADE MBSC or the seller may, within three months of the settlement date, deliver to the trustee other trust assets in substitution for any one or more trust assets initially included in your trust. In general, substitute trust assets must, on the date of substitution,

•	have an unpaid principal balance not greater than, and not more than $10,000 less than, the unpaid principal balance of the replaced trust asset,

•	have an applicable interest rate not less than, and not more than one percentage point in excess of, the applicable interest rate of the replaced trust asset,

•	have a net applicable interest rate equal to the net applicable interest rate of the replaced trust asset,

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the replaced trust asset, and

•
comply with each representation and warranty relating to the trust assets and, if the seller is effecting the substitution, comply with each representation and warranty set forth in the sales agreement conveying the trust assets to E*TRADE MBSC.

In addition, only like-kind collateral may be substituted. If mortgage loans are being substituted, the substitute mortgage loan must have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the substituted mortgage loan on this date, using the value at origination, and after taking into account the payment due on this date. Further, no adjustable-rate loan may be substituted unless the substituted mortgage loan is an adjustable-rate loan, in which case, the substituted mortgage loan must also

•	have a minimum lifetime applicable interest rate that is not less than the minimum lifetime applicable interest rate on the substituted mortgage loan,

•	have a maximum lifetime applicable interest rate that is not less than the maximum lifetime applicable interest rate on the substituted mortgage loan,

•
provide for a lowest possible net applicable interest rate that is not lower than the lowest possible net applicable interest rate for the substituted mortgage loan and a highest possible net applicable interest rate that is not lower than the highest possible net applicable interest rate for the substituted mortgage loan,

•	have a gross margin not less than the gross margin of the deleted mortgage loan,

•	have a periodic rate cap equal to the periodic rate cap on the deleted mortgage loan,

•
have a next interest adjustment date that is the same as the next interest adjustment date for the deleted mortgage loan or occurs not more than two months prior to the next interest adjustment date for the deleted mortgage loan, and

•	not be a mortgage loan convertible from an adjustable rate to a fixed rate unless the substituted mortgage loan is so convertible.

In the event that more than one mortgage loan is substituted for a deleted mortgage loan, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the pooling and servicing agreement or indenture.

Pre-Funding Account

If specified in the accompanying prospectus supplement, a portion of the issuance proceeds of your securities (the “Pre-Funded Amount”) will be deposited into an pre-funding account to be established with the trustee (the “Pre-Funding Account”), which will be used to acquire additional trust assets from time to time during the time specified in the prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional trust assets, the Pre-Funded Amount may be invested in one or more eligible investments. Any eligible investment must mature no later than the business day prior to the next Distribution Date.

During any Pre-Funding Period, E*TRADE MBSC will be obligated, subject only to availability, to transfer to your trust additional trust assets from time to time during the Pre-Funding Period. Additional trust assets will be required to satisfy eligibility criteria more fully set forth in the prospectus supplement. This eligibility criteria will be consistent with the eligibility criteria of the trust assets included in your trust on the settlement date, but exceptions may expressly be stated in the prospectus supplement.

Use of a Pre-Funding Account with respect to any issuance of securities will be conditioned upon the following:

•	the Pre-Funding Period will not exceed three months from the settlement date,

•
the additional assets to be acquired during the Pre-Funding Period will satisfy the same underwriting standards, representations and warranties as the trust assets included in the trust on the settlement date, although additional criteria may also be required to be satisfied, as described in the prospectus supplement,

•	the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued,

•	the Pre-Funded Amount will not exceed 25% of the scheduled principal balance of the trust assets, inclusive of the Pre-Funded Amount, as of the cut-off date, and

•	the Pre-Funded Amount shall be invested in eligible investments.

To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of additional trust assets by the end of the Pre-Funding Period, the securityholders then entitled to receive distributions of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Distribution Date following the end of the Pre-Funding Period. Any prepayment of principal would have an adverse effect on the yield to maturity of securities purchased at a premium, and would expose securityholders to the risk that alternative investments of equivalent value may not be available at a later time.

Information regarding additional assets acquired by your trust during the Pre-Funding period comparable to the disclosure regarding the assets in the prospectus supplement will be filed on a Current Report in Form 8-K within fifteen days following the end of the Pre-Funding Period.

Accounts

For each trust, the trustee or the servicers will maintain the accounts described below. The prospectus supplement may describe additional accounts, including various custodial accounts in which trust assets are held.

Collection Account

Each servicer will deposit into an collection account (the “Collection Account”) all payments of principal and interest on the mortgage loans for each Due Period and all unscheduled prepayments received during the principal prepayment period. The Collection Account will be an eligible account as required by the rating agencies. As described in the related prospectus supplement, on each Remittance Date, the servicer shall remit to the trustee all amounts deposited in the collection account for the related Due Period and Prepayment Period, along with any interest accrued on such amounts; provided that the servicer may retain any fees owing to such servicer with respect to the related Distribution Date.

Escrow Account

Each servicer will deposit into one or more escrow accounts all payments with respect to tax and insurance escrow payments for each Due Periods. Any interest accrued on amounts in the escrow accounts in excess of any payments of interest required to be made to borrowers, shall either be retained by the servicer or remitted to the trustee as described in the related prospectus supplement.

Financial Asset Custodial Account

Each trustee will deposit all payments received on financial assets in a financial asset custodial account. As described in the related prospectus supplement, on each Remittance Date, the securities administrator shall remit to the trustee all amounts deposited in the financial asset account for the related Due Period, along with any interest accrued on such amounts; provided that the trustee may retain any fees owing to such servicer with respect to the related Distribution Date.

Distribution Account

The trustee or its designee will maintain a distribution account (the “Distribution Account”) into which it will deposit all amounts received from the servicers on any Remittance Date and any distributions received in respect of any financial asset. The Distribution Account will be an eligible account as required by the rating agencies. On the related Distribution Date, the trustee or its designees will make distributions of amounts in the Distribution Account as set forth in the prospectus supplement.

Cash Flow Agreements

If so provided in the related prospectus supplement, the trust may include one or more of the following agreements: interest rate exchange agreements, purchase/sale agreements with respect to the trust assets, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide certain information with respect to the borrower under any such cash flow agreement.

Credit Enhancement

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the trust property in the related trust may be provided to one or more classes of certificates in the related series. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of credit enhancement described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one series to the extent described therein.

Unless otherwise provided in the related prospectus supplement for a series of certificates the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire security balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit enhancement or that are not covered by credit enhancement, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of certificates (each, a “covered trust”), holders of certificates evidencing interests in any of such covered trusts will be subject to the risk that such credit enhancement will be exhausted by the claims of other covered trusts prior to such covered trust receiving any of its intended share of such coverage.

Subordinate Securities

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

lf the assets for a series are divided into separate groups, each supporting a separate class or classes of securities of a series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior securities evidencing interests in one group of assets prior to distributions on subordinate securities evidencing interests in a different group of assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Letter of Credit

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement (each, an “L/C Bank”). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the assets on the related cut-off date or of the initial aggregate security balance of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

Credit Support With Respect to Financial Assets

If so provided in the prospectus supplement for a series of securities, the financial assets in the related trust and/or the mortgage loans underlying such mortgage-backed certificates may be covered by one or more of the types of credit enhancement described herein. The related prospectus supplement will specify as to each such form of credit enhancement the information indicated above with respect thereto, to the extent such information is material and available.

Reserve Fund or Accounts

E*TRADE MBSC may deposit or cause to be deposited cash, certificates of deposit or letters of credit in reserve funds or accounts. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. These accounts may be used by the trustee to make distributions of principal or interest on your securities to the extent funds are not otherwise available, if so provided in the pooling and servicing agreement or indenture and described in the accompanying prospectus supplement. The reserve funds will be maintained in trust but may or may not constitute trust assets of your trust. E*TRADE MBSC may have certain rights on a Distribution Date to cause the trustee to make withdrawals from the reserve fund and to pay these amounts in accordance with the instructions of E*TRADE MBSC, as specified in the accompanying prospectus supplement, to the extent that these funds are no longer required to be maintained for you.

Financial Guarantee Insurance Policy

If specified in the accompanying prospectus supplement, your series of securities may have the benefit of one or more financial guarantee insurance policies provided by one or more insurers. Financial guarantee insurance may guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of the financial guarantee insurance policy for your securities, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days of issuance of your securities.

Mortgage Insurance on the Mortgage Loans

Conventional mortgage loans included in your trust may be covered by policies for primary mortgage insurance (“PMI”) or one or more mortgage pool insurance policies or any combination. In lieu of PMI policies, additional trust assets may be delivered to the trustee to secure the timely payment of principal and interest on the mortgage loans. FHA loans and VA loans included in your trust will be covered by FHA insurance or VA guarantees and may be covered by a pool insurance policy.

Conventional mortgage loans that have initial loan-to-value ratios of greater than 80% will, to the extent specified in the accompanying prospectus supplement, be covered by primary mortgage insurance policies. PMI policies will provide coverage on at least the amount of the mortgage loan in excess of 75% of the original fair market value of the mortgaged properties, and will remain in force until the principal balance of the mortgage loan is reduced to 80% of its original fair market value or, with the consent of the servicer and mortgage insurer, after the policy has been in effect for more than two years or such other period of time that may be required under state and local law if the loan-to-value ratio of the mortgage loan has declined to 80% or less based upon its current fair market value. The initial loan-to-value ratio of any mortgage loan represents the ratio of the principal amount of the mortgage loan outstanding at the origination divided by the fair market value of the mortgaged property. The fair market value of the mortgaged property securing a mortgage loan is the lesser of the purchase price paid by the borrower or the appraised value of the mortgaged property at origination. Some mortgage loans also may be covered by PMI and some PMI will, subject to their provisions, provide full coverage against any loss sustained by reason of nonpayments by the borrowers.

The pool insurance policy or policies for any series of securities will generally be designed to provide coverage for all conventional mortgage loans that are not covered by full coverage insurance policies. However, the mortgage insurance policies will not insure against some losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan. See “Certain Legal Aspects of Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

The mortgage insurance policies will not provide coverage against hazard losses. Each mortgage loan will be covered by a standard hazard insurance policy but these policies typically will exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement cost of the losses. Further, to the extent that mortgage loans are covered by a special hazard insurance policy, the special hazard insurance policy will not cover all risks, and the coverage of the policy will be limited. Not all hazard risks will be covered and losses may reduce distributions to you.

To the extent necessary to restore or prevent a reduction of the rating assigned by a rating agency, a servicer will use its reasonable best efforts to replace a mortgage insurance policy with a new mortgage insurance policy issued by an insurer whose claims paying ability is acceptable to each rating agency.

Primary Mortgage Insurance

Each PMI policy covering mortgage loans in your trust will be issued by a mortgage insurer under its master policy. E*TRADE MBSC and the trustee, as assignee of the lender under each mortgage loan, generally will be the insureds or assignees of record, as their interests may appear, under each PMI policy. The servicer will cause a PMI policy to be maintained in full force and effect on each mortgage loan requiring this insurance and to act on behalf of the insured concerning all actions required to be taken by the insured under each PMI policy.

The amount of a claim for benefits under a PMI policy will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest and reimbursement of some expenses, less

•	all rents or other payments collected or received by the insured—other than the proceeds of hazard insurance—that are derived from or are in any way related to the mortgaged property,

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

•	amounts expended but not approved by the mortgage insurer,

•	claim payments previously made by the mortgage insurer, and

•	unpaid premiums.

As conditions precedent to the filing of or payment of a claim under a PMI policy, the insured will generally be required to, in the event of default by the borrower

•	advance or discharge

•	all hazard insurance premiums and

•	as necessary and approved in advance by the mortgage insurer,

•	real estate property taxes,

•
all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of the PMI policy, ordinary wear and tear excepted,

•	property sales expenses,

•	any outstanding liens on the mortgaged property, and

•	foreclosure costs, including court costs and reasonable attorneys’ fees,

•
in the event of any physical loss or damages to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of the PMI policy, ordinary wear and tear excepted, and

•	tender to the mortgage insurer good and merchantable title to and possession of the mortgaged property.

The PMI policy may impose limitations on the reimbursement of the insured’s attorneys’ fees in connection with a foreclosed mortgage loan. As a result, legal expenses in excess of this reimbursement limitation may be charged as a loss on your securities.

Other provisions and conditions of each PMI policy generally will provide that:

•	no change may be made in the terms of the mortgage loan without the consent of the mortgage insurer,

•
written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two scheduled payments due under the mortgage loan or that any proceedings affecting the borrower’s interest in the mortgaged property have been commenced, and then the insured must report monthly to the mortgage insurer the status of any affected mortgage loan until the mortgage loan is brought current, such proceedings are terminated or a claim is filed,

•
the mortgage insurer will have the right to purchase the mortgage loan at any time subsequent to the 10 days’ notice described in the immediately preceding bullet point and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal balance of the mortgage loan plus accrued and unpaid interest and reimbursable amounts expended by the insured for the real estate taxes and hazard insurance on the mortgaged property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy and any due and unpaid premium with respect to the policy,

•	the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property,

•
the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price specified in the third bullet point at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid this amount unless the mortgage insurer specifies a lower or higher amount,

•
the insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the mortgage insurer, provided that the ability of the insured to assign specified rights to the mortgage insurer are not impaired or the specified rights of the mortgage insurer are not adversely affected,

•
the insured agrees that the mortgage insurer has issued the policy in reliance upon the correctness and completeness of the statements contained in the application for the policy and in the appraisal, plans and specifications and other exhibits and documentation submitted therewith or at any time thereafter,

•
under some policies, the mortgage insurer will not pay claims involving or arising out of dishonest, fraudulent, criminal or knowingly wrongful acts—including error or omission—by some persons, or claims involving or arising out of the negligence of persons if this negligence is material either to the acceptance of the risk or to the hazard assumed by the mortgage insurer, and

•	the insured must comply with other notice provisions in the policy.

As noted below, a seller and the servicer of mortgage loans must represent and warrant that each mortgage insurance policy is the valid and binding obligation of the mortgage insurer and that each mortgage insurance application was complete and accurate in all material respects when made. See “Origination and Sale of Mortgage Loans—Representations and Warranties” in this prospectus.

Generally, the mortgage insurer will be required to pay to the insured either the insured percentage of the loss or, at its option under some of the PMI policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, scheduled payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred, or an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

Pool Insurance

If any mortgage loan is not covered by a full coverage insurance policy or other credit enhancement, E*TRADE MBSC may obtain a pool insurance policy to cover loss by reason of default by the borrowers of the mortgage loans included in your trust to the extent not covered by a PMI policy. The servicer must maintain the pool insurance policies, if any, for your series and to present claims to the insurer on behalf of E*TRADE MBSC, the trustee and you.

The amount of the pool insurance policy, if any, is specified in the accompanying prospectus supplement. A pool insurance policy will not be a blanket policy against loss, because claims may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions.

The pool insurance policy generally will provide that before the payment of any claim the insured will be required

•	to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan,

•	to advance, as necessary and approved in advance by the related insurer,

•	real estate property taxes,

•
all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date when coverage under the pool insurance policy with respect to the mortgaged property first became effective, ordinary wear and tear excepted,

•	property sales expenses,

•	any outstanding liens on the mortgaged property, and

•	foreclosure costs including court costs and reasonable attorneys’ fees, and

•
if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition—ordinary wear and tear excepted—as of the issue date of the pool insurance policy.

It will be a condition precedent to the payment of claims under the pool insurance policy that the insured maintain a PMI policy acceptable to the pool insurer on all mortgage loans that have original loan-to-value ratios in excess of 80%. If these conditions are satisfied, the pool insurer will pay to the insured the amount of the loss, which will equal

•	the amount of the unpaid principal balance of the mortgage loan immediately prior to the approved sale of the mortgaged property,

•	the amount of the accumulated unpaid interest on the mortgage loan to the date of claim settlement at the contractual rate of interest, and

•	reimbursable amounts advanced by the insured described above, less payments such as the proceeds of any prior approved sale and any primary insurance policies.

The pool insurance policy impose limitations on the reimbursement of the insured’s attorneys’ fees in connection with a foreclosed mortgage loan. As a result, legal expenses in excess of the reimbursement limitation may be charged as a loss against your securities. An approved sale is

•	a sale of the mortgaged property acquired by the insured because of a default by the borrower, to which the pool insurer has given prior approval,

•	a foreclosure or trustee’s sale of the mortgaged property at a price exceeding the minimum amount specified by the pool insurer,

•	the acquisition of the mortgaged property under the PMI policy by the mortgage insurer, or

•	the acquisition of the mortgaged property by the pool insurer.

If the pool insurer elects to take title to the mortgaged property, the insured must, as a condition precedent to the payment of a loss, provide the pool insurer with good and merchantable title to the mortgaged property. If any property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer of the mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it determines and the servicer agrees that the restoration will increase the proceeds to your trust on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and that these expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

The pool insurance policies will generally not insure—and many primary insurance policies may not insure—against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower or the originator,

•	failure to construct mortgaged property in accordance with plans and specifications and

•	a claim regarding a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or later, was not approved by the mortgage insurer.

A failure of coverage attributable to one of the foregoing events might result in a breach of the seller’s or servicer’s representations and warranties. This occurrence might give rise to an obligation on the part of the seller or servicer to purchase the defaulted mortgage loan if the breach cannot be cured. In addition, if a terminated servicer has failed to comply with its obligation to purchase a mortgage loan upon which coverage under a pool insurance policy has been denied on the grounds of fraud, dishonesty or misrepresentation—or if the servicer has no such obligation—the servicer may be obligated to purchase the mortgage loan. See “Origination and Sale of Mortgage Loans—General” and “Servicing of the Trust Assets—Maintenance of Insurance Policies; Insurance Claims and Other Realization Upon Defaulted Mortgage Loans” in this prospectus.

The original amount of coverage under any pool insurance policy assigned to your trust will be reduced over the life of your securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged property. The amount of claims paid includes some expenses incurred by the servicer of the defaulted mortgage loan, as well as accrued interest on delinquent mortgage loans to the date of payment of the claim.

The net amounts realized by the pool insurer will depend primarily on the market value of the mortgaged property securing the defaulted mortgage loan. The market value of the mortgaged property will be determined by a variety of economic, geographic, environmental and other factors and may be affected by matters that were unknown and could not reasonably be anticipated at the time the original loan was made.

If aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses may affect adversely distributions to you. In addition, unless the servicer determines that an advance on a delinquent mortgage loan is recoverable from the proceeds of the liquidation of the same mortgage loan or otherwise, the servicer must not make the advance because the advance would not be ultimately recoverable to it from either the pool insurance policy or from any other source. See “Servicing of the Trust Assets—Advances” in this prospectus.

The original amount of coverage under the pool insurance policy assigned to your trust also may be reduced or canceled to the extent each rating agency confirms that the reduction or cancellation will not result in the lowering of the rating of your securities.

A pool insurance policy may insure against losses on the mortgage loans assigned to trusts for other series of securities or that secure other mortgage-backed securities issued by E*TRADE MBSC or one of its affiliates. However, the extension of coverage—and corresponding assignment of the pool insurance policy—to any other series or other securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading of the credit rating of your securities.

Hazard Insurance Policies

Standard Hazard Insurance Policies

The servicer must maintain, or assure that the borrower maintains, a standard hazard insurance policy covering each mortgaged property, to the extent described in the accompanying prospectus supplement. The coverage amount of each standard hazard insurance policy will be at least equal to the lesser of the outstanding principal balance of the mortgage loan, or the full replacement value of the improvements on the mortgaged property. All amounts collected by the servicer under any standard hazard insurance policy—less amounts to be applied to the restoration or repair of the mortgaged property and other amounts necessary to reimburse the servicer for previously incurred advances or approved expenses, which may be retained by the servicer—will be deposited to the custodial account or the Distribution Account.

The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to customary conditions and exclusions. Because the mortgage loans’ standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged property located in various states, these policies will not contain identical terms and conditions. The basic terms generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement—including earthquakes, landslides and mudflows—nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft, terrorism, and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When mortgaged properties are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968 the servicer will cause to be maintained flood insurance.

The standard hazard insurance policies covering mortgaged properties typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage—generally 80% to 90%—of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this percentage, the clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of the actual cash value—the replacement cost less physical depreciation—of the dwellings, structures and other improvements damaged or destroyed or the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

Any losses incurred with respect to mortgage loans due to uninsured risks—including earthquakes, mudflows and floods—or insufficient hazard insurance proceeds may reduce the value of the assets included in your trust to the extent these losses are not covered by the special hazard insurance policy and could affect distributions to you.

Special Hazard Insurance Policy

A special hazard insurance policy may be obtained with respect to the mortgage loans included in your trust. A special hazard insurance policy generally will protect you from

•
loss by reason of damage to mortgaged property underlying defaulted mortgage loans included in your trust caused by certain hazards—including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows—not covered by the standard hazard insurance policies, and

•
loss from partial damage to the mortgaged property securing the defaulted mortgage loans caused by reason of the application of the coinsurance clause contained in the applicable standard hazard insurance policies.

Any special hazard insurance policy, however, will not cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, terrorism, insurrection or normal wear and tear. Coverage under the special hazard insurance policy will be at least equal to the amount specified in the accompanying prospectus supplement.

The special hazard insurance policy will provide that when there has been damage to mortgaged property securing a defaulted mortgage loan and this damage is not covered by the standard hazard insurance policy maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of

•	the cost of repair of the mortgaged property, or

•
upon transfer of the property to it, the unpaid principal balance of the mortgage loan at the time of the acquisition of the mortgaged property, plus accrued interest to the date of claim settlement—excluding late charges and penalty interest—and certain other expenses.

No claim may be validly presented under a special hazard insurance policy unless

•
hazard insurance on the mortgaged property securing the defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and

•	the insured has acquired title to the mortgaged property as a result of default by the borrower.

If the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by this amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will reduce coverage by this amount.

The servicer will maintain the special hazard insurance policy in full force and effect. The servicer also is required to present claims, on behalf of the trustee, for all losses not otherwise covered by the standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on these claims. See “Servicing of the Trust Assets—Maintenance of Insurance Policies; Insurance Claims and Other Realization Upon Defaulted Mortgage Loans” in this prospectus.

Partially or entirely in lieu of a special hazard insurance policy, E*TRADE MBSC may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency in an amount and for a term acceptable to each rating agency. This deposit will be credited to a special hazard fund or similar fund, including a fund that may also provide coverage for borrower bankruptcy losses, and the trustee will be permitted to draw on the fund to recover losses that would otherwise be covered by a special hazard insurance policy. A special hazard insurance policy or special hazard fund may insure against losses on mortgage loans assigned to trusts for other series of securities or that secure other mortgage-backed securities obligations issued by E*TRADE MBSC or one of its affiliates. However, the extension of coverage—and the corresponding assignment of the special hazard insurance policy—to any other series or other securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading of the credit rating of any outstanding securities of your series. E*TRADE MBSC may also elect to insure against special hazard losses by the delivery of additional assets to your trust rather than through a special hazard insurance policy or special hazard fund.

Borrower Bankruptcy Insurance on the Mortgage Loans

In the event of a personal bankruptcy of a borrower, the bankruptcy court may establish the value of the mortgaged property of the borrower at an amount less than the then outstanding principal balance of the mortgage loan secured by the mortgaged property. The amount of the secured debt could be reduced to this value, and the holder of the mortgage loan would become an unsecured creditor to the extent the outstanding principal balance of mortgage loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. See “Certain Legal Aspects of Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

Losses resulting from a bankruptcy proceeding affecting mortgage loans may be covered by borrower bankruptcy insurance or any other instrument that will not result in a down-grading of the credit rating of your securities by any rating agency. The amount and term of any borrower bankruptcy insurance, which will be specified in the accompanying prospectus supplement, must be acceptable to each rating agency rating your securities. Subject to the terms of the borrower bankruptcy insurance, the issuer may have the right to purchase any mortgage loan if a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the mortgage loan plus accrued and unpaid interest. In the alternative, partially or entirely in lieu of borrower bankruptcy insurance, to the extent specified in the accompanying prospectus supplement, E*TRADE MBSC may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency rating your securities in an initial amount acceptable to each rating agency. This deposit will be credited to a borrower bankruptcy fund or similar fund or account, including a fund or account that may also provide coverage for special hazard losses, and the trustee will be able to draw on the fund or account to recover losses that would be insured against by borrower bankruptcy insurance. The borrower bankruptcy fund or account may or may not constitute a part of your trust. The amount of the borrower bankruptcy insurance or deposit may be reduced as long as any reduction will not result in a reduction of the credit rating of any securities in your series. The borrower bankruptcy insurance or any borrower bankruptcy fund may insure against losses on mortgage loans assigned to trusts for other series of securities or that secure other mortgage-backed securities issued by E*TRADE MBSC or one of its affiliates. However, the extension of coverage—and corresponding assignment of the borrower bankruptcy insurance or borrower bankruptcy fund—to any other series or securities does not result in the downgrading of the credit rating of any securities of your series. E*TRADE MBSC may elect to deposit or cause to be deposited additional assets to your trust in lieu of obtaining borrower bankruptcy insurance or establishing a borrower bankruptcy fund.

Fidelity Bonds and Errors and Omissions Insurance

Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement or indenture will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related pooling and servicing agreement or indenture will allow the servicer to self-insure against loss occasioned bythe errors and omissions of the officers, employees and agents of the servicer so long as certain criteria set forth in the pooling and servicing agreement or indenture are met.

Delivery of Additional Assets

Rather than providing pool insurance, special hazard insurance, borrower bankruptcy insurance or other insurance, E*TRADE MBSC may assign to your trust non-recourse guaranties of the timely payment of principal and interest on trust assets included in your trust secured by other assets satisfactory to each rating agency rating your series. E*TRADE MBSC may also assign or undertake to deliver such other assets to your trust by other means. Other assets may consist of additional mortgage loans, additional financial assets, letters of credit or other eligible investments.

Investment of Funds

Funds deposited in or remitted to any account or reserve fund for a series are to be invested by the trustee, as directed by E*TRADE MBSC, in certain investments approved by the rating agencies rating your series. Eligible investments may include

•	obligations of the United States or any of its agencies, provided the obligations are backed by the full faith and credit of the United States,

•
general obligations or obligations guaranteed by any state of the United States or the District of Columbia, which are rated in the rating category required to support the then highest rating assigned to any class of securities in your series,

•
within certain limitations, securities bearing interest or sold at a discount issued by any corporation, which are rated in the rating category required to support the then highest rating assigned to any class of securities in your series,

•	commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of securities in your series,

•
demand and time deposits, certificates of deposit, bankers’ acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state subject to supervision and examination by federal and/or state banking authorities, provided that the long-term unsecured debt obligations and/or commercial paper of the depository institution or trust company—or provided that the long-term unsecured debt obligations and/or commercial paper of the parent company of the depository institution or trust company—are then rated in the security rating category required to support the then highest rating assigned to any class of securities in your series,

•	demand and time deposits and certificates of deposit issued by any bank or trust company or savings institution and fully insured by the Federal Deposit Insurance Corporation (“FDIC”),

•	guaranteed reinvestment agreements issued by any bank, insurance company, corporation or other entity acceptable to each rating agency rating your series,

•	certain repurchase agreements of securities or obligations described in the first two bullet points in this section, and

•
units of a taxable money market portfolio which have the highest rating of the rating agencies rating your securities and the securities of which are restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations, including money-market portfolios for which the trustee, the master servicer, the securities administrator, or any of its affiliates is investment manager or advisor.

Eligible investments will include only obligations or securities that mature on or before the date when the Distribution Account, reserve fund and other funds or accounts for your series are required or may be anticipated to be required to be applied. Any income, gain or loss from investments for your series will be credited or charged to the appropriate fund or account for your series. Reinvestment income from permitted investments may be payable to the servicers as additional servicing compensation. In that event, these monies will not accrue for your benefit.

ORIGINATION AND SALE OF MORTGAGE LOANS

General

If the trust for your series includes mortgage loans, E*TRADE MBSC has purchased the mortgage loans, directly or indirectly, from various lenders that have originated the mortgage loans. The sellers may include affiliates of E*TRADE MBSC. The mortgage loans that E*TRADE MBSC acquires will have been originated in accordance with the underwriting criteria specified under “—Origination of the Mortgage Loans and Underwriting Standards” below or such other underwriting criteria as are specified in the related prospectus supplement.

Representations and Warranties

E*TRADE MBSC generally will acquire mortgage loans from sellers. A seller or an affiliate may act as a servicer of mortgage loans included in your trust or an unrelated party may act as servicer. Each seller will make or will assign its rights in representations and warranties concerning the mortgage loans. In addition, the servicer—which may be the seller—will make representations and warranties concerning the mortgage loans serviced by the servicer. A seller and the servicer each will represent and warrant, among other things, as follows:

•	that each mortgage loan has been originated in material compliance with all applicable laws, rules and regulations,

•	that no mortgage loan is more than 89 days delinquent as of the cut-off date,

•	that each mortgage insurance policy is the valid and binding obligation of the mortgage insurer,

•	that each mortgage insurance application was complete and accurate in all material respects when made,

•	that each security instrument constitutes a good and valid first lien on the mortgaged property, and

•	that the borrower holds good and marketable title to the mortgaged property.

Each seller is required to submit to the trustee with each mortgage loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory evidence of title insurance. If a preliminary title report is delivered initially, each seller is required to deliver a final title insurance policy or satisfactory evidence of the existence of a policy.

In the event the seller or the servicer breaches a representation or warranty made with respect to a mortgage loan or if any principal document executed by the borrower concerning a mortgage loan is found to be defective in any material respect and the breaching party cannot cure the breach or defect within the required time, the trustee may require the breaching party to purchase the mortgage loan from your trust upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest at the applicable interest rate through the end of the month in which the purchase occurs. Under certain circumstances, the seller may substitute a qualified mortgage loan for a defective mortgage loan rather than repurchasing such defective mortgage loan. See “The Trusts—Substitution of Trust Assets” in this prospectus.

A seller’s obligation to purchase a mortgage loan will not be guaranteed by the related servicer, E*TRADE MBSC or any other person. If a seller or a servicer defaults upon its obligation to purchase a mortgage loan and no one elects to assume this obligation, distributions to you could be reduced. See “The Trusts—Assignment of Trust Assets” in this prospectus.

Origination of the Mortgage Loans and Underwriting Standards

General

E*TRADE Mortgage Corporation (“E*TRADE Mortgage”), a wholly-owned subsidiary of E*TRADE Bank, originates mortgage loans directly. In addition, E*TRADE Bank acquires both “conventional conforming” and “non-conforming mortgage loans” (i.e., loans that are not insured by the FHA or partially guaranteed by VA, or which do not qualify for sale to Fannie Mae or Freddie Mac) secured by first liens on one- to four-family residential properties through “bulk” purchases from financial institutions and other mortgage lenders or are acquired from correspondents through its “flow” program. Mortgage loans originated by E*TRADE Mortgage directly have been underwritten generally in accordance with loan underwriting guidelines established by E*TRADE Bank as further described herein (“E*TRADE Bank Underwriting Guidelines”). Mortgage loans originated by correspondent institutions have been underwritten generally in accordance with E*TRADE Bank Underwriting Guidelines or other guidelines approved by E*TRADE Bank as appropriate to originate loans substantially similar to loans originated under E*TRADE Bank Underwriting Guidelines. Likewise, E*TRADE Bank has reviewed the underwriting standards for mortgage loans acquired by E*TRADE Bank from other financial institutions and mortgage lenders to determine that such underwriting standards approximate E*TRADE Bank Underwriting Guidelines for similar loans.

Each originating lender of a mortgage loan will follow a credit approval process to assess the prospective borrower’s ability and likelihood to repay the mortgage loan and the adequacy of the prospective mortgaged property as collateral. Mortgage loans are originated, processed and underwritten using standard procedures that are intended to comply with applicable federal and state laws and regulations. The mortgage credit approval process for residential loans generally follows one of two procedures. A credit decision generally is made either through manual underwriting or through submission to an approved automated underwriting system (AUS), including systems established and maintained by Fannie Mae and Freddie Mac. The credit review process includes a review and validation of the prospective borrower’s detailed loan application. Generally, the loan application provides pertinent information regarding the borrower’s employment history, current income, and a description of the applicant’s assets and liabilities. Additionally, a credit report is obtained for each prospective borrower, showing credit history with merchants and lenders and any record of bankruptcy in the past seven years.

Program guidelines or automated underwriting decisions determine what documentation must be provided to validate the information disclosed on the loan application.

Based on the information provided by the loan applicant, certain verifications and an appraisal of the prospective mortgaged property or in lieu of an appraisal, a valuation of the property as determined by an automated valuation model, the originator determines whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed loan and other expenses related to the residence (for example, property taxes, hazard insurance and, if applicable, primary mortgage insurance premiums) and other financial obligations and monthly living expenses. Originators’ lending guidelines for conventional single-family mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond 10 months (including those mentioned above and other fixed obligations, like car payments) would equal no more than specified percentages of the borrower’s gross income. These specified percentages generally are referred to a “ratios.” Acceptable ratios are determined by the characteristics of the loan and the applicable loan underwriting guidelines. Originators may originate loans that exceed certain ratios if there are compensating factors that may offset a risk that the ratio is intended to identify.

Under certain circumstances, mortgage loans may have been originated under “limited documentation” underwriting programs in which the prospective borrower may not be required to provide employment verification or may be permitted to provide only limited income information. Participation in a limited documentation program generally is limited to prospective borrowers with high credit scores.

An appraisal generally will be required to be made on each residence to be financed. This appraisal generally will be made by an appraiser who at the time of the appraisal met the minimum qualifications of Fannie Mae or Freddie Mac for appraisers of conventional residential mortgage loans. The appraisal generally will be based on the appraiser’s judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. In lieu of an appraisal, the valuation of a residence may be determined by an automated valuation model

The accompanying prospectus supplement may provide a more detailed description of the underwriting guidelines used to originate the mortgage loans included in your trust. In general, however, mortgage loans will be originated in accordance with E*TRADE Bank Underwriting Guidelines or other loan underwriting guidelines approved by E*TRADE Bank as appropriate for the origination of loans substantially similar to those originated in accordance with E*TRADE Bank Underwriting Guidelines.

E*TRADE Bank Underwriting Guidelines

Mortgage loans originated by E*TRADE Mortgage or purchased by E*TRADE Bank generally comply with underwriting guidelines established by Fannie Mae and Freddie Mac, except that such loans may exceed the Fannie Mae and Freddie Mac original principal balance purchase limits. In addition, other loan characteristics such as loan-to-value ratios and income documentation requirements, may differ from stated Fannie Mae or Freddie Mac guidelines, though generally would comply with characteristics of loans that Fannie Mae or Freddie Mac would acquire from E*TRADE Bank as a result of negotiated modifications to published underwriting guidelines.

General

The E*TRADE Bank Underwriting Guidelines are applied to evaluate the prospective borrower’s credit standing and ability to repay the loan obligation as well as the value and adequacy of the prospective mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present. These factors may include high credit scores, low debt-to-income ratios, low loan-to-value ratios, or a high level of residual income, or reserves, which far exceed program parameters.

Borrower Information

Each prospective borrower generally will have been required to complete an application designed to provide lender with pertinent credit information concerning the borrower. A prospective borrower generally will provide information with respect to the borrower’s assets, liabilities, income, credit history, employment history and personal information, and will furnish the lender with authorization to obtain a credit report, which summarizes the borrower’s credit history. In the case of two- to four-unit dwellings, income derived from the mortgaged property may be considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to second homes or vacation properties, no income derived from the property will be considered for underwriting purposes.

Credit Evaluation

In determining whether a prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligation on the proposed mortgage loan and other monthly financial obligations, E*TRADE Bank generally considers the ratio of such monthly obligations to the proposed borrower’s stable monthly gross income. Acceptable ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined by program guidelines or AUS findings. Exceptions may be made on a loan-by-loan basis considering compensating factors indicating particular borrower strengths.

E*TRADE Bank also examines a prospective borrower’s credit report. Generally, each credit report provides multiple credit scores for the borrower. Credit scores generally range from 350 to 900 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, E*TRADE Bank applies the middle score as the representative credit score for the borrower. If only two credit scores are provided for the borrower, E*TRADE Bank uses the lower score as the representative credit score. A borrower must have at least two credit scores to be eligible. For mortgages with multiple borrowers, the lowest representative credit score of all borrowers is used. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines, payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

Appraisals

The mortgaged property related to each loan originated by E*TRADE Mortgage is appraised by a qualified independent appraiser who has been approved by E*TRADE Mortgage. The mortgaged property related to each loan purchased by E*TRADE Bank is appraised by a qualified independent appraiser who has been approved by E*TRADE Bank. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser or its agent personally inspect the property inside and out (Fannie Mae Form 1004/Freddie Mac Form 70), verify whether the property was in good condition and, for new construction, verify that construction had been completed per plans and specifications reviewed by the appraiser. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. If the loan was underwritten through one of the acceptable automated underwriting systems, Fannie Mae’s Desktop Underwriter (“DU”) or Freddie Mac’s Loan Prospector (“LP”), the value may have been determined through an interior and exterior inspection or an exterior only inspection (Fannie Mae/Freddie Mac 2055). The appraisal requirements are dictated by the automated underwriting system decision. Jumbo loan amounts greater than $650,000, require two full appraisals or one appraisal plus a field review performed by an E*TRADE Bank approved third-party.

Loan-to-Value Restrictions

With respect to purchase money or rate/term refinance loans secured by one to four-family residences, the following are generally allowed and accepted: loan-to-value ratios at origination up to

•	95% for mortgage loans with original principal balances up to $400,000,

•	90% for primary residences with original principal balances up to $500,000,

•	85% for primary residences with original principal balances up to $650,000, and

•	80% for primary residences with original principal balances up to $1,000,000.

Mortgage loans with a principal balance above $1,000,000, also known as “super jumbos,” are acceptable on a case-by-case basis.

For all cash-out refinance loans, permissible loan-to-value ratios are lower than the loan-to-value ratios permitted for purchase money or rate/term refinance loans. For a one-unit primary residence property, the maximum loan-to-value ratio is 75% up to $750,000 and 60%

loan-to-value up to $1,000,000. Cash-out refinances of one-unit second home properties are limited to a maximum loan-to-value of 70% up to $500,000. Cash-out refinances of one-to-four unit investment properties are limited to:

•	75% loan-to-value to $400,000,

•	70% loan-to-value to $500,000,

•	65% loan-to-value to $750,000, and

•	55% loan-to-value to $1,000,000.

The maximum “cash out” amount permitted is $200,000.

Primary Mortgage Insurance

E*TRADE Bank’s guidelines with respect to primary mortgage insurance (PMI) are based on Fannie Mae’s requirements for all loan-to-values greater than 80%. For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a PMI policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, (a) the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and (b) the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses, is generally required. No such primary mortgage insurance policy is required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to the Fannie Mae limit, which currently is 78% or less of the original property value, or the loan reaches half of its original term. These requirements are subject to change. All of the insurers that have issued primary mortgage insurance policies with respect to the Loans originated by E*TRADE Mortgage or purchased by E*TRADE Bank meet Fannie Mae’s or Freddie Mac’s standard or are acceptable to the rating agencies.

Mortgage Loan Documentation Programs

The mortgage loans originated by E*TRADE Mortgage or purchased by E*TRADE Bank have been underwritten under one of the following documentation programs: full/alternative documentation, stated income documentation or no income/no asset documentation. Under full/alternative documentation, the prospective borrower’s employment, income and assets are disclosed on the application and verified through written documentation and telephonic communications. Under the stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the borrower’s income is not verified, it is disclosed on the application and the source of the income is verified by obtaining a telephonic verification of the borrower’s employment without reference to income. Borrower’s assets are verified. Under the no income/no asset documentation program, no information is required to be provided regarding the borrower’s income or employment and the borrower’s assets are not verified. Neither the stated income option nor the no income/no asset program is available to first-time homebuyers. Each of these documentation programs is still subject to a thorough credit underwriting. Exceptions to documentation requirements and other modifications may be granted on a case-by-case basis for certain prospective borrowers and for certain loan programs of correspondent lenders.

Additional Collateral Mortgage Loans

Mortgage loans originated by E*TRADE Mortgage or acquired by E*TRADE Bank from correspondent institutions that have a loan-to-value ratio in excess of 80% may be secured by a security interest in additional collateral (generally securities). Such loans are referred to as “Additional Collateral Mortgage Loans.” The amount of additional collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such additional collateral.

SERVICING OF THE TRUST ASSETS

General

If the trust for your series includes mortgage loans, one or more servicers will provide customary servicing functions pursuant to separate servicing agreements, which will be assigned to the trustee. For certain series a master servicer may oversee the performance of the servicers. Upon the default of any servicer, the master servicer will assume, or cause another servicer to assume, the servicing with respect to the mortgage loans previously serviced by the now defaulted servicer. For purposes of the following discussion, the master servicer is deemed to be a servicer. The servicers may be entitled to withhold their servicing fees and other fees and charges from remittances of payments received on the mortgage loans they service.

Each servicer generally will be approved by Fannie Mae or Freddie Mac as a servicer of mortgage loans and must be approved by the master servicer, if any. In determining whether to approve a servicer, the master servicer will review the credit of the servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the master servicer’s mortgage servicing personnel will review the servicer’s servicing record and will evaluate the ability of the servicer to conform with required servicing procedures. Generally, the master servicer will not approve a servicer unless the servicer has serviced conventional mortgage loans for a minimum of two years and maintains a loan servicing portfolio of at least $100,000,000. Servicers approved by the master servicer will fall into three general categories: commercial banks, credit unions, mortgage banks and thrift institutions. The master servicer generally will not approve a commercial bank as a servicer unless the commercial bank maintains a capitalization ratio of at least 6%. The master servicer generally will not approve a mortgage bank as a servicer unless the mortgage bank has stockholders’ equity of at least $1,000,000 or at least .20% of its loan servicing portfolio, whichever is greater. The master servicer generally will not approve a thrift institution as a servicer unless the thrift institution maintains a capitalization ratio of at least 3% and a liquidity ratio of at least 5%. Once a servicer is approved, the master servicer will continue to monitor on a regular basis the financial position and servicing performance of the servicer.

The duties to be performed by the servicers include collection and remittance of principal and interest payments on the mortgage loans, administration of mortgage escrow accounts,

collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are considered to be recoverable under the applicable insurance policies or from proceeds of liquidation of the mortgage loans. Each servicer also will provide necessary accounting and reporting services to the trustee, and if applicable, the master servicer. Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by it. With the consent of the trustee, some servicing obligations of a servicer may be delegated to another person approved by the trustee.

The master servicer will administer and supervise the performance by the servicers of their duties and responsibilities. The master servicer will be entitled to receive a portion of the interest payments on the mortgage loans included in your trust to cover its fees as master servicer. The master servicer or the trustee may terminate a servicer who fails to comply with its covenants or breaches one of its representations. Upon termination of a servicer by the master servicer, the master servicer will assume certain servicing obligations of the terminated servicer, or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.

Payments on Mortgage Loans

Each servicer will be required to establish and maintain one or more separate, insured custodial accounts into which the servicer will deposit on a daily basis payments of principal and interest received with respect to mortgage loans serviced by it. These amounts will include principal prepayments, insurance proceeds and liquidation proceeds, any advances by the servicer, and proceeds of any mortgage loans withdrawn from your trust for defects in documentation, breach of representations or warranties or otherwise.

To the extent deposits in each custodial account are required to be insured by the FDIC, if at any time the sums in any custodial account exceed the limits of insurance on the account, the servicer will be required within one business day to withdraw such excess funds from this account and remit these amounts to a servicer custodial account, master servicer custodial account, or to the trustee for deposit in either the Distribution Account or a custodial account for your series. The amount on deposit in any servicer custodial account or Distribution Account will be invested in permitted investments.

On each Remittance Date, which will be identified in the accompanying prospectus supplement, each servicer will be required to remit to the servicer custodial account amounts representing scheduled installments of principal and interest on the mortgage loans received or advanced by the servicer that were due during the applicable Due Period, principal prepayments, insurance proceeds or guarantee proceeds, and the proceeds of liquidations of mortgaged property, including funds paid by the servicer for any mortgage loans withdrawn from your trust received during the applicable Prepayment Period, with interest to the date of prepayment or liquidation subject to certain limitations, less applicable servicing fees, insurance premiums and amounts representing reimbursement of advances made by the servicer. To the extent that a borrower prepays a mortgage loan in full or a mortgage loan is liquidated on a date other than a due date resulting in a shortfall in interest payable for the month during such prepayment, the master servicer and/or the related servicer may be obligated to make a payment required to cover the prepayment interest shortfall not to exceed the master servicing fee or servicing fee which is owed to the master servicer or the servicer, as applicable (any such payment shall constitute a “compensating interest payment”). On or before the Distribution Date, the trustee will withdraw from the servicer custodial account and remit to the Distribution Account those amounts allocable to the available distribution for the Distribution Date. In addition, there will be deposited in the Distribution Account for your series advances of principal and interest made by the servicer or the trustee and any insurance, guarantee or liquidation proceeds—including amounts paid in connection with the withdrawal of defective mortgage loans from your trust—to the extent these amounts were not deposited in the custodial account or received and applied by the servicer.

On each Determination Date, the servicer will furnish to the trustee a statement setting forth required information concerning the mortgage loans included in you trust.

Advances

Each servicer will be required to advance funds to cover, to the extent that these amounts are deemed to be recoverable from any subsequent payments from the same mortgage loan

•	delinquent payments of principal and interest on the mortgage loans,

•	delinquent payments of taxes, insurance premiums, and other escrowed items, and

•	foreclosure costs, including reasonable attorneys’ fees.

The failure of a servicer to make advances may constitute a default for which the servicer may be terminated. Upon a default by the servicer, the master servicer or the trustee may be required to make advances to the extent necessary to make required distributions on your securities, provided that the advancing party deems the amounts to be recoverable. Alternatively, E*TRADE MBSC may obtain an endorsement to a pool insurance policy that obligates the mortgage insurer to advance delinquent payments of principal and interest. The mortgage insurer would only be obligated under an endorsement to the extent the borrower fails to make a payment and the servicer fails to make a required advance. The servicer may agree to reimburse the mortgage insurer for any sums the mortgage insurer pays under an endorsement.

The advance obligation of the servicer, master servicer, trustee or the mortgage insurer may be further limited to an amount specified by the rating agencies rating your securities. Any advances by the servicers, the trustee or the pool insurer, as the case may be, must be deposited into the servicer custodial account or into the Distribution Account and will be due not later than the Distribution Date to which the delinquent payment relates. Amounts advanced by the servicers or the trustee, as the case may be, will be reimbursable out of future payments on the mortgage loans, insurance proceeds, [additional assets] and liquidation proceeds of the mortgage loans for which these amounts were advanced. If an advance made by a servicer, master servicer or the trustee later proves to be nonrecoverable subject to the conditions and the limitations specified in the pooling and servicing agreement, a servicer, master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the Distribution Account (including collections in respect of other mortgage loans) prior to the distribution of payments to you.

Any advances made by a servicer or the trustee are intended to enable the trustee to make timely payment of the scheduled distributions of principal and interest on your securities. However, neither the trustee nor any servicer will insure or guarantee your securities or the mortgage loans included in your trust.

Withdrawals

A trustee may, from time to time, unless otherwise specified in the related prospectus supplement or the related agreement, make withdrawals from the distribution account for each trust for any of the following purposes:

(i)	to make distributions to the securityholders on each Distribution Date;

(ii)
to reimburse a servicer for unreimbursed amounts advanced as described under “Servicing of the Trust Assets—Advances,” such reimbursement to be made out of amounts received which were identified and applied by the servicer as late collections of interest (net of related servicing fees and retained interest) and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such mortgage loans;

(iii)
to reimburse a servicer and master servicer for unpaid servicing fees and master servicing fees, respectively earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such mortgage loans and properties;

(iv)
to reimburse the trustee, a servicer or master servicer, as the case may be, for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the servicer’s or master servicer’s, as applicable, good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related servicing agreement in the case of the servicer or the pooling and servicing agreement in the case of the master servicer and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate securities, if any, remain outstanding, and otherwise any outstanding class of securities, of the related series;

(v)
if and to the extent described in the related prospectus supplement, to pay the trustee, a servicer or master servicer, as the case may be, interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

(vi)
to reimburse a servicer, master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

(vii)	if and to the extent described in the related prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee’s fees;

(viii)	to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

(ix)
unless otherwise provided in the related prospectus supplement, to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

(x)	to pay the person entitled thereto any amounts deposited in the Distribution Account that were identified and applied by the servicer as recoveries of retained interest;

(xi)
to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

(xii)
if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMIC Certificates”;

(xiii)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

(xiv)	to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement for the benefit of Securityholders;

(xv)
to pay for the costs of recording the related servicing agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the warranting party to remedy any breach of representation or warranty under the servicing agreement;

(xvi)
to pay the person entitled thereto any amounts deposited in the Distribution Account in error, including amounts received on any trust asset after its removal from the trust whether by reason of purchase or substitution;

(xvii)	to make any other withdrawals permitted by the related pooling and servicing agreement; and

(xviii)	to clear and terminate the Distribution Account at the termination of the trust.

Collection and Other Servicing Procedures

Each servicer, directly or through other servicers, if any, must make reasonable efforts to collect all payments called for under the mortgage loans in your trust and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, unless otherwise provided in the prospectus supplement, provided such procedures are consistent with:

•
the terms of the related pooling and servicing agreement and any related hazard insurance policy or instrument of credit enhancement, if any, included in the related trust described herein or under “The Trusts—Credit Enhancement,”

•	applicable law and

•	the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

The note or security instrument used in originating a conventional mortgage loan may contain a “due-on-sale” clause. The servicer will be required to use reasonable efforts to enforce “due-on-sale” clauses with respect to any note or security instrument containing this clause, provided that the coverage of any applicable insurance policy will not be adversely affected. In any case in which mortgaged properties have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the note is by its terms assumable, the servicer will be authorized, on behalf of the trustee, to enter into an assumption agreement with the person to whom the mortgaged properties have been or are about to be conveyed, if the person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable mortgage insurance policies or otherwise required by law. In the event that the servicer enters into an assumption agreement in connection with the conveyance of a mortgaged property, the servicer, on behalf of the trustee as holder of the note, will release the original borrower from liability upon the mortgage loan and substitute the new borrower. In no event can the assumption agreement permit a decrease in the applicable interest rate or an increase in the term of the mortgage loan. Fees collected for entering into an assumption agreement may be retained by the servicer as additional servicing compensation.

Each servicer will, to the extent permitted by law and required by the related mortgage loan documents, establish and maintain a custodial escrow account or accounts into which borrowers will deposit amounts sufficient to pay taxes, assessments, PMI premiums, standard hazard insurance premiums and other comparable items. Some servicers may provide insurance coverage acceptable to the servicer against loss occasioned by the failure of the borrower to pay the related insurance premiums. Withdrawals from the escrow account maintained for borrowers may be made to effect timely payment of taxes, assessments, PMI premiums, standard hazard premiums or comparable items, to reimburse the servicer for maintaining PMI and standard hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate this account. The servicer will be responsible for the administration of the escrow account and will make advances to this account when a deficiency exists.

Subservicers

A servicer may delegate its servicing obligations in respect of the mortgage loans to subservicers, but such servicer will remain obligated under the related pooling and servicing agreement. Each servicing agreement between a servicer and a subservicer must be consistent with the terms of the related pooling and servicing agreement and must provide that, if for any reason the servicer for the related series of certificates is no longer acting in such capacity, the trustee, master servicer or any successor master servicer may assume the servicer’s rights and obligations under such agreement.

Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the servicer’s compensation pursuant to the related servicing agreement is sufficient to pay such fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See “Certain Terms of the Pooling and Servicing Agreement and the Indenture—Retained Interest; Servicing Compensation and Payment of Expenses.”

Maintenance of Insurance Policies; Insurance Claims and Other Realization upon Defaulted Mortgage Loans

The servicer will maintain a standard hazard insurance policy on each mortgaged property in full force and effect as long as the coverage is required and will pay the premium on a timely basis. It is expected that the servicer will maintain a PMI policy for each single-family mortgage loan with a loan-to-value ratio in excess of 78% included in your trust unless insurance is waived by the trustee or is otherwise not required.

The servicer may be required to maintain any special hazard insurance policy, any borrower bankruptcy insurance and any pool insurance policy in full force and effect throughout the term of your trust, subject to payment of premiums by the trustee. The servicer will be required to notify the trustee to pay from amounts in your trust the premiums for any special hazard insurance policy, any borrower bankruptcy insurance and any pool insurance policy for your series on a timely basis. Premiums may be payable on a monthly basis in advance, or on any other payment schedule acceptable to the insurer. In the event that the special hazard insurance policy, the borrower bankruptcy insurance or the pool insurance policy for your series is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer or the trustee may obtain from another insurer a comparable replacement policy with a total coverage equal to the then existing coverage (or a lesser amount if the master servicer or the trustee, as the case may be, confirms in writing with the rating agencies that the lesser amount will not impair the rating on your securities) of the special hazard insurance policy, the borrower bankruptcy insurance or the pool insurance policy. However, if the cost of a replacement policy or bond is greater than the cost of the policy or bond that has been terminated, then the amount of the coverage will be reduced to a level such that the applicable premium will not exceed the cost of the premium for the policy or bond that was terminated.

The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain this insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to this borrower’s cooperative dwelling or this cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

The master servicer or trustee will present claims to the insurer under any insurance policy applicable to the mortgage loans and to take reasonable steps as are necessary to permit recovery under the insurance policies.

If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the standard hazard insurance policy or any special hazard insurance policy are insufficient to restore the damaged mortgaged property to the condition to permit recovery under the mortgage insurance policy, the servicer will not be required to expend its own funds to restore the damaged mortgaged property unless it determines that these expenses will be recoverable to it through liquidation proceeds or insurance proceeds.

Each servicer will make representations concerning each mortgage loan that it services, including, among other things, that the related title insurance, standard hazard insurance, flood insurance and mortgage insurance policies are legal and valid obligations of the respective insurers and that the applications submitted for this insurance, as well as the application for the inclusion of a mortgage loan under a pool insurance policy, are accurate and complete in all material respects. If any of these representations proves to be incorrect and the servicer fails to cure it, the servicer will be obligated to purchase the affected mortgage loan at a price equal to its unpaid principal balance, plus accrued and uncollected interest on that unpaid principal balance to the date on which the purchase is made. For instance, if it is determined that coverage under a mortgage insurance policy is not available on a defaulted mortgage loan because of fraud or misrepresentation in the application, a servicer will be obligated to purchase the defaulted mortgage loan. Upon termination for cause of a servicer by the master servicer, the master servicer will assume the servicing obligations of a terminated servicer, or the master servicer, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.

The obligation of the master servicer to assume other unfulfilled past obligations of a terminated servicer may be limited to the extent this limitation does not result in a downgrading of the credit rating of any securities of your series. As and to the extent required by the rating agencies, some of the obligations of the master servicer will be secured by cash, letters of credit, insurance policies or other instruments in an amount acceptable to the rating agencies.

If recovery under a mortgage insurance policy or from additional assets is not available and the servicer is not obligated to purchase a defaulted mortgage loan, the servicer nevertheless will be obligated to follow standard practice and procedures to realize upon the defaulted mortgage loan. In this regard, the servicer will sell the mortgaged property pursuant to foreclosure, trustee’s sale or, in the event a deficiency judgment is available against the borrower or other person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any liquidation proceedings are less than the unpaid principal balance or asset value of the defaulted mortgage loan, there will be a reduction in the value of the assets of your trust such that you may not receive distributions of principal and interest on your securities in full.

Evidence as to Servicing Compliance

Each servicer will provide or require any subservicer to provide the trustee or its designee with a copy of their audited financial statements for the year and a statement from the firm of independent public accountants that prepared the financial statements to the effect that, in preparing these statements, it reviewed the results of the servicer’s servicing operations in accordance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac) or such other audit or attestation program used by the trustee or its designee. In addition, each servicer or any third party servicers will be required to deliver an officer’s certificate to the effect that it has fulfilled its obligations during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure.

Each year the trustee or its designee will review each servicer’s performance and the status of any fidelity bond and errors and omissions policy required to be maintained by the servicer.

Financial Assets

Financial assets included in your trust will be registered in the name of the trustee. All distributions on financial assets will be made directly to the trustee, who will deposit these distributions as they are received into a trust account for the benefit of securityholders.

If the trustee does not receive any required distribution on a financial asset, following a cure period the trustee or securities administrator will request the issuer or guarantor of the financial asset to make the missing payment promptly. If the issuer or guarantor of the financial asset does not comply, the trustee or securities administrator may take legal action, if it is deemed appropriate under the circumstances. Reasonable legal fees and expenses incurred by these actions will be reimbursable out of the proceeds of the action prior to any proceeds being distributed to you. If the result of a legal action of this nature is insufficient to reimburse the trustee or securities administrator for legal fees and expenses, the trustee may withdraw an amount equal to unreimbursed legal fees and expenses from the trust account, which may result in a loss to securityholders.

CERTAIN TERMS OF THE POOLING AND SERVICING AGREEMENT AND THE INDENTURE

The Agreements

The following discussion describes the material provisions of the pooling and servicing agreement (with respect to a series of certificates) and the indenture (with respect to a series of notes). When particular provisions or terms used in the agreement are referred to, the actual provisions are incorporated by reference as part of these discussions.

Master Servicer or Securities Administrator

The pooling and servicing agreement may designate a person to act as master servicer and, if applicable, securities administrator with respect to each series. The entity serving as master servicer may be an affiliate of the depositor and may have normal business relationships with the depositor or the depositor’s affiliates.

In the event that a servicer is terminated or resigns, the master servicer is responsible to perform or cause to be performed the servicing obligations of the former servicer until a successor servicer is appointed.

With respect to a trust that includes mortgage loans, the master servicer will be required to supervise and administer the performance of one or more servicers. In addition, the master servicer may be obligated to make advances of delinquent payments of principal and interest on the mortgage loans or servicing advances to the extent that the related servicer fails to make an advance as required pursuant to the related servicing agreement; provided that the master servicer will not be obligated to make any such advance if it determines that such an advance would constitute a non-recoverable advance. The master servicer’s obligations to act as a servicer following the termination of a servicing agreement will not, however, require the master servicer to purchase mortgage loans from the trust due to a breach by the servicer of a representation or warranty under its servicing agreement, purchase from the trust any converted mortgage loan or advance payments of principal and interest on a delinquent mortgage loan or servicing advances in respect of the mortgage loans in excess of the master servicer’s independent advance obligation under the pooling and servicing agreement.

The securities administrator, to the extent that the trustee does not perform such duties, will be responsible for such bond administration, calculation agent and paying agent duties as may be described in the pooling and servicing agreement or indenture, as applicable.

The master servicer or securities administrator for a series may resign from its obligations and duties under the pooling and servicing agreement with respect to such series, but no such resignation will become effective until the trustee or a successor master servicer or securities administrator has assumed the master servicer’s or securities administrator’s obligations and duties. If specified in the prospectus supplement for a series, E*TRADE MBSC may appoint a stand-by master servicer, which will assume the obligations of the master servicer upon a default by the master servicer.

Trust Administration

The trustee, master servicer, or its designee will be responsible under the applicable agreement for providing general administrative services to a trust including, among other things:

•	oversight of payment received on mortgage loans,

•	monitoring the amounts on deposit in various trust accounts,

•	calculation of the amounts payable to securityholders on each distribution date,

•	preparation of periodic reports to the trustee(s) or the securityholders with respect to the foregoing matters,

•	preparation of federal and state tax and information returns, and

•	preparation of reports, if any, required under the Securities Exchange Act.

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of certificates will specify whether there will be any retained interest in the trust property, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related pooling and servicing agreement. A “retained interest” in a trust property represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust.

Unless otherwise specified in the related prospectus supplement, the servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each trust property. Since any retained interest and a servicer’s primary compensation are percentages of the principal balance of each trust property, such amounts will decrease in accordance with the amortization of the trust property. The prospectus supplement with respect to a series of certificates evidencing interests in a trust that includes mortgage loans may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or prepayments collected from borrowers and any interest or other income which may be earned on funds held in any account held by any servicer pursuant to the pooling and servicing agreement.

The servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the trust property, including, without limitation, payment of the fees and disbursements of the independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the trust.

If and to the extent provided in the related prospectus supplement, the servicer will be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain prepayment interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust during such period prior to their respective due dates therein.

The Trustee

The trustee under each pooling and servicing agreement or indenture will be named in the related prospectus supplement. The trustee must be a corporation or association organized under the laws of a state or the United States of America and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. It must also have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the trustee may not be an affiliate of E*TRADE MBSC or the servicer, either E*TRADE MBSC or the servicer may maintain normal banking relations with the trustee if the trustee is a depository institution.

The trustee may resign at any time by giving written notice to E*TRADE MBSC, the servicer and the related rating agencies for your series of certificates within sixty (60) days before the date specified in the notice of the date such resignation is to take effect and acceptance by a successor trustee in accordance with the terms of the pooling and servicing agreement. If at any time the trustee shall cease to be eligible to continue as such under the related agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the securities, then the depositor may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the securities of any series entitled to at least 51% (or such other percentage specified in the related prospectus supplement) of the voting rights for such series may at any time remove the trustee without cause and appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The owner trustee under an owner trust agreement will be named in the related prospectus supplement.

The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture, pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by such agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

The pooling and servicing agreement and/or indenture may be amended by the parties thereto with the consent of the holders of outstanding securities holding at least 51% (or such other percentage as defined in the prospectus supplement) of the voting rights of a series. Voting rights with respect to any series may be allocated to specific classes of securities without regard to such classes outstanding principal amount. For example, Strip Classes or Residual Certificates may be allocated a certain percentage of the voting rights of a series even though such classes may not have any, or any significant amount of, principal amount outstanding. No amendment however may

•	reduce in any manner or delay the timing of payments on the mortgage loans or distributions to the securityholders, or

•	reduce the percentage of securityholders required to authorize an amendment to the pooling and servicing agreement or indenture unless each holder of a security affected by such amendment consents. The agreements may also be amended by the parties thereto without the consent of securityholders, for the purpose of, among other things,

•	curing any ambiguity or mistake,

•	correcting any defective provision or supplementing any inconsistent provisions,

•	modifying, eliminating or adding to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the trust as a REMIC under the Code, if applicable, or

•
adding any other provisions with respect to matters or questions arising under the agreements or matters arising with respect to the trust that are not covered by the related agreement and which shall not be inconsistent with the current provisions of the agreement, provided that any such action shall not adversely affect in any material respect the interests of any securityholder.

Any such amendment or supplement shall be deemed not to adversely affect in any material respect any securityholder if there is delivered to the trustee written notification from each rating agency that rated the applicable securities to the effect that such amendment or supplement will not cause that rating agency to reduce the then current rating assigned to such securities.

Master Servicer Events of Default

Unless otherwise provided in the related prospectus supplement, master servicer events of default under the pooling and servicing agreement or indenture in respect of a series will include, among other things,

•
any default in the performance or breach of any covenant or warranty of the master servicer under the pooling and servicing agreement with respect to such series which continues unremedied for a specified period after the giving of written notice of such failure to the master servicer or securities administrator by the trustee or by the holders of securities entitled to at least 25% of the aggregate voting rights,

•
any failure by the master servicer to make any payment required to be made to the trustee under the pooling and servicing agreement including any advances with respect to delinquent mortgage loans in a trust or servicing advances in respect of any mortgage loan, and

•
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer, if any, and certain actions by or on behalf of the servicer or securities administrator indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of sixty (60) days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to the depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

Rights Upon Event of Default

So long as an event of default with respect to the pooling and servicing agreement or indenture, as applicable, remains unremedied, the depositor or the trustee may, and at the direction of the holders of a series entitled to a certain percentage of the voting rights, as specified in the pooling and servicing agreement, terminate all of the rights and obligations of the master servicer under the applicable agreement. Upon termination, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under such agreement (except that if the trustee is to so succeed the master servicer but is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint or, if the holders of securities representing a certain percentage of the voting rights, as specified in the pooling and servicing agreement, so request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the applicable agreement or may provide cash, a letter of credit, a standby master servicing agreement or another arrangement that will not result in any downgrade of the then-current rating of the securities of the related series. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the applicable agreement.

Unless otherwise described in the related prospectus supplement, a specified percentage of the holders of securities affected by any event of default may be entitled to waive such event of default. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the agreement.

No noteholder or holder of an equity certificate in an owner trust generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to such agreement unless

•	such holder previously has given to the trustee written notice of default and the continuance thereof,

•
the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate outstanding balance with respect of such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity,

•	the trustee has neglected or refused to institute any such proceeding for sixty (60) days after receipt of such request and indemnity and

•	no direction inconsistent with such written request has been given to the trustee during such sixty (60) day period by the holders of a majority of the outstanding principal balance of such class.

Reports to Securityholders

The trustee will furnish the securityholders with monthly statements containing information with respect to principal and interest distributions, realized losses and the assets of the trust. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by a servicer or securities administrator with respect to compliance with the provisions of a servicing agreement, pooling and servicing agreement or indenture, as applicable, will be furnished to securityholders upon request addressed to E*TRADE Mortgage Backed Securities Corporation, 671 North Glebe Road, Arlington, Virginia 22203, Attention: President.

Termination

The pooling and servicing agreement or the indenture, and the respective obligations and responsibilities created thereby, shall terminate upon the distribution to securityholders of all amounts required to be paid pursuant to such agreement following

•	the purchase of all the mortgage loans in the trust and the related mortgaged properties acquired in respect thereof, if the related prospectus supplement so provides, or

•	the later of the final payment or other liquidation of the last mortgage loan remaining in the trust or the disposition of all mortgaged properties acquired in respect thereof.

In no event, however, will the trust created by any agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the pooling and servicing agreement or indenture will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at the corporate trust office of the trustee or its agent as set forth in the prospectus supplement. If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

Certain Terms of the Indenture

With respect to any series of mortgage-backed notes, the Indenture Trustee, Depositor and Master Servicer will enter into an Indenture governing the right, title and obligations of securityholders and payment priorities with respect to the mortgage-backed notes. The following summary supplements the general discussion above regarding certain provisions of the Indenture.

Events of Default.    Unless otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

•	a default for thirty (30) days (or such other number of days specified in such prospectus supplement) or more in the payment of any principal of or interest on any note of such series;

•
failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of sixty (60) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•
any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust; or

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are accrual securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of such series.

If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for thirty (30) days or more, unless:

•	the holders of 100% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the notes of such series consent to such sale,

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

•
the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the notes of such series.

In the event that the trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days (or such other number of days specified in the related prospectus supplement) or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

Discharge of the Indenture

The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the maturity date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

General

The following discussion contains the material legal aspects of mortgage loans that are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially, these summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the mortgaged properties securing the mortgage loans are situated. These summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In this regard, the following discussion does not reflect federal regulations with respect to FHA loans or VA loans.

Mortgage Loans

The mortgage loans will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and, generally, on the order of filing with a state or county office. There are two parties to a mortgage: the borrower, who is the borrower and owner of the property; and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a borrower); a lender called the beneficiary (similar to a mortgagee); and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Interest In Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, the depositor or the seller will make certain representations and warranties in the pooling and servicing agreement or the indenture with respect to any mortgage loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the prospectus supplement.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant. However, when the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at the foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the trustee or receiver for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender’s investment therein. Any loss may be reduced by the receipt of insurance proceeds. See “The Trusts—Mortgage Insurance on the Mortgage Loans” and “The Trusts—Hazard Insurance Policies” in this prospectus.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

Rights of Reinstatement and Redemption

In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior encumbrancers are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure, or to sale pursuant to a non-judicial power of sale. Where the right of redemption is available, in some states statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged property, while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Loan-to-Value Ratio

The “loan-to-value ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the value of the related mortgaged property. The “value” of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

•	the appraised value determined in an appraisal obtained by the originator at origination of such loan and

•	the sale price for such property.

“Refinance loans” are loans made to refinance existing loans. Unless otherwise set forth in the related prospectus supplement, the value of the mortgaged property securing a refinance loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the refinance loan. The value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Cooperative Loans

The mortgage loans may contain cooperative loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord is generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date, and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Realizing Upon Cooperative Loan Security

The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s charter documents, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative Loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a commercially reasonable manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Consumer Protection Laws with respect to Mortgage Loans

Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending

Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes (including federal and state elected predatory lending legislation). These laws can impose specific statutory liabilities upon lenders who fail to comply with their provisions. In some cases, this liability may affect an assignee’s ability to enforce a contract. In particular, the originators’ failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the contracts against either the originators or assignees.

Under federal and state-enacted predatory lending laws, there are stringent limitations on interest rates and fees or points assessed in connection with the origination of mortgage loans. The failure of a lender to comply with the predatory lending legislation may result in the affected mortgage loan being determined to be unenforceable. An affected mortgage loan would have a significantly increased risk of default or prepayment.

Mortgage loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Late charges will be retained by the servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to you.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and greater of the net amount realized upon the foreclosure sale and the market value of the mortgaged property.

Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the mortgaged property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the mortgaged property.

In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers’ and Sailors’ Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.

In a Chapter 13 proceeding under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the “Bankruptcy Code”), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the periodic payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Court decisions have applied this relief to claims secured by the debtor’s principal residence. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance these amounts, and any loss may reduce the amounts available to be paid to you.

In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Soldiers’ and Sailors’ Civil Relief Act of 1940 and Similar State-Enacted Legislation

Under the Soldiers’ and Sailors’ Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service,

•
are entitled to have interest rates reduced and capped at 6% per annum on obligations—including mortgage loans—incurred prior to the commencement of military service for the duration of military service,

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on these obligations entered into prior to military service and

•
may have the maturity of these obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

States have enacted similar legislation which mandates interest rate deduction for members of all branches of the military. However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with these obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a mortgage loan included in your trust is relieved pursuant to the Soldiers’ and Sailors’ Civil Relief Act of 1940 and similar state laws, neither the servicer nor the trustee will be required to advance these amounts, and any loss may reduce the amounts available to you. Any shortfalls in interest collections on mortgage loans included in your trust resulting from application of the Soldiers’ and Sailors’ Civil Relief Act of 1940 and similar state laws generally will be allocated to each class that is entitled to receive interest in proportion to the interest that each class would have otherwise been entitled to receive in respect of these mortgage loans had this interest shortfall not occurred.

Environmental Considerations

The federal Comprehensive Environmental Response Compensation and Liability Act, as amended, (“CERCLA”) imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. This liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several (i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination). If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “1996 Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Lender Liability Act offers protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the operational affairs of the property of the borrower. The 1996 Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The 1996 Lender Liability Act also provides that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosures or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a “superlien.”

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged property was conducted. No representations or warranties are made by the seller or E*TRADE MBSC as to the absence or effect of hazardous wastes or hazardous substances on any of the mortgaged property. Each of the servicers will make representations or warranties with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to you.

Generally, the servicers are not permitted to foreclose on any mortgaged property without the approval of the trustee or its designee. The trustee is not permitted to approve foreclosure on any property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The trustee, or its designee, is required to inquire of any servicer requesting approval of foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a servicer does not foreclose on mortgaged property, the amounts otherwise available to pay to you may be reduced. A servicer will not be liable to the holders of the securities if it fails to foreclose on mortgaged property that it reasonably believes may be so contaminated or affected, even if such mortgaged property are, in fact, not so contaminated or affected. Similarly, a servicer will not be liable to the holders of the securities if based on its reasonable belief that no such contamination or effect exists, the servicer forecloses on mortgaged property and takes title to the mortgaged property, and then the mortgaged properties are determined to be contaminated or affected.

“Due-on Sale” Clauses

The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Act”), which, after a three-year grace period, preempted state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans (including the conventional mortgage loans) made after the effective date of the Act are enforceable within limitations identified in the Act and its regulations.

By virtue of the Act, the mortgage lender generally may be permitted to accelerate any conventional mortgage loan which contains a “due-on-sale” clause upon transfer of an interest in the mortgaged property. With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including

•	the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

•
a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property,

•
a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property,

•
the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created pursuant to a contract for deed,

•	a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

•	other transfers set forth in the Act and its regulations.

As a result, a lesser number of mortgage loans which contain “due-on-sale” clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted. FHA and VA loans do not contain due-on-sale clauses. See “Description of the Securities—Maturity and Prepayment Considerations” in this prospectus.

Enforceability of Prepayment and Late Payment Fees

The standard form of mortgage note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans. Generally, late charges and prepayment fees may be retained by the servicers as additional servicing compensation to the extent permitted by law and not waived by the servicers.

Equitable Limitations on Remedies

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, like the borrower failing to adequately maintain the mortgaged property or the borrower executing a second mortgage or deed of trust affecting the mortgaged property. Finally, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

The mortgage loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans may not restrict secondary financing, permitting the borrower to use the mortgaged property as security for one or more additional loans. Other of the mortgage loans may preclude secondary financing—by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property or in some other fashion—or may require the consent of the senior lender to any junior or substitute financing. However, these provisions may be unenforceable in some jurisdictions under certain circumstances.

Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the office of the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (“NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision (“OTS”), with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Certain Legal Aspects of the Financial Assets

Financial assets held by your trust will have legal characteristics different from mortgage loans. Financial assets will represent interests in, or will be secured by, mortgage loans or other mortgage loans held by another trust. Each financial asset held by your trust will be registered in the name of your trustee, or your trustee will be the beneficial owner of the financial asset, if book-entry. Your interests in the underlying financial assets may only be exercised through your trustee. The particular entitlements represented by the financial assets in your trust, and the underlying mortgage loans in each, will be detailed in your prospectus supplement.

THE DEPOSITOR

E*TRADE Mortgage Backed Securities Corporation (“E*TRADE MBSC” or the “Depositor”) was incorporated in Delaware on January 15, 2003, and is a wholly owned, limited-purpose financing subsidiary of E*TRADE Financial Corporation. It is expected that E*TRADE Financial Corporation may contribute the stock of E*TRADE MBSC Corp. to E*TRADE Bank, which would establish E*TRADE MBSC Corp. as a wholly-owned subsidiary of E*TRADE Bank. E*TRADE MBSC’s principal executive office is located at 671 North Glebe Road, Arlington, Virginia, 22203, Telephone: (703) 236-8000, Attention: President. E*TRADE MBSC was formed solely for the purpose of facilitating the financing and sale of mortgage-related assets. It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage-related assets and taking certain similar actions. E*TRADE MBSC’s Certificate of Incorporation limits E*TRADE MBSC’s business to the foregoing and places certain other restrictions on E*TRADE MBSC’s activities. E*TRADE MBSC has authorized capital stock consisting of 3000 shares of $0.01 par value Common Stock of which 1,000 shares have been issued and currently are held by E*TRADE Financial Corporation. It is expected that E*TRADE Financial Corporation may contribute all of the issued and outstanding shares of capital stock of E*TRADE MBSC to E*TRADE Bank.

E*TRADE MBSC does not have, nor is it expected in the future to have, any significant assets.

USE OF PROCEEDS

Substantially all of the net proceeds from the sale of each series of securities will be applied by E*TRADE MBSC to purchase the trust assets assigned to the trust underlying each series or to fund loans to finance companies secured by the pledge of trust assets to the trust for each series, or the payment of the financing incurred in such acquisitions, and to pay for certain expenses incurred in connection with such acquisition of trust property and sale of certificates. The depositor expects to sell the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust property acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

FEDERAL INCOME TAX CONSEQUENCES

The following is the opinion of Hunton & Williams regarding the material federal income tax consequences of the purchase, ownership, and disposition of the securities. This opinion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. Because REMIC status may be elected with respect to certain series, this discussion includes a summary of the federal income tax consequences to holders of REMIC securities.

This opinion does not purport to deal with the federal income tax consequences that may affect particular investors in light of their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts (“REITs”), investment companies, and certain other organizations that face special rules. This opinion focuses primarily on investors who will hold the securities as capital assets—generally, property held for investment—within the meaning of Section 1221 of the Code, although much of this opinion is applicable to other investors as well. You should note that, although final regulations under the REMIC provisions of the Code (the “REMIC Regulations”) have been issued by the Treasury Department (the “Treasury”), no currently effective regulations or other administrative guidance has been issued concerning certain provisions of the Code that are or may be applicable to you, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC regular securities and certain other types of securities. Furthermore, the REMIC regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this opinion and the opinion referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the “IRS”) will not take positions that would be materially adverse to investors. Finally, this opinion does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the securities. Consequently, you should consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

General

Many aspects of the federal income tax treatment of the securities will depend upon whether an election is made to treat your trust, or one or more segregated pools of trust assets, as one or more REMICs. The accompanying prospectus supplement will indicate whether a REMIC election or elections will be made with respect to your trust. For each series in which one or more REMIC elections are to be made, Hunton & Williams, counsel to E*TRADE MBSC, will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election or elections and compliance with the pooling and servicing agreement and certain other documents specified in the opinion, the trust—or one or more segregated pools of trust assets—will qualify as one or more REMICs (each, a “Series REMIC”). For each series with respect to which a REMIC election is not to be made, Hunton & Williams will deliver a separate opinion generally to the effect that the trust will be treated as (i) a grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities (the “Grantor Trust Securities”), (ii) a trust treated as a partnership for federal income tax purposes that will issue securities (the “Partnership Securities”), or (iii) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (the “Debt Securities”). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

REMIC Certificates

Each REMIC certificate will be classified as either a REMIC regular certificate, which generally is treated as debt for federal income tax purposes, or a Residual Certificate, which generally is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the REMIC. The accompanying prospectus supplement for each series of REMIC certificates will indicate which of the certificates of the series will be classified as REMIC regular certificates and which will be classified as Residual Certificates. REMIC certificates held by a thrift institution taxed as a “domestic building and loan association” generally will constitute a “regular or residual interest in a REMIC,” as the case may be, within the meaning of Section 7701(a)(19)(C)(xi) of the Code; REMIC certificates held by a REIT generally will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code; and interest on these certificates generally will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B), all in the same proportion that the related REMIC’s assets would so qualify. If 95% or more of the assets of a given Series REMIC constitute qualifying assets for thrift institutions and REITs, the REMIC certificates and income on them generally will be treated entirely as qualifying assets and income for these purposes. The REMIC regular certificates generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. REMIC regular certificates held by a financial asset securitization investment trust (a “FASIT”) will qualify for treatment as “permitted assets” within the meaning of Section 860L(c)(1)(G) of the Code. In the case of a series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the certificates and the income on them will be treated as qualifying assets and income for such purposes. However, REMIC certificates will not qualify as government securities for REITs and regulated investment companies (“RICs”) in any case.

Tax Treatment of REMIC Regular Certificates

Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for REMIC regular certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income to you and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular certificates or Residual Certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The trustee or its designee will report annually to the IRS and to holders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates. The trustee, the master servicer or its designee will be the party responsible for computing the amount of original issue discount to be reported to the REMIC regular certificate holders each taxable year (the “Tax Administrator”).

Under temporary Treasury regulations, holders of REMIC regular certificates issued by “single-class REMICs” who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC’s “allocable investment expenses”—i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums—and (ii) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses—including Section 212 expenses—only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC—either directly or through a pass-through entity—will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the “Applicable Amount”) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over such Applicable Amount, and (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series. Where appropriate, the prospectus supplement for a particular REMIC series will indicate that the holders of certificates of this series may be required to recognize additional income as a result of the application of the limitations of either Section 67 or Section 68 of the Code. Non-corporate holders of REMIC regular certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax (“AMT”).

Original Issue Discount

Certain classes of REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. In general, such original issue discount, if any, will equal the excess, if any, of the “stated redemption price at maturity” of the REMIC regular certificate—generally, its principal amount—over its “issue price.” Holders of REMIC regular certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.

The amount of original issue discount required to be included in a REMIC regular certificateholder’s income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the REMIC regular certificates, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC regular certificate generally is calculated based on (i) a single constant yield to maturity and (ii) the prepayment rate for the related mortgage collateral and the reinvestment rate on amounts held pending distribution that were assumed in pricing the REMIC regular certificate (the “Pricing Prepayment Assumptions”). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the Tax Administrator will, except as otherwise provided, base its computations on Code Section 1272(a)(6), existing final regulations that govern the accrual of original issue discount on debt instruments, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the “OID Regulations”), and certain other guidance, all as described below. However, there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the REMIC regular certificates. The Tax Administrator will account for income on certain REMIC regular certificates that provide for one or more contingent payments as described in “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. Prospective purchasers should be aware that neither E*TRADE MBSC, the trustee nor any servicer will make any representation that the mortgage loans underlying a series will in fact prepay at a rate conforming to the related Pricing Prepayment Assumptions or at any other rate.

The amount of original issue discount on a REMIC regular certificate is an amount equal to the excess, if any, of the certificate’s “stated redemption price at maturity” over its “issue price.” Under the OID Regulations, a debt instrument’s stated redemption price at maturity is the sum of all payments provided by the instrument other than “qualified stated interest” (the “Deemed Principal Payments”). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property—other than debt instruments of the issuer—at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See “Federal Income Tax Consequences—REMIC Certificates—Variable Rate Certificates” in this prospectus. Thus, in the case of any REMIC regular certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that certificate.

Since a certificate that is part of an Accretion Class generally will not require unconditional payments of interest at least annually, the stated redemption price at maturity of this certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC regular certificate generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public.

The OID Regulations contain an aggregation rule (the “Aggregation Rule”) under which two or more debt instruments issued in connection with the same transaction or related transactions—determined based on all the facts and circumstances—generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder. The Aggregation Rule, however, does not apply if the debt instrument is part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash—or property traded on an established market—to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to REMIC regular certificates of different classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation Rule to REMIC regular certificates for purposes of reporting to securityholders.

Under a de minimis rule, a REMIC regular certificate will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the certificate’s stated redemption price at maturity multiplied by the weighted average maturity (“WAM”) of all Deemed Principal Payments. For that purpose, the WAM of a REMIC regular certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the certificate’s issue date until the payment is made, and the denominator of which is the certificate’s stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a REMIC regular certificate will be computed using the Pricing Prepayment Assumptions. A REMIC regular certificateholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon disposition of the certificate, unless the certificateholder makes an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount accruing on the REMIC regular certificate, reduced by any amortizable premium or acquisition premium accruing on the REMIC regular certificate, under the constant yield method used to account for original issue discount (an “All OID Election”).

REMIC regular certificates may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the certificates is lower than the rate payable during the remainder of the life of the certificates (“Teaser Certificates”). Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the certificate would be more than de minimis as determined as described above if the stated interest on a Teaser Certificate would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such certificate that is measured against the de minimis amount of original issue discount allowable on the certificate is the greater of (i) the excess of the stated principal amount of the certificate over its issue price (“True Discount”) and (ii) the amount of interest that would be necessary to be payable on the certificate in order for all stated interest to be qualified stated interest.

The holder of a REMIC regular certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the REMIC regular certificate, of the “daily portions” of the original issue discount on such certificate. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any accrual period the certificate’s ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any Deemed Principal Payments received on the certificate during such period over (ii) the certificate’s “adjusted issue price” at the beginning of such period. The present value of payments yet to be received on a REMIC regular certificate is computed using the Pricing Prepayment Assumptions and the certificate’s original yield to maturity—adjusted to take into account the length of the particular accrual period, and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the accrual period. The adjusted issue price of a REMIC regular certificate at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any Deemed Principal Payments received on the certificate during that period. Thus, an increased or decreased rate of prepayments received with respect to a REMIC regular certificate will be accompanied by a correspondingly increased or decreased rate of recognition of original issue discount by the holder of such certificate.

The yield to maturity of a REMIC regular certificate is calculated based on (i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of “mandatory redemptions,” that are taken into account by the parties in pricing the REMIC regular certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the certificate’s yield to maturity. The Tax Administrator’s determination of whether a contingency relating to a class of REMIC regular certificates is more likely than not to occur is binding on each holder of a REMIC regular certificate of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the certificate is different from that of the Tax Administrator.

In many cases, REMIC regular certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, E*TRADE MBSC will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the certificate is lower than it would be if the certificate were not redeemed early. If E*TRADE MBSC is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the certificates of a particular series are issued at par or at a discount, E*TRADE MBSC will not be presumed to exercise its option to redeem the certificates because a redemption by E*TRADE MBSC would not lower the yield to maturity of the certificates. If, however, some certificates of a particular series are issued at a premium, E*TRADE MBSC may be able to lower the yield to maturity of the certificates by exercising its redemption option. In determining whether E*TRADE MBSC will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that E*TRADE MBSC will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator’s position.

A REMIC regular certificate having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price. If the subsequent holder’s adjusted basis in such a certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date, the certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium. See “Federal Income Tax Consequences—REMIC Certificates—Amortizable Premium” in this prospectus. If the subsequent holder’s adjusted basis in the certificate, immediately after the acquisition, exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received on the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate’s adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate. For that purpose, the adjusted basis of a REMIC regular certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent holder of a REMIC regular certificate having original issue discount may make an All OID Election with respect to the certificate.

The OID Regulations provide that a certificateholder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC regular certificate under the constant yield method used to account for original issue discount. The accrued amount is adjusted to reflect any amortizable premium or acquisition premium accruing on the REMIC regular certificate. To make the All OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder’s other debt instruments with market discount, as described in “Federal Income Tax Consequences—REMIC Certificates—Market Discount” in this prospectus. In addition, if an All OID Election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder’s other debt instruments with amortizable premium under the constant yield method.

See “Federal Income Tax Consequences—REMIC Certificates—Amortizable Premium” in this prospectus. You should be aware that the law is unclear as to whether an All OID Election is effective for a certificate that is subject to the contingent payment rules. See “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

If the interval between the issue date of a current interest certificate and the first Distribution Date (the “First Distribution Period”) contains more days than the number of days of stated interest that are payable on the first Distribution Date, the effective interest rate received by you during the First Distribution Period will be less than your certificate’s stated interest rate, making your certificate a Teaser Certificate. If the amount of original issue discount on the certificate measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the certificate, the amount by which the stated interest on the Teaser Certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate’s stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount in the First Distribution Period in addition to any qualified stated interest that accrues in that period.

Similarly, if the First Distribution Period is shorter than the interval between subsequent Distribution Dates, the effective rate of interest payable on a certificate during the First Distribution Period will be higher than the stated rate of interest if a certificateholder receives interest on the first Distribution Date based on a full accrual period. Unless the Pre-Issuance Accrued Interest Rule described below applies, the certificate (a “Rate Bubble Certificate”) would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Certificate attributable to the First Distribution Period would be the amount by which the interest payment due on the first Distribution Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the “Pre-Issuance Accrued Interest Rule,” if, (i) a portion of the initial purchase price of a Rate Bubble Certificate is allocable to interest that has accrued under the terms of the certificate prior to its issue date (“Pre-Issuance Accrued Interest”) and (ii) the certificate provides for a payment of stated interest on the First Distribution Date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the certificate’s issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the certificateholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Distribution Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the certificate. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Certificate for which it is available if the certificate’s stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Certificate is longer than subsequent payment periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the certificate’s stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate. Thus, a REMIC regular certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to interest accrued under the terms of such certificate before its issue date. All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such certificate for federal income tax accounting purposes.

It is not entirely clear how income should be accrued with respect to a REMIC regular certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an “Interest Weighted Certificate”). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates,” in this prospectus. Some Interest Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal (“Superpremium Certificates”). Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the IRS will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.

In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC regular certificates, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on your certificates for federal income tax purposes.

Variable Rate Certificates

A REMIC regular certificate may pay interest at a variable rate (a “Variable Rate Certificate”). A Variable Rate Certificate that qualifies as a “variable rate debt instrument” as that term is defined in the OID Regulations (a “VRDI”) will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Certificate qualifies as a VRDI under the OID Regulations if (i) the certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM of the certificate or (b) 15% of such noncontingent principal amount (an “Excess Premium”); (ii) stated interest on the certificate compounds or is payable unconditionally at least annually at (a) one or more “qualified floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”; (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate—i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the certificate and ends one year following that day; and (iv) the certificate does not provide for contingent principal payments.

Under the OID Regulations a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a REMIC regular certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of the certificate are within 25 basis points of each other.

A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a “Cap”), a restriction or restrictions on the minimum stated interest rate (a “Floor”), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a “Governor”), or other similar restriction only if: (a) the Cap, Floor, Governor, or similar restriction is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the certificate to be significantly less or significantly more than the expected yield on the certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

An objective rate is a rate—other than a qualified floating rate—that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer—or a related party—or is unique to the circumstances of the issuer or related party, such as dividends, profits, or the value of the issuer’s or related party’s stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer. An objective rate is a qualified inverse floating rate if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding certain Caps, Floors, and Governors).

If interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

All interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a “Single Rate VRDI Certificate”) is treated as qualified stated interest. The amount and accrual of original issue discount on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus to such hypothetical fixed rate certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

Except as provided below, the amount and accrual of original issue discount on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate VRDI Certificate (a “Multiple Rate VRDI Certificate”) is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate certificate.

The amount and accrual of original issue discount on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate—other than an initial fixed rate that is intended to approximate the subsequent variable rate—is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate—or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

REMIC regular certificates of certain series may provide for interest based on a weighted average of the interest rates on some or all of the mortgage loans or regular interests in a second REMIC held subject to the related pooling and servicing agreement (“Weighted Average Certificates”). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an “objective rate” and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate’s term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate’s term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

REMIC regular certificates of certain series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate (“Inverse Floater Certificates”). Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates, because their rates either constitute “qualified inverse floating rates” under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such certificates will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the mortgage loans—or other interest bearing assets—held by the related REMIC in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the IRS provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator intends to treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

Interest Weighted Certificates and Non-VRDI Certificates

The treatment of a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI (each a “Non-VRDI Certificate”) or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the “Contingent Payment Regulations”) that address the federal income tax treatment of debt obligations that provide for one or more contingent payments (“Contingent Payment Obligations”). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other REMIC regular certificates that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Pricing Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payments schedule will be derived based on the assumption that the principal balances of the mortgage loans that collateralize the certificate pay down pro rata.

The method described in the foregoing paragraph for accounting for Interest Weighted Certificates, Non-VRDI Certificates and any other REMIC regular certificates that are Contingent Payment Obligations is consistent with Code Section 1272(a)(6) and its legislative history. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates, Interest Weighted Certificates, particularly with respect to the method that should be used to account for the income on such certificates, and any other REMIC regular certificates that are Contingent Payment Obligations you should consult your tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.

Anti-Abuse Rule

Because of concerns that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produce unreasonable tax results, the OID Regulations contain an anti-abuse rule. The anti-abuse rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability.

Market Discount

A subsequent purchaser of a REMIC regular certificate at a discount from its outstanding principal amount—or, in the case of a REMIC regular certificate having original issue discount, its adjusted issue price—will acquire such certificate with “market discount.” The purchaser generally will be required to recognize the market discount—in addition to any original issue discount remaining with respect to the certificate—as ordinary income. A person who purchases a REMIC regular certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus. A REMIC regular certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount of the certificate—or in the case of a REMIC regular certificate having original issue discount, the adjusted issue price of such certificate—multiplied by (ii) the WAM of the certificate determined as for original issue discount remaining after the date of purchase. Regardless of whether the subsequent purchaser of a REMIC regular certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments, including, in the case of a REMIC regular certificate having original issue discount, any Deemed Principal Payments, are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has “accrued,” but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the “Current Recognition Election”). The IRS has set forth in Revenue Procedure 92-67 the manner in which a Current Recognition Election may be made. In addition, a purchaser may make an All OID Election with respect to a REMIC regular certificate purchased with market discount. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus.

Until the Treasury promulgates applicable regulations, the purchaser of a REMIC regular certificate with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a REMIC regular certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a REMIC regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. The IRS indicated in Revenue Procedure 92-67 the manner in which an election may be made to accrue market discount on a REMIC regular certificate on the basis of a constant interest rate. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

A certificateholder who has acquired any REMIC regular certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a REMIC regular certificateholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Federal Income Tax Consequences—REMIC

Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable—e.g., based on a constant yield to maturity.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC regular certificate subject to optional redemption by E*TRADE MBSC that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of REMIC regular certificates. Prospective investors in REMIC regular certificates should consult their own tax advisors as to the application of the market discount rules to those certificates.

Amortizable Premium

A purchaser of a REMIC regular certificate who purchases the certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC regular certificate will be calculated using the Pricing Prepayment Assumptions. Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a REMIC regular certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC regular certificate, such election will apply to all taxable debt instruments, including all REMIC regular interests, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the REMIC regular certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

Amortizable premium on a REMIC regular certificate that is subject to redemption at the option of the trust generally must be amortized as if the optional redemption price and date were the certificate’s principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a certificateholder would not be able to amortize any premium on a REMIC regular certificate that is subject to optional redemption at a price equal to or greater than the certificateholder’s acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable—e.g., based on a constant yield to maturity.

Consequences of Realized Losses

Under Section 166 of the Code, both corporate holders of REMIC regular certificates and noncorporate holders that acquire REMIC regular certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC regular certificates become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a REMIC regular certificate in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until its REMIC regular certificate becomes wholly worthless—i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue original issue discount income with respect to such certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a REMIC regular certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC regular certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses on original issue discount.

The Tax Administrator will adjust the accrual of original issue discount on REMIC regular certificates in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the IRS will not contend successfully that a different method of accounting for the effect of realized losses is correct and that such method will not have an adverse effect upon the holders of REMIC regular certificates.

Gain or Loss on Disposition

If a REMIC regular certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of the certificate to the certificateholder, increased by any original issue discount or market discount previously includable in the certificateholder’s gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate, other than qualified stated interest, previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC regular certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC regular certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

If the holder of a REMIC regular certificate is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC regular certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC regular certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that certificate during the holding period had been 110% of a specified United States Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount, if any, on the certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

Tax Treatment of Residual Certificates

Overview.    Residual Certificates will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the trust or one or more segregated pools of trust assets underlying a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See “Federal Income Tax Consequences—REMIC Certificates

REMIC Qualification” in this prospectus. A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes—i.e., not subject to entity-level tax. All interests in a Series REMIC other than the Residual Certificates must be regular interests—i.e., REMIC regular certificates. As described in “Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of REMIC Regular Certificates,” a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes. REMIC regular certificates will generate interest and original issue discount deductions for the REMIC. Each trust for which there is a REMIC election must have one, and only one class of residual interests. As a residual interest, a Residual Certificate represents the right to (i) stated principal and interest on such certificate, if any, and (ii) its pro rata share of the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC’s expenses. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Certificateholders, and each Residual Certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the REMIC’s income or loss will continue until all of the REMIC regular certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize “phantom” income—i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles—which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

A portion of the income of Residual Certificateholders in certain Series REMICs will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income (“UBTI”) to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30 % withholding tax that may otherwise available to a foreign Residual Certificateholder.

Taxation of Residual Certificateholders.    A Residual Certificateholder will recognize his share of the related REMIC’s taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC’s gross income, including interest, original issue discount, and market discount income, if any, on the REMIC’s assets, including temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC’s deductions, including deductions for interest and original issue discount expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC’s income from foreclosure property, and any bad debt deductions with respect to the mortgage loans. However, the REMIC may not take into account any items allocable to a “prohibited transaction.” See “Federal Income Tax Consequences—REMIC Certificates—REMIC-Level Taxes” in this prospectus. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described in “Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors—Individuals and Pass-Through Entities” in this prospectus.

The amount of the REMIC’s net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder’s adjusted basis in the Residual Certificate as of the end of that quarter—or time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for that quarter. A Residual Certificateholder’s basis in its Residual Certificate initially is equal to the price paid for such Certificate. This basis is increased by the amount of taxable income recognized with respect to the Residual Certificate and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the REMIC’s net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which securityholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder’s adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC’s initial aggregate basis in its assets will equal the sum of the issue prices of all Residual Certificates and REMIC regular certificates. In general, the issue price of a REMIC regular certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a REMIC regular certificate of a class not offered to the public, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC’s aggregate basis will be allocated among its assets in proportion to their respective fair market values.

The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in “Federal Income Tax Consequences—REMIC Certificates—Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium,” the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates. The amortized premium will reduce the REMIC’s taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders. It should be noted, however, that the law concerning the amortization of premium on trust assets is unclear in certain respects. If the IRS were to contend successfully that part or all of the premium on the REMIC’s assets underlying certain Series REMICs is not amortizable, the Residual Certificateholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC’s income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC’s assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC’s basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

A portion of the REMIC’s taxable income may be subject to special treatment. That portion (“excess inclusion income”) generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120 % of the applicable long-term federal rate, based on quarterly compounding, as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificateholders—Limitations on Offset or Exemption of REMIC Income” and “Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.

Limitations on Offset or Exemption of REMIC Income.    Generally, a Residual Certificateholder’s taxable income for any taxable year may not be less than such Certificateholder’s excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code

Section 511, the Residual Certificateholder’s excess inclusion income will be treated as UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Non-Recognition of Certain Transfers for Federal Income Tax Purposes.    The transfer of a “noneconomic residual interest” to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC,—i.e., the transferor has “improper knowledge.” A transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due.

Treasury regulations provide for a safe harbor for transfers of REMIC Residual Certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (i) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (ii) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due and (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (iv) the transferee satisfies either the formula test or the asset test described below.

Under the formula test, a transferor of a noneconomic residual interest will be presumed not to have improper knowledge if, in addition to meeting conditions (i), (ii) and (iii) above, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (i) any consideration given to the transferee to acquire the interest, (ii) the expected future distributions of interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the federal short-term rate for the month of the transfer.

Under the asset test, a transferor of a noneconomic residual interest generally will be presumed not to have improper knowledge if, in addition to (i), (ii) and (iii) above, (a) the transferee’s gross assets exceed $100 million and its net assets exceed $10 million, (b) the transferee is an “eligible corporation” as defined in Treasury regulations section 1.860E-1(c)(6)(i) other than a foreign permanent establishment or a fixed base (within the meaning of an applicable income tax treaty) of a domestic corporation, (c) the transferee agrees in writing that any subsequent transfer of the residual interest will not comply with the asset test, (d) the transferor does not know or have reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest, and (e) a reasonable person would not conclude, based on the facts and circumstances known to the transferor, that the taxes associated with the residual interest will not be paid. Holders should consult with their own tax advisors regarding the transfer of a Residual Certificate.

A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Ownership of Residual Certificates by Disqualified Organizations.    The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest, such as a Residual Certificate, by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization—other than a farmers’ cooperative described in Section 521 of the Code—that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a “Disqualified Organization”). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations. Furthermore, (i) residual interests in Series REMICs will be registered as to both principal and any stated interest with the trustee (or its agent) and transfer of a residual interest may be effected only (A) by surrender of the old residual interest instrument and reissuance by the trustee of a new residual interest instrument to the new holder or (B) through a book entry system maintained by the trustee, (ii) the applicable pooling and servicing agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (iii) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.

Second, the Code imposes a one-time tax on the transferor of a residual interest, including a Residual Certificate or interest in a Residual Certificate, to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC’s interests and (ii) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC’s organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. For that purpose, the term “agent” includes a broker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the IRS information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

Third, the Code imposes an annual tax on any pass-through entity—i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381—that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in “street name” for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity’s ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass- through entity will not be liable for the annual tax if the record holder of the interest in the pass- through entity furnishes to the pass-

through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the trustee. The trustee will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a Disqualified Organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable pooling and servicing agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such Residual Certificateholder a reasonable fee for providing the information.

Special Considerations for Certain Types of Investors

Dealers in Securities.    Residual Certificateholders that are dealers in securities should be aware that under Treasury regulations (the “Mark-to-Market Regulations”) relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any Residual Certificates. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations.

Tax-Exempt Entities.    Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificateholders” in this prospectus.

Individuals and Pass-Through Entities.    A Residual Certificateholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the certificateholder’s other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder’s adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the “Applicable Amount”) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.

Employee Benefit Plans.    See “Federal Income Tax Consequences—Residual Certificates—Special Considerations for Certain Types of Investors—Tax-exempt Entities” and “ERISA Considerations” in this prospectus.

REITs and RICs.    If the Residual Certificateholder is a REIT and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT’s shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because Residual Certificateholders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See “Federal Income Tax Consequences—Residual Certificates—Special Considerations for Certain Types of Investors—Foreign Residual Certificateholders” and “Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificateholders” in this prospectus.

A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC’s assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes (“Qualifying REIT Interest”) to the same extent. If 95% or more of a REMIC’s assets qualify as real estate assets for REIT purposes, 100% of that REMIC’s regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending distribution to the holders of the REMIC certificates constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC’s life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT’s adjusted basis in the certificate. REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds mortgage loans that provide for interest that is contingent on borrower profits or property appreciation.

Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a “security,” but will not be considered a “government security” for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a “voting security” under that Code section. Finally, because the REMIC will be treated as the “issuer” of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

Partnerships.    Partners in a partnership (other than an “electing large partnership”) that acquire a Residual Certificate generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate. The partnership itself is not subject to tax on income from the Residual Certificate other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations. For the treatment of an “electing large partnership,” see “Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of Residual Certificates—Ownership of Residual Certificates by Disqualified Organizations” in this prospectus.

Foreign Residual Certificateholders.    Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such Certificates to or from a foreign person. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Thrift Institutions, banks, and certain other financial institutions.    Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for thrift institutions, 100% of that REMIC’s regular and residual interests would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending their distribution to the holders of the REMIC Certificates will be treated as qualifying assets for thrift institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for thrift institutions throughout the REMIC’s life. The amount of a Residual Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder’s adjusted basis in that Residual Certificate.

Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See “Federal Income Tax Consequences—REMIC Certificates—Disposition of Residual Certificates” in this prospectus.

Disposition of Residual Certificates

A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized—or the fair market value of any property—received and his adjusted basis in the Residual Certificate. If the holder has held the Residual Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See “Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.

A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

Liquidation of the REMIC

A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered qualified if the REMIC (i) adopts a plan of complete liquidation, (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and (iii) distributes in liquidation all sale proceeds plus its cash (other than amounts retained to meet claims against it) to securityholders within the 90-day period. Under the REMIC Regulations, a plan of liquidation need not be in any special form. Furthermore, if a REMIC specifies the first day in the 90-day liquidation period in a statement attached to its final tax return, the REMIC will be considered to have adopted a plan of liquidation on that date.

Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium

Original Issue Discount.    Generally, the REMIC’s deductions for original issue discount expense on its REMIC regular certificates will be determined in the same manner as for determining the original issue discount income of the holders of such certificates, as described in “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus, without regard to the de minimis rule described therein.

Market Discount.    In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages. The REMIC’s aggregate initial basis in its qualified mortgages, and any other assets transferred to the REMIC on the startup day, equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC’s qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC’s qualified mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC’s initial basis in the qualified mortgages. The Pricing Prepayment Assumptions are used to compute the yield to maturity of the REMIC’s qualified mortgages.

Premium.    Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess. As stated above, the REMIC’s initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described under “Federal Income Tax Consequences—REMIC Certificates–Amortizable Premium,” a REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the borrowers on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

REMIC-Level Taxes

Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC’s income or loss that is includable in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of qualified mortgages other than pursuant to (a) the repurchase of a defective mortgage, (b) the substitution for a defective mortgage within two years of the closing date, (c) a substitution for any qualified mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a qualified mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of an adjustable rate mortgage loan the interest rate on which is convertible to a fixed rate of interest upon such conversion for an amount equal to the mortgage loan’s current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (iii) the receipt of compensation for services by the REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC’s qualified mortgages or (ii) made to facilitate a clean-up call. The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date, (ii) is made to facilitate a clean-up call or a qualified liquidation, (iii) is a payment in the nature of a guarantee, (iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund, or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each Series REMIC generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.

To the extent that a REMIC derives certain types of income from foreclosure property—generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although the relevant law is unclear.

The organizational documents governing the REMIC regular certificates and Residual Certificates will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.

REMIC Qualification

The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the “regular interests” and “residual interests,” respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC’s assets and (ii) the nature of the securityholders’ interests in the REMIC are met on a continuing basis.

Asset Composition

In order for a trust, or one or more designated pools of assets held by a trust, to be eligible for REMIC status, substantially all of the assets of the trust must consist of “qualified mortgages” and “permitted investments” as of the close of the third month beginning after the closing date and at all times thereafter (the “Asset Qualification Test”). A REMIC will be deemed to satisfy the Asset Qualification Test if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC’s assets) are assets other than qualified mortgages and permitted investments. A qualified mortgage is any obligation that is principally secured by an interest in real property, including a regular interest in another REMIC, that is either transferred to the REMIC on the closing date or purchased by the REMIC pursuant to a fixed price contract within a three-month period thereafter. Under the REMIC regulations, a qualified mortgage includes any obligation secured by manufactured housing that qualifies as a single family residence under Section 25(e)(10) of the Code, which requires that the housing (i) be used as a single family residence, (ii) have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches, and (iii) be customarily used at a fixed location. A qualified mortgage also includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on that date. The trust assets of each Series REMIC will be treated as qualified mortgages.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets other than REMIC residual interests that are part of a reasonably required reserve (a “Qualified Reserve Fund”) maintained by the REMIC to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, interest shortfalls on qualified mortgages caused by prepayments of those mortgages or unanticipated losses or expenses incurred by the REMIC. A Qualified Reserve Fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in a Qualified Reserve Fund exceeds a reasonably required amount, it must be reduced “promptly and appropriately.” Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.

Investors’ Interests

In addition to the requirements of the Asset Qualification Test, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date, or within a specified 10-day period and belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions are made pro rata. For each series REMIC with respect to which REMIC certificates are issued, the REMIC regular certificates will constitute one or more classes of regular interests in that REMIC, and the Residual Certificates will constitute the single class of residual interests in that REMIC.

If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC Regulations, interest payments, or similar amounts, are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125% of its specified principal amount. Under the REMIC Regulations, however, interest payable at a disproportionately high rate will not cause a REMIC regular certificate to be recharacterized as a residual interest if interest payments on the certificate consist of a specified portion of the interest payments on qualified mortgages and such portion does not vary during the period that the certificate is outstanding. None of the REMIC regular certificates, will have an issue price that exceeds 125% of their respective specified principal amounts unless interest payments on those certificates consist of a specified nonvarying portion of the interest payments on one or more of the REMIC’s qualified mortgages.

A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms, (ii) it is designated as a regular interest, (iii) it entitles its holder to a specified principal amount, and (iv) if it pays interest, such interest either (a) constitutes a specified nonvarying portion of the interest payable on one or more of the REMIC’s qualified mortgages, (b) is payable at a fixed rate with respect to the principal amount of the regular interest, or (c) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC Regulations, the following rates are permissible variable rates for REMIC regular interests: (i) a qualified floating rate set at a current value as described in “Federal Income Tax Consequences—REMIC Certificates—Variable Rate Certificates” in this prospectus, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate, (ii) a rate equal to the highest, lowest, or average of two or more qualified floating rates—e.g., a rate based on the average cost of funds of one or more financial institutions, or (iii) a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC; provided, however, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC Regulations, the presence of a ceiling or Floor on the interest payable on a variable rate interest will not prevent such interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC Regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC’s qualified mortgages.

The Code requires that certain arrangements be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests by certain organizations that are not subject to federal income tax, are described in “Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificateholders—Ownership of Residual Interests by Disqualified Organizations” in this prospectus. Series REMICs will be structured to provide for such arrangements.

Consequences of Disqualification

If a Series REMIC fails to comply with one or more of the Code’s ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in “Federal Income Tax Consequences—REMIC Certificates—Taxable Mortgage Pools” in this prospectus. If a Series REMIC were treated as a Taxable Mortgage Pool, any residual income of the REMIC—i.e., interest and discount income from the mortgage loans less interest and original issue discount expense allocable to the REMIC regular certificates and any administrative expenses of the REMIC—would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under

Treasury regulations as a separate association taxable as a corporation and the REMIC regular certificates would be treated as stock interests therein, rather than debt instruments. In that case, none of the payments made with respect to the REMIC regular certificates would be deductible by the former REMIC. In the latter two cases, the Residual Certificates also would be treated as stock interests in such Taxable Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report accompanying the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”). Any entity other than a REMIC, a FASIT, or a REIT will be considered to be a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (ii) such entity is the borrower under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the borrower, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations. E*TRADE MBSC generally will structure offerings of Debt Securities to avoid the application of the Taxable Mortgage Pool rules.

Taxation of Certain Foreign Holders of REMIC Certificates

REMIC Regular Certificates.    Interest, including original issue discount, paid on a REMIC regular certificate to a nonresident alien individual, foreign corporation, or other non-United States person (a “foreign person”) generally will be treated as “portfolio interest” and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person (“foreign person certification”) (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business. If the certificateholder fails to meet the conditions listed above, interest, including original issue discount, paid on the holders, certificates may be subject to either a 30% withholding tax or backup withholding. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including original issue discount, is effectively connected with your conduct of a trade or business in the United States and if you certify this on

Form W-8ECI. See “Federal Income Tax Consequences—REMIC Certificates—Backup Withholding” in this prospectus.

Residual Certificates.    Amounts paid to Residual Certificateholders who are foreign persons are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Under Treasury regulations, non-excess inclusion income received by Residual Certificateholders who are foreign persons generally qualifies as “portfolio interest” exempt from the 30% withholding tax only to the extent that (i) the assets of the Series REMIC are mortgage certificates that are issued in registered form, (ii) the mortgage loans underlying the mortgage certificates were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under “Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—REMIC Regular Certificates” in this prospectus. Because mortgage loans are not issued in registered form, amounts received by Residual Certificateholders who are foreign persons will not be exempt from the 30% withholding tax to the extent such amounts relate to mortgage loans held directly, rather than indirectly through mortgage certificates, by the related REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax—i.e., where the Residual Certificates, as a class, do not have significant value. Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.

Under the REMIC Regulations, a transfer of a Residual Certificate that has “tax avoidance potential” will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the “30% Test”). A transferor of a Residual Certificate to a foreign person will be presumed to have had a reasonable expectation that the Residual Certificate satisfies the 30% Test if that test would be satisfied for all mortgage loan prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate. Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.

Backup Withholding

Under federal income tax law, a certificateholder may be subject to “backup withholding” under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number (“TIN”) to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder’s certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder’s certificates broker with a foreign person certification. Backup withholding applies to “reportable payments,” which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

Reporting and Tax Administration

REMIC Regular Certificates.    Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) original issue discount, if any, accrued on the certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

Residual Certificates.    For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC’s taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC’s income tax return for that year. As required by the Code, a Series REMIC’s taxable year will be the calendar year.

Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC’s income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

A Residual Certificateholder will be designated as the REMIC’s tax matters person (“TMP”). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. E*TRADE MBSC, or its affiliate will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC’s TMP and will prepare and file the REMIC’s federal and state income tax and information returns.

Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC’s return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trusts

Treatment of the Trust for Federal Income Tax Purposes

With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the “Grantor Trust”) will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

Tax Treatment of the Grantor Trust Security

The types of Grantor Trust Securities offered in a series may include:

•	Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, (“IO Securities”),

•	Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets (“PO Securities”),

•	Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets (“Ratio Securities”), and

•	Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets (“Pass-Through Securities”).

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (“Strip Securities”) will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage loans. For purposes of those Code Sections, Pass-Through Securities will be characterized with reference to the trust assets, but it is not clear whether the Strip Securities will be so characterized. The IRS could take the position that the character of the trust assets is not attributable to the Strip Securities for purposes of those Sections. However, because the Strip Securities represent sole ownership rights in the principal and interest payments on the trust assets, the Strip Securities, like the Pass-Through Securities, should be considered to represent “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the trust assets would qualify for such treatment.

One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any Grantor Trust Security. See “ERISA Considerations” in this prospectus and in the accompanying prospectus supplement.

Treatment of Pass-Through Securities

The holder of a Pass-Through Security (“Pass-Through Securityholder”) generally will be treated as owning a pro rata undivided interest in each of the trust assets. Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the “Applicable Amount”)—will be reduced by the lesser of

•	the excess of adjusted gross income over the Applicable Amount, or

•
80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Grantor Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the securityholder otherwise would use the cash receipts and disbursements method.

The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the trust assets. The rules regarding discount and premium that are applicable to Grantor Trust Securities generally are the same as those that apply to REMIC regular certificates. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Variable Rate Certificates,” “—Market Discount” and “—Amortizable Premium” in this prospectus.

For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes

•	a single constant yield to maturity, and

•	the Pricing Prepayment Assumptions.

As in the case of REMIC regular certificates, Code Section 1272(a)(6) applies to Grantor Trust Securities, but no regulations have been issued describing the application of that Section to such securities. Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for a class of Grantor Trust Securities in the same manner as it would account for a class of REMIC regular certificates with the same terms. There can be no assurance, however, that the IRS ultimately will sanction the Tax Administrator’s position.

It is anticipated that most or all of the trust assets securing your series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the borrower if the discount attributable to such payments exceeds the de minimis amount. If the Grantor Trust contains trust assets purchased for a price below their outstanding principal amount, Pass-Through securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of such trust assets. Moreover, if trust assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for trust assets over their adjusted issue prices. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus.

Treatment of Strip Securities

Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Hunton & Williams believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of “stripped coupons” with respect to the separated rights to interest payments and “stripped bonds” with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity —or, in the case of a stripped coupon, the amount payable on the due date of such coupon—over its issue price. Treasury regulations under Section 1286 of the Code (the “Stripping Regulations”), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

•	the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

•	an aggregation approach similar to the Aggregation Rule may be applied, and

•	unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond’s stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See “Federal Income Tax Consequences—Grantor Trusts—Determination of Income With Respect to Strip Securities” in this prospectus.

The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

•	in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

•
in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount—i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he had held an undivided interest in the trust assets—to be treated as a separate debt instrument, and

•	in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security’s purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

Determination of Income with Respect to Strip Securities

For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Variable Rate Certificates,” “—Interest Weighted Certificates and Non-VRDI Securities,” “—Anti-Abuse Rule,” “—Market Discount” and “—Amortizable Premium” in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an “Ordinary Ratio Security”) subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of original issue discount on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in “Federal Income Tax Consequences—REMIC Certificates—Market Discount” in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in “Federal Income Tax Consequences—REMIC Securities—Amortizable Premium” in this prospectus.

Purchase of Complementary Classes of Strip Securities

Strip Securities of certain classes of the same series (“Complementary Securities”), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

Possible Alternative Characterizations

The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the “Net Series Rate”) is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for original issue discount purposes. The IRS also might challenge the manner in which original issue discount is calculated, contending that

•	the stated maturity should be used to calculate yield on the Grantor Trust Securities,

•	the Contingent Payment Regulations should not apply to the IO Securities, or

•	the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

Limitations on Deductions With Respect to Strip Securities

The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See “Federal Income Tax Consequences—Grantor Trusts—Treatment of Pass-Through Securities” in this prospectus.

Sale of a Grantor Trust Security

A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See “Federal Income Tax Consequences—REMIC Certificates—Gain or Loss on Disposition” in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a “capital asset” within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See “Federal Income Tax Consequences—REMIC Certificates—Gain or Loss on Disposition” in this prospectus.

Taxation of Certain Foreign Holders of Grantor Trust Securities

Interest, including original issue discount, paid on a Grantor Trust Security to a foreign person generally is treated as “portfolio interest” and, therefore, is not subject to any United States tax, provided that

•	such interest is not effectively connected with a trade or business in the United States of the securityholder,

•	the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

•	the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

•	the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest—including original issue discount—paid on a Grantor Trust Security may be subject to either a 30% withholding tax or backup withholding.

In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as “portfolio interest” and, therefore, is subject to United States withholding tax at a 30% rate—or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See “Federal Income Tax Consequences—Grantor Trusts—Possible Alternative Characterizations” in this prospectus. Although Code Sections 871(h)(4) and 881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest to Securityholders who are foreign persons. However, because the scope of those provisions is not entirely clear, investors who are foreign persons should consult their own tax advisors regarding the potential application of those provisions before purchasing a security.

Backup Withholding

The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See “Federal Income Tax Consequences—REMIC Certificates—Backup Withholding” in this prospectus.

Reporting and Tax Administration

For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the holders of REMIC regular certificates. See “Federal Income Tax Consequences—REMIC Certificates—Reporting and Tax Administration” in this prospectus.

Debt Securities and Partnership Trusts

Classification of Debt Securities and Partnership Trusts

With respect to each series of Partnership Securities and Debt Securities, Hunton & Williams will deliver its opinion that the Partnership Trust (the “Partnership Trust”) will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. With respect to the Debt Securities, Hunton & Williams will deliver its opinion that for federal income tax purposes the Debt Securities will be classified as debt. Each Debt Securityholder, by acceptance of a Debt Security, will agree to treat the Debt Securities as indebtedness for federal income tax purposes. The opinions will be based on the assumption that the terms of the related documents will be complied with, and on counsel’s conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans…secured by an interest in real property which is…residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will represent a proportionate interest in the assets of the Partnership Trust based on the real estate investment trust’s capital interest in the Partnership Trust.

Taxation of Debt Securityholders

Treatment of the Debt Securities as Indebtedness

The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Hunton & Williams will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

Debt Securities generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC except that (i) stated interest reportable on Debt Securities generally is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on the sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to Debt Securities. See “Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” and “—Gain or Loss on Disposition.”

Taxation of Owners of Partnership Securities

Treatment of the Partnership Trust as a Partnership

If so specified in the applicable prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Partnership Securities, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Securities, the Debt Securities, and the depositor is not entirely clear, because there is not authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust. Any such characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation

As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust’s income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust’s deductions will consist primarily of interest expense accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

A share of expenses of the Partnership Trust (including fees of the servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under “Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus. Notwithstanding such description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would be no material adverse effect on securityholders.

Discount and Premium

Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

Section 708 Termination

Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the “old partnership”) to a new Partnership Trust (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Gain or Loss on Disposition of Partnership Securities

Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees

In general, the Partnership Trust’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions

In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder’s interest in the security. To the extent that the amount of money distributed exceeds such securityholder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder’s interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

Section 754 Election

In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust’s assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

Administrative Matters

The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder’s allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

The depositor will be designated as the TMP in the pooling and servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust.

Tax Consequences to Foreign Securityholders

It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the Foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder’s withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust’s income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the

Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered “portfolio interest.” As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

Backup Withholding

Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

New Tax Return Disclosure and Investor List Maintenance Requirements

The Treasury Department recently issued new temporary and proposed regulations (the “New Regulations”) regarding tax return disclosure and investor list maintenance requirements that historically have been directed at abusive tax shelter activity. The New Regulations dramatically expand the scope of these requirements so that they appear to apply to transactions not conventionally regarded as tax shelters. In particular, the New Regulations require taxpayers to make certain disclosures on IRS Form 8886 in connection with filing their federal income tax returns if they directly or indirectly participate in a “reportable transaction.” Furthermore, organizers and sellers of a “reportable transaction” are required to maintain investor lists and other transactional records and to furnish those records to the IRS upon demand. The New Regulations regarding tax return disclosure generally are effective for transactions occurring on or after January 1, 2003.

A transaction may be a “reportable transaction” based upon any of several indicia, including the existence of book-tax differences common to securitizations and other financial transactions or the expectation of tax losses, in each case in excess of certain threshold amounts. Because one or more of the indicia of a “reportable transaction” may be present with respect to the offering of the Securities, a purchaser of a Security may be required to file IRS Form 8886 with its federal income tax returns covering the period during which it owns such Security. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment in a Security. You also should be aware that the Depositor and the other participants in the offering intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them in connection with this offering.

Because the New Regulations are temporary and proposed regulations, it is possible that the Treasury Department will make at least some revisions to them before finalizing them. It is unclear what changes, if any, will be made to the New Regulations before they are finalized and whether any such changes will be retroactive. In addition, there are pending in Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with the disclosure requirements in the New Regulations.

STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” you should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

In considering an investment in a security of the assets of an employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which these plans, accounts, annuities or arrangements are invested, that are described in or must follow the requirements of the United States Department of Labor (“DOL”) regulations set forth in 29 C.F.R. 2510.3-101, as amended from time to time (the “Plan Asset Regulations”), the Employee Retirement Income Security Act of 1974 (“ERISA”), or corresponding, provisions of the Code (a “Plan”), a fiduciary should consider, among other things,

•	the purposes, requirements, and liquidity needs of the Plan,

•	the definition of plan assets under ERISA, and the DOL’s regulations regarding the definition of plan assets,

•	whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, and

•	whether the investment is prudent, considering the nature of an investment in a security and the fact that no market in which the fiduciary can sell or otherwise dispose of securities is expected to arise.

The prudence of a particular investment must be determined by the responsible fiduciary, usually the trustee or investment manager, with respect to each employee benefit plan taking into account all of the facts and circumstances of the investment.

Section 403 of ERISA requires that all plan assets be held in trust. However, under regulations that became effective on June 17, 1982, even if the underlying assets of an issuer of securities are deemed to be plan assets of an employee benefit plan investing in the securities, the “holding in trust” requirement of Section 403 of ERISA will be satisfied if the securities are held in trust on behalf of the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions that involve

•	a Plan and any party in interest or disqualified person with respect to the Plan, and

•	plan assets.

The Plan Asset Regulations define “plan assets” to include not only securities—like the securities—held by a Plan but also the underlying assets of the issuer of any equity securities, unless one or more exceptions specified in the regulations are satisfied. Under the Plan Asset Regulations, a Plan that acquires a security could be treated for ERISA purposes as having acquired a direct interest in some or all of the assets in your trust. This treatment could cause certain transactions concerning the trust assets to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets. The Plan Asset Regulations will not apply, however, if

•
the security is registered under the Securities Exchange Act of 1934, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors (the “publicly offered exception”) or

•
immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the trust (the “insignificant participation exception”).

Prior to purchasing a security, a Plan should consult with its counsel to determine whether the publicly offered exception, the insignificant participation exception, or any other exception to the Plan Asset Regulations would apply to the purchase of the security.

The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to:

•	Prohibited Transaction Class Exemption (“PTCE”) 95-60, regarding investments by insurance company general accounts;

•	PTCE 96-23, regarding investment decisions by in-house asset managers;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 84-14, regarding investment decisions made by a qualified plan asset manager;

•	PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools;

•	various underwriter exemptions.

Before purchasing any securities, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of securities should be aware, however, that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. In addition, PTCE 83-1 will not apply to securities issued by certain trusts. Moreover, you also should be aware that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

Because the purchase or holding of securities may result in unfavorable consequences for a Plan or its fiduciaries under the Plan Asset Regulations or the prohibited transaction provisions of ERISA or the Code, certain classes of securities will not be offered for sale to, and are not transferable to, any benefit plan investor unless such benefit plan investor provides E*TRADE MBSC with a “Benefit Plan Opinion.” A Benefit Plan Opinion is an opinion of counsel satisfactory to E*TRADE MBSC (and upon which E*TRADE MBSC, the trustee, the TMP, and their respective counsel are authorized to rely) that the ownership of a security of such class

•	will not be treated as a prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the Code and

•	either

•	will not cause any of the assets in the trust—or in the case of a REMIC, the REMIC’s assets—to be regarded as plan assets for purposes of the Plan Asset Regulation or

•	will not give rise to any fiduciary duty under ERISA on the part of E*TRADE MBSC, the trustee, the servicer or the TMP.

The accompanying prospectus supplement will indicate which classes of securities, if any, are restricted in their availability to benefit plan investors.

In considering the possible application of the Plan Asset Regulations, potential Plan investors should be aware that, with respect to certain series and under certain circumstances, E*TRADE MBSC may have a right to redeem the securities, at its option. In this case, E*TRADE MBSC’s purpose for the retention of such a redemption right is to enable E*TRADE MBSC to terminate its administration obligations with respect to the securities in the event these obligations become unprofitable. E*TRADE MBSC undertakes no obligation to consider the interests of securityholders in deciding whether to exercise any redemption right.

As described in “Federal Income Tax Consequences,” an investment in a security may produce unrelated business taxable income for tax-exempt employee benefit plans. Potential investors also should be aware that ERISA requires that the assets of a Plan be valued at their fair market value as of the close of the plan year. Neither E*TRADE MBSC nor the underwriters currently intend to provide valuations to securityholders. Plans contemplating the acquisition of securities should consult their legal advisors with respect to the ERISA, Code, and other consequences of an investment in the securities.

Prospective purchasers of securities that are insurance companies should be aware that the United States Supreme Court interpreted the fiduciary responsibility rules of ERISA in John Hancock Mutual Life Insurance Co. v. Harris Bank and Trust. In John Hancock, the Supreme Court ruled that assets held in an insurance company’s general account may be deemed to be plan assets for ERISA purposes under certain circumstances. Prospective purchasers of securities that are insurance companies should consult with their counsel with respect to the application of the John Hancock case and PTCE 95-60 to their purchase of securities, and should be aware that certain restrictions may apply to their purchase of securities.

LEGAL INVESTMENT CONSIDERATIONS

The accompanying prospectus supplement describes whether the securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). To the extent that any securities constitute mortgage related securities, these securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for any of these entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the securities only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in the securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the securities; and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

Securities that do not constitute “mortgage-related securities” under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be “legal investments” to the same extent as “mortgage-related securities.”

Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of offered securities. Any financial institution which is subject to the jurisdiction of the office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any offered security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February

10, 1992 setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of offered securities will not be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar other policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the “Model Law”) which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

If specified in the related prospectus supplement, other classes of offered securities offered pursuant to this Prospectus will not constitute “mortgage related securities” under SMMEA. The appropriate characterization of this offered security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered securities, may be subject to significant interpretive uncertainties.

The depositor will make no representations as to the proper characterization of the offered securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-

assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered securities or to purchase offered securities representing more than a specified percentage of the investor’s assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

PLAN OF DISTRIBUTION

E*TRADE MBSC may sell the securities offered by this prospectus and the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates. The accompanying prospectus supplement sets forth the terms of the offering of your securities, including the name or names of the underwriters, the proceeds to and their use by E*TRADE MBSC, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

Your securities may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the securities of a series described in the accompanying prospectus supplement, if any are purchased. If securities of a series are offered other than through underwriters, the accompanying prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between E*TRADE MBSC and purchasers of these securities.

This Prospectus may be used, to the extent required, by any Underwriter in connection with offers and sales related to market making transactions.

The place and time of delivery for your securities is set forth in the accompanying prospectus supplement.

E*TRADE MBSC or certain of its affiliates may retain certain of the securities but may offer such securities for sale from time to time in the future.

Securities issued under the registration statement of which this prospectus is a part may be reregistered and reissued under the registration statement when they are reacquired by E*TRADE MBSC and deposited by E*TRADE MBSC to be part of the estate of a new trust. In addition, other securities issued by affiliates of E*TRADE MBSC or persons unaffiliated with E*TRADE MBSC may be acquired by E*TRADE MBSC and deposited to new trusts to be part of the trust estate for securities issued pursuant to this prospectus and a related prospectus supplement.

RATINGS

It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Any ratings on the securities address the likelihood of receipt by you of all collections on the underlying trust assets to which you are entitled. These ratings address the structural, legal and issuer-related aspects associated with your securities, the nature of the underlying trust assets and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

ADDITIONAL INFORMATION

E*TRADE MBSC is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the SEC. Reports and other information filed by E*TRADE MBSC with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a public access site on the internet through the “world wide web” at which any electronic filings, reports, information statements and other information regarding E*TRADE MBSC may be viewed. The internet address of the SEC’s site is http://www.sec.gov.

This prospectus does not contain all the information set forth in the registration statements of which this prospectus is a part, such as the exhibits E*TRADE MBSC has filed with the SEC. Copies of the information and the exhibits are on file at the offices of the SEC may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC. Copies of the agreements for your series will be provided to each person to whom a prospectus and prospectus supplement is delivered upon written or oral request, provided that such request is made to E*TRADE MBSC, Attention: President.

Financial Information

A new trust will be formed with respect to each series of securities and no trust will engage in a any business activity or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.

Index of Principal Defined Terms

1996 Lender Liability Act	97
30% Test	136
Accretion Class	20
Act	98
Additional Collateral Mortgage Loans	70
Aggregation Rule	107
All OID Election	107
AMT	105
Applicable Amount	105, 127, 140
Asset Qualification Test	132
Bankruptcy Code	95
Cap	112
Cede	22
CERCLA	96
Code	20
Collection Account	49
Companion Classes	20
Complementary Securities	144
Contingent Payment Obligations	115
Contingent Payment Regulations	115
covered trust	50
Crime Control Act	101
Current Recognition Election	116
Debt Securities	104
Deemed Principal Payments	106
Depositor	1
Determination Date	2
Disqualified Organization	125
Distribution Account	49
Distribution Date	2
DOL	154
DTC	8, 21
DU	68
Due Period	2
due-on-sale	98
E*TRADE Bank Underwriting Guidelines	65
E*TRADE MBSC	7
E*TRADE Mortgage	65
ERISA	154
escrow account	49
Euroclear Operator	23
excess inclusion income	122
Excess Premium	112
FASIT	104
FDIC	63

1

Financial Asset Custodial Account	49
financial assets	37
First Distribution Period	110
Floor	112
foreign person	136
foreign person certification	136
FreddieMac	78
Global Securities	25
Governor	112
Grantor Trust	139
Grantor Trust Securities	104
insignificant participation exception	155
Interest Accrual Period	2
Interest Weighted Certificate	111
Inverse Floater Certificates	114
IO Securities	139
IRS	103
L/C Bank	51
loan-to-value ratio	91
LP	68
Mark-to-Market Regulations	127
master servicer	1
MERS System	38
Model Law	159
mortgage related securities	157
Multiple Rate VRDI Certificate	113
NCUA	101
Net Series Rate	144
New Regulations	153
Non-VRDI Certificate	115
OID Regulations	106
Ordinary Ratio Security	143
OTS	101
PAC Classes	20
Parity Price	36
Partnership Securities	104
Partnership Trust	146
Pass-Through Securities	139
Pass-Through Securityholder	140
Plan	154
Plan Asset Regulations	154
PMBS pooling and servicing agreement	43
PMBS servicer	43
PMBS trustee	43
PMI	52
PO Securities	139

2

Pool Insurance Policy	72
Pre-Funded Amount	48
Pre-Funding Account	48
Pre-Funding Period	48
Pre-Issuance Accrued Interest	110
Pre-Issuance Accrued Interest Rule	110
Prepayment Interest Shortfall	33
Prepayment Period	2, 32
Pricing Prepayment Assumptions	106
Principal Class Only	20
PTCE	156
publicly offered exception	155
Qualified Reserve Fund	133
Qualifying REIT Interest	128
Rate Bubble Certificate	110
Ratio Securities	139
Realized Loss	32
Record Date	2
Refinance loans	91
REITs	103
REMIC	20
REMIC Regulations	103
Remittance Date	2
Residual Certificates	20
retained interest	80
RICO	101
RICs	104
Securities	1
securities administrator	1
Series REMIC	103
Single Rate VRDI Certificate	113
SMMEA	157
Soldiers’ and Sailors’ Shortfall	33
Strip Class	20
Strip Securities	139
Stripping Regulations	142
Superpremium Certificates	111
Tax Administrator	105
Taxable Mortgage Pools	135
Teaser Certificates	107
TIN	137
Title VIII	101
TMP	138
Treasury	103
True Discount	108
trust assets	37

3

trustee	19
UBTI	120
value	91
Variable Rate Certificate	111
VRDI	111
WAM	107
Weighted Average Certificates	114

4

FORM OF PROSPECTUS SUPPLEMENT

FOR MORTGAGE-BACKED CERTIFICATES

PROSPECTUS SUPPLEMENT

(To Prospectus dated February       , 200_)

$

(Approximate)

E*TRADE MBSC TRUST 200    -

Mortgage-Backed Certificates, Series 200    -[    ]

[INSERT E*TRADE BANK LOGO]

E*TRADE MBSC Trust 200-  [    ],

Issuer

E*TRADE Mortgage Backed Securities Corporation,

Depositor

[                    ],

Master Servicer

Consider carefully the risk factors beginning on page S-8 of this prospectus supplement and page 7 in the prospectus.

The securities will represent obligations of your trust only and will not represent interests in or obligations of E*TRADE Mortgage Backed Securities Corporation, E*TRADE Bank, E*TRADE Group, Inc. or any of their affiliates. Neither the securities nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality. Unless expressly provided in this prospectus supplement, your securities are not insured or guaranteed by any person.

This prospectus supplement may be used to offer and sell any series of securities only if accompanied by the prospectus for that series.

The depositor will form E*TRADE MBSC Trust 200_-[        ], and the trust will issue the certificates which will represent the entire beneficial interest in the trust.

The trust will issue certificates including the following classes offered hereby:

•	classes of senior certificates

•	classes of subordinate certificates

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts (or class notional principal amounts) and pass-through rates, under “Summary of Terms—The Offered Certificates” beginning on page S-2 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-3 and not to the other classes of certificates that will be issued by the trust as described in this prospectus supplement.

The assets of the trust will primarily consist of a pool of conventional, first lien[, fixed rate] [and adjustable rate], fully amortizing [and balloon], residential mortgage loans. [The trust will also hold cash for the purchase of additional mortgage loans on or before                          ,      200  .]

The certificates offered by this prospectus supplement will be purchased by                                     , as the underwriter[s], from E*TRADE Mortgage Backed Securities Corporation and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See “Underwriting” in this prospectus supplement. Proceeds to the depositor with respect to the offered certificates are expected to be approximately         %, before deducting expenses payable by the depositor.

The underwriter[s] will deliver to investors the certificates offered by this prospectus supplement through the book-entry facilities of The Depository Trust Company, Clearstream Banking, société anonyme, and the Euroclear System.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Underwriter[s]]

The date of this prospectus supplement is                               , 200  .

Important notice about information presented in this
prospectus supplement and the accompanying prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

[We have filed preliminary information regarding your trust’s assets and your certificates with the Securities and Exchange Commission (“SEC”). The information contained in this prospectus supplement and the accompanying prospectus supersedes all of that preliminary information, which was prepared by the underwriter[s] for prospective investors based on information provided by the depositor.]

We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

After the initial distribution of the certificates offered by this prospectus supplement, this prospectus and prospectus supplement may be used by the underwriter[s] in connection with market making transactions in those certificates. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriter[s] of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically,

S-i

forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life Considerations.” Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the control of the depositor, the seller, the master servicer, the servicer or any of their affiliates. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

S-ii

Tables of Contents

Prospectus Supplement

S-iii

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	S-78
LEGAL INVESTMENT CONSIDERATIONS	S-79
ERISA CONSIDERATIONS	S-80
USE OF PROCEEDS	S-80
UNDERWRITING	S-80
LEGAL MATTERS	S-81
RATINGS	S-81

S-iv

Prospectus

S-v

The Agreements	79
Master Servicer or Securities Administrator	79
Trust Administration	80
Retained Interest; Servicing Compensation and Payment of Expenses	80
The Trustee	81
Amendment	82
Master Servicer Events of Default	82
Rights Upon Event of Default	83
Reports to Securityholders	84
Termination	84
Certain Terms of the Indenture	85
Discharge of the Indenture	87
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	88
General	88
Mortgage Loans	88
Interest In Real Property	88
Foreclosure	89
Rights of Reinstatement and Redemption	90
Loan-to-Value Ratio	91
Cooperative Loans	91
Consumer Protection Laws with respect to Mortgage Loans	93
Anti-Deficiency Legislation and Other Limitations on Lenders	94
Soldiers’ and Sailors’ Civil Relief Act of 1940 and Similar State Enacted Legislation	96
Environmental Considerations	96
“Due-on Sale” Clauses	98
Enforceability of Prepayment and Late Payment Fees	99
Equitable Limitations on Remedies	100
Secondary Financing; Due-on-Encumbrance Provisions	100
Alternative Mortgage Instruments	101
Forfeitures in Drug and RICO Proceedings	101
Certain Legal Aspects of the Financial Assets	102
THE DEPOSITOR	102
USE OF PROCEEDS	102
FEDERAL INCOME TAX CONSEQUENCES	103
General	103
REMIC Certificates	104
Grantor Trusts	138
Debt Securities and Partnership Trusts	146
Taxation of Debt Securityholders	147
Taxation of Owners of Partnership Securities	147
STATE TAX CONSIDERATIONS	154
ERISA CONSIDERATIONS	154
LEGAL INVESTMENT CONSIDERATIONS	157
PLAN OF DISTRIBUTION	159
RATINGS	160
ADDITIONAL INFORMATION	160
Financial Information	160

S-vi

E*TRADE MBSC Trust 200      -       TERMS SHEET

This terms sheet contains a summary of certain terms of the Certificates. You should read this prospectus supplement and the related prospectus for additional information.

E*TRADE MBSC Trust 200_-[        ] Mortgage-Backed Certificates, Series 200_-[        ] consist of the classes of certificates listed in the table below, together with the Class [        ], Class [        ] and Class R Certificates. Only the classes of certificates listed in the table are offered by this prospectus supplement and the accompanying prospectus.

Class	Class Principal Amount(1)	Pass- Through Rate	Final Scheduled Distribution Date(2)	CUSIP Number
[A-1]	$	%
[A-2]	$	%
[A-IO](3)	Notional	%
[M-1]	$	%
[M-2]	$	%
[B-1]	$	%
[B-2]	$	%

(1)	These balances are approximate, as described in this prospectus supplement.
(2)
Calculated as described herein under “Description of the Certificates” in this prospectus supplement. The actual final distribution date of the Offered Certificates may be substantially earlier or later than the final scheduled distribution date.

(3)
The Class A-IO Certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their notional amounts, as described in this prospectus supplement. Interest will not be payable on the Class A-IO Certificates after the distribution date in                     .

SUMMARY OF TERMS

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

•
While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations and the underlying assumptions, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•
Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the aggregate scheduled principal balance of those mortgage loans as of the Cut-off Date (defined below) unless we specify otherwise. We explain in this prospectus supplement under “Description of the Mortgage Pool—General” how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the aggregate principal balance of any mortgage loans, we mean the aggregate of their scheduled principal balances unless we specify otherwise.

Trust

E*TRADE MBSC Trust 200_-[            ].

Trustee

See “The Trustee” in this prospectus supplement for additional information.

Securities Administrator

Seller

E*TRADE Bank will sell mortgage loans to the depositor.

Depositor

E*TRADE Mortgage Backed Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the trust.

Master Servicer

                                    , will oversee the servicing of the primary servicers.

See the “Master Servicer” in this prospectus supplement for additional information.

Primary Servicers

                                ,                              and E*TRADE Bank initially will service approximately             %,             % and             %, respectively, of the mortgage loans. The remainder of the mortgage loans included in the mortgage pool will be serviced by various other servicers, none of which will service more than             % of the mortgage loans.

See “The Servicers” in this prospectus supplement.

Originators

Approximately             %,             % and             % of the mortgage loans were originated by E*TRADE Mortgage Corporation,             , and             , respectively. The remainder of the mortgage loans were originated by various other banks, savings and loans and other mortgage lending institutions. See “Description of the Mortgage Pool” in this prospectus supplement.

Closing Date

The offered certificates are expected to be issued on or about                  , 200_.

The Certificates

[E*TRADE MBSC Trust 200_-[        ]] Mortgage-Backed Certificates, Series 200_-[        ] consist of the classes of certificates listed in the terms sheet above, together with the Class [X], Class [P] and Class R Certificates. Only the classes of certificates listed in the terms sheet are offered by this prospectus supplement and the accompanying prospectus.

The certificates offered by this prospectus supplement will be issued in book-entry form.

See “Description of the Certificates—General” in this prospectus supplement for a discussion of the authorized minimum denominations and the incremental denominations of each class of offered certificates.

The certificates represent ownership interests in a trust, the assets of which will consist primarily of approximately conventional, first lien, [fixed rate] [and adjustable rate], fully amortizing [and balloon], residential mortgage loans having an aggregate scheduled principal balance as of                               , 200_ of approximately $            .

The rights of holders of the Class B-1, B-2, M-1 and Class M-2 Certificates to payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under “Credit Enhancement—Subordination of Payments” below. We refer to the Class B-1, B-2, M-1 and Class M-2 Certificates as “subordinate” certificates, and we refer to the Class A-1, Class A-2, and Class A-IO Certificates as “senior” certificates or “Class A” certificates.

The offered certificates (other than the Class A-IO Certificates) will have an approximate aggregate initial principal amount of $                . The Class A-IO Certificates will have a notional balance. [Any difference between the aggregate principal amount of the offered certificates on the date they are issued and the approximate aggregate principal amount of the offered certificates as reflected in this prospectus supplement will not exceed [5]%.]

See “Description of the Certificates” in this prospectus supplement.

Distributions on the Certificates

Principal and interest on the certificates will be distributed on the [25th] day of each month, beginning in                  200[_]. However, if the [25th] day is not a business day, distributions will be made on the next business day after the [25th] day of the month.

Interest Distributions

Interest will accrue on each class of offered certificates at the applicable per annum rates described in this prospectus supplement. No interest will accrue on the Class A-IO Certificates after the accrual period relating to the distribution date in                          200[_].

See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

Principal Distributions

The amount of principal distributable to the offered certificates (other than the Class A-IO Certificates) will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different certificate classes, (2) funds actually received on the mortgage loans that are available to make principal distributions on the certificates and (3) the application of excess interest to pay principal on the certificates. Funds actually received on the mortgage loans generally will consist of expected monthly scheduled payments, unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

The Class A-IO Certificates are interest-only certificates and will not be entitled to distributions of principal.

See “Description of the Certificates—Distributions of Principal” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust. The trust will have no source of cash other than collections and recoveries with respect to the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any payments on the certificates.

Credit Enhancement

The payment structure of this securitization includes excess interest, overcollateralization, subordination and realized loss allocation to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal. The Class B-2 Certificates are more likely to experience losses than the Class B-1, the Class M-2, Class M-1 or the Class A Certificates, and the Class B-1 Certificates are more likely to experience losses than the Class M-2, Class M-1 Certificates or the Class A Certificates. The Class M-2 Certificates are more likely to experience losses than the Class M-1 or Class A Certificates; and the Class M-1 Certificates are more likely to experience losses than the Class A Certificates.

See “Risk Factors—Potential Inadequacy of Credit Enhancement,” and “Description of the Certificates—Credit Enhancement” in this prospectus supplement for a more detailed description of the excess interest, overcollateralization, subordination and realized loss allocation features.

Subordination of Payments

The senior certificates will have a payment priority as a group over the subordinate certificates; and the Class B-1 Certificates will have payment priority over the Class B-2 Certificates. The Class M-1 Certificates will have a payment priority over the Class M-2 Certificates, the Class B-1

Certificates and the Class B-2 Certificates. Each class of offered certificates will have a payment priority over the Class [X] and Class R Certificates (which are not offered hereby).

See “Description of the Certificates—Credit Enhancement—Subordination” in this prospectus supplement.

Allocation of Realized Losses

As described in this prospectus supplement, amounts representing realized losses on the mortgage loans (to the extent that such losses exceed excess interest and any overcollateralization, as described herein) will be applied to reduce the principal amount of the subordinate class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero. For example, losses in excess of overcollateralization will be allocated first in reduction of the principal amount of the Class B-2 Certificates until they are reduced to zero, and then in reduction of the principal amount of the Class B-1 Certificates until they are reduced to zero, and then in reduction of the principal amount of the Class M-2 Certificates until they are reduced to zero, and then in reduction of the Class M-1 Certificates until they are reduced to zero. If a realized loss has been allocated to reduce the principal amount of your subordinate certificate, it is unlikely that you will receive any payment in respect of that reduction. If the applicable subordination is insufficient to absorb losses, then holders of senior certificates will incur losses and may never receive all of their principal payments.

See “Description of the Certificates—Credit Enhancement—Application of Realized Losses” in this prospectus supplement.

Excess Interest

The mortgage loans owned by the trust bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the offered certificates and certain fees and expenses of the trust. This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at required levels.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.

Overcollateralization

On the closing date, the outstanding scheduled principal balance of the mortgage loans is expected to exceed the aggregate principal amount of the Class A (other than the Class A-IO), Class M-1, Class M-2, Class B-1 and Class B-2 Certificates by approximately $                    , which represents approximately             % of the scheduled principal balance of the mortgage loans as of                 ,         . We refer to such excess herein as overcollateralization.” Thereafter, to the extent described in this prospectus supplement, a portion of excess interest will be applied to pay principal on the Class A Certificates (other than the Class A-IO Certificates), thereby (1) reducing the principal amount of such class at a faster rate than the principal amount of the mortgage loans is being reduced and (2) achieving and maintaining the required level of overcollateralization. We cannot, however, assure you that for all periods sufficient excess interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.

The Mortgage Loans

On the closing date, the assets of the trust will consist primarily of approximately                      conventional, first lien, [fixed rate] [and adjustable rate], fully amortizing [and balloon], residential mortgage loans with an aggregate principal balance as of the cut-off date, which is                          ,             , of approximately $                    . The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

Approximately     % of the mortgage loans have original terms to stated maturity of approximately [30] years. [The mortgage loans in the trust will not be insured or guaranteed by any government agency.]

Pre-Funding Account

The trust may purchase subsequent mortgage loans on or before                         ,            for inclusion in the mortgage loan pool. At closing, the trustee will hold in trust from the proceeds of the sale of the offered certificates, approximately $                        , which may be applied to the purchase of subsequent mortgage loans. If those funds are not completely used by                         , 200_, any remaining pre-funding amounts will be administered as principal prepayments on the offered certificates. The distribution will be made on the distribution date immediately following the end of the pre-funding period.

Optional Purchase of the Mortgage Loans

E*TRADE Bank, as seller, may purchase the mortgage loans on any distribution date following the month in which the aggregate principal balance of the mortgage loans declines to less than 10% of their aggregate principal balance as of the closing date.

If the mortgage loans are purchased, the certificateholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

See “Description of the Certificates—Optional Purchase of Mortgage Loans” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase.

Tax Status

Elections will be made to designate portions of your trust as one or more “real estate mortgage investment conduits” or REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of “regular interests” in a REMIC. The Class R Certificate will be designated as the sole class of “residual interest” in each of the REMICs.

The Class A-IO Certificates will be, and certain other of the offered certificates may be, issued with original issue discount for federal income tax purposes.

See “Material Federal Income Tax Considerations” in this prospectus supplement and “Federal Income Tax Considerations” in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

After the funds on deposit in the pre-funding account have been reduced to zero, the certificates offered by this prospectus supplement [(other than the Class M-2 , Class B-1 and Class B-2 Certificates)] will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the following ratings from [Moody’s Investors Service, Inc., Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and Fitch Ratings, Inc.]

Class	Moody’s Rating		Standard & Poor’s Rating		Fitch Rating
[A-1]	[	]	[	]	[	]
[A-2]	[	]	[	]	[	]
[A-IO]	[	]	[	]	[	]
[M-1]	[	]	[	]	[	]
[M-2]	[	]	[	]	[	]
[B-1]	[	]	[	]	[	]
[B-2]	[	]	[	]	[	]

•	These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

•	The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates, particularly the Class A-IO Certificates, may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings.

RISK FACTORS

An investment in the offered certificates involves significant risks. The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Risks Related to the Certificates

It may be difficult to resell your certificates

There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk.

The credit enhancement may be potentially inadequate to avoid a loss on your certificates

The certificates are not insured by any financial guaranty insurance policy. The excess interest, overcollateralization, subordination and realized loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

Excess Interest and Overcollateralization.    We expect that the mortgage loans will generate more interest than is needed to pay interest accrued on the offered certificates and the fees and expenses of the trust, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the certificates. Any remaining interest generated by the mortgage loans will be used to absorb realized losses on the mortgage loans. After these obligations of the trust are covered, available excess interest generated by the mortgage loans will be used to maintain overcollateralization.

On the closing date, the principal balance of the mortgage loans will exceed the aggregate principal amount of the offered certificates. Such excess is referred to herein as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

•
Prepayments.    Every time a mortgage loan is prepaid, aggregate excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•
Defaults, Delinquencies and Liquidations.    If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher thanexpected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay certificateholders. Every time a mortgage loan is liquidated or written off, excess interest is reduced because such mortgage loans will no longer be outstanding and generating interest.

See “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.

Subordination.    If applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•
if you buy a Class B-2 Certificate and realized losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class B-2 Certificates by the amount of that excess;

•
if you buy a Class B-1 Certificate and realized losses on the mortgage loans exceed excess interest, any overcollateralization that has been created, and the aggregate principal amount of the Class B-2 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class B-1 Certificates by the amount of that excess;

•
if you buy a Class M-2 Certificate and realized losses on the mortgage loans exceed excess interest, any overcollateralization that has been created, and the aggregate principal amount of the Class B-1 and Class B-2 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M-2 Certificates by the amount of that excess;

•
if you buy a Class M-1 Certificate and realized losses on the mortgage loans exceed excess interest, any overcollateralization that has been created, and the aggregate principal amount of the Class M-2 Certificates, the Class B-1 and the Class B-2 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M-1 Certificates by the amount of that excess; realized losses on the mortgage loans will not reduce the principal amount of the Class A Certificates.

If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the offered certificates and the fees and expenses of the trust, then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal balances of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of realized losses.

See “Description of the Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.

Loan prepayments may result in shortfalls in interest collections and reduce the yield on your certificates

When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer is generally required to cover the shortfall in interest collections attributable to prepayments in full or in part, but only to the extent of its servicing fee. The master servicer is required to cover these interest shortfalls, to the extent required to be paid but not paid by the servicer, up to an amount equal to the master servicing fee.

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

Rapid rate of prepayments on the mortgage loans could result in the failure of an investor in the Class A-IO certificates to recover its investment.

Class A-IO Certificates may experience losses in the event of rapid prepayment of the mortgage loans

Interest will accrue on the Class A-IO Certificates on a declining [scheduled] notional amount described in this prospectus supplement. After the distribution date in                                  , the notional amount of the Class A-IO Certificates will be zero and, therefore, current interest will no longer be payable on the Class A-IO Certificates. In the event that the mortgage loans prepay at an extremely rapid rate resulting in their prepayment in full while the Class A-IO Certificates remain outstanding, investors in the Class A-IO Certificates could fail to recover their initial investments.

If amounts in any pre-funding account are not used to purchase mortgage loans, you will receive a prepayment on the related certificates

As described further in this prospectus supplement, the depositor will deposit a specified amount in a pre-funding account on the date the certificates are issued. The deposited funds may be used only to acquire subsequent mortgage loans for the trust during a specified period after the initial issuance of the certificates. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the certificates. The resulting prepayment could adversely affect the yield to maturity of those certificates.

An investment in the certificates may not be appropriate for some investors

The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the offered certificates. This may be the case due, for example, to the following reasons.

•	The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans.

•
The rate of principal distributions on and the weighted average lives of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions.

•
You may not be able to reinvest distributions on an offered certificate at a rate at least as high as the pass-through rate applicable to your certificate, since distributions generally are expected to be greater during periods of relatively low interest rates.

•	Your investment in any of the offered certificates may be ended before you desire if the optional termination of the trust is exercised.

Risks Related to Prepayment and Yield

Loan prepayments by borrowers or repurchases by the seller of the mortgage loans adversely affect the average life of, and rate of return on, your certificates

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately             % of the mortgage loans to be included in the mortgage pool require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from six months to five years after origination. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

The timing of payments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, E*TRADE Bank, as the seller of the mortgage loans to the depositor, or the party from which E*TRADE Bank acquired a particular mortgage loan, may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made are not cured. These purchases will have the same effect on certificateholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the offered certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans included in the various servicers’ portfolios.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

The presence of balloon loans may increase the likelihood of delinquencies on the mortgage loans

Approximately             % of the mortgage loans are balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for such loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

The presence of mortgage loans with interest-only payments may result in lower weighted average lives of securities

Approximately             % of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of              years following the origination of the mortgage loan. Following that              year period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates than would have been the case had these loans not been included in the trust. If you purchase a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first ten years of the term of a mortgage loan as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

Certain features of the mortgage loans may adversely affect your investment in the certificates

The mortgage loans have features that create additional risks to investors, including those described below.

•
The principal balances of approximately              of the mortgage loans (representing approximately             % of the mortgage loans) were in excess of [$1,000,000] as of                               ,             . You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the mortgage pool as a whole.

•	[Additional characteristics to be identified based on the characteristics of the mortgage pool.]

Delinquencies on the mortgage loans may adversely affect the yield in your certificates

The mortgage loans were originated or acquired by the originators in accordance, generally, with underwriting guidelines of the type described in this prospectus supplement and the accompanying prospectus. The mortgage loans generally have been underwritten in compliance with underwriting standards comparable to the underwriting guidelines of Fannie Mae and Freddie Mac, however, these mortgage loans may not meet every criterion of Fannie Mae’s or Freddie Mac’s guidelines, such as the guidelines’ maximum principal balance, loan-to-value requirements or other underwriting criterion. However, the underwriting guidelines employed have been designed with the goal of creating a loan performance profile similar to those of mortgage loans that have been underwritten in strict accordance with Fannie Mae’s or Freddie Mac’s underwriting guidelines. However, we make no assurance regarding the delinquency, foreclosure and loss experience regarding the mortgage loans.

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust than on mortgage loans originated in strict accordance with Fannie Mae’s or Freddie Mac’s guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

See “Description of the Mortgage Pool—General” in this prospectus supplement for a description of the characteristics of the mortgage loans in the mortgage pool and “Origination and Sale of the Mortgage Loans—Origination of the Mortgage Loans” and “Underwriting Standards” for a general description of the underwriting guidelines used in originating the mortgage loans.

Risks Related to the Mortgage Loans

Geographic concentration of mortgage loans may adversely affect your certificates

Approximately             % of the mortgage loans to be included in the mortgage pool are secured by properties located in                                 . The rate of delinquencies, defaults and losses on the pool of mortgage loans may be higher than if fewer of the mortgage loans were concentrated in that state because the following conditions could have a disproportionate impact on such mortgage loans:

•	weak economic conditions in [ ], which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•	declines in the residential real estate market in [ ] may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios.

•
properties in [            ] may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, hurricanes, floods, wildfires, mudslides and other natural disasters.

Natural disasters affect various regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the mortgage pool, see the geographic distribution table under “Description of the Mortgage Pool” in this prospectus supplement.

Defaults by borrowers on mortgage loans that are not insured under primary mortgage insurance policies increase the likelihood of losses on mortgage loans

Approximately             % of the mortgage loans expected to be in the trust on the closing date have original loan-to-value ratios greater than             %. Approximately             % of the mortgage loans with original loan-to-value ratios in excess of 80% are not covered by a primary mortgage insurance policy. If borrowers without primary mortgage insurance default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured. We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

If the receipt of liquidation proceeds is delayed or if the liquidation proceeds are less than the mortgage loan balance, you could suffer a loss of your certificates

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer or the master servicer,

as the case may be, and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to certificateholders. Unless covered by a primary mortgage insurance policy, if a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

The failure to comply with consumer protection laws may create liabilities on your trust

A failure by an originator to comply with federal or state consumer protection laws could create liabilities on behalf of your trust. These liabilities could include a reduction in the amount payable under a mortgage loan, the inability to foreclose on the mortgaged property, or liability of your trust to a borrower. Each originator will warrant that the origination of each mortgage loan materially complied with all applicable requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any mortgage loan and that each mortgage loan is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects your trust’s interest in any mortgage loan would create an obligation on the part of the originator or the mortgage loan seller, as the case may be, to repurchase or substitute for the mortgage loan unless the breach is cured. However, the failure of an originator or mortgage loan seller to repurchase or substitute for the defective mortgage loan or pay the liability could expose your trust to losses.

Effects of recent terrorist attacks and related military action

The effects that terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, or similar state laws (collectively referred to as the “Relief Act”). The interest distributable to holders of the senior and subordinate certificates will be reduced on a proportionate basis by any reductions in the amount of interest collectible as a result of application of the Relief Act and neither the servicers nor any other party will be required to fund any interest shortfall caused by any such reduction.

DESCRIPTION OF THE CERTIFICATES

General

The [E*TRADE MBSC Trust 200        -[    ]], Mortgage-Backed Certificates, Series 200  -[    ] (the “Certificates”) will consist of the Class A-1, Class A-2, Class A-IO, Class M-1, Class M-2, Class B-1, Class B-2, Class P, Class X and Class R Certificates. The Class A-1, Class A-2 and Class A-IO Certificates are collectively referred to herein as the “Senior Certificates” or the “Class A Certificates;” the Class B-1, Class B-2, Class M-1 and Class M-2 Certificates are collectively referred to herein as the “Offered Subordinate Certificates;” and the Offered Subordinate Certificates, together with the Class [X] and Class R Certificates, are sometimes collectively referred to herein as the “Subordinate Certificates.” Only the Senior Certificates and the Offered Subordinate Certificates (collectively, the “Offered Certificates”) are offered hereby. The Class R Certificate is also referred to as the “Residual Certificate.”

The Certificates represent beneficial ownership interests in a trust (the “Trust”), the assets of which consist primarily of:

(1)    a pool (the “Mortgage Pool”) of conventional, first lien, [fixed rate][and adjustable rate], fully amortizing [and balloon] residential mortgage loans, (the “Mortgage Loans”),

(2)    such assets as from time to time are deposited in respect of the Mortgage Loans in a distribution account maintained by the Trustee (the “Distribution Account”),

(3)    property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure,

(4)    the primary mortgage and other insurance policies covering certain of the Mortgage Loans or the related mortgaged properties,

(5)    the rights of the Depositor under the Sale Agreement and under the Servicing Agreement[s], as described under “The Pooling and Servicing Agreement—Assignment of Mortgage Loans,” and

(6)    all proceeds of the foregoing.

Each class of Offered Certificates (other than the Class A-IO Certificates) will be issued in the respective approximate initial aggregate principal amount (each, a “Class Principal Amount”) specified in the table on page S-2. The Class P and Class R Certificates will be issued without principal or notional principal amounts or pass-through rates, and will be entitled only to such amounts as described herein. The Class A-IO Certificates will be issued in an initial aggregate notional principal amount (the “Class Notional Principal Amount”) described under “—Distributions of Interest.” [The Class X Certificates will be issued with an initial notional principal amount equal to the excess of (x) the Cut-off Date Balance of the Mortgage Loans over (y) the initial Class Principal Amounts of all the certificates (other than the Class X Certificate)]. The initial aggregate Certificate Principal Amount of the Offered Certificates may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance of the Mortgage

Loans is correspondingly increased or decreased as described under “Description of the Mortgage Pool” herein. The “Certificate Principal Amount” of any Certificate will equal its original certificate principal amount as of the closing date of this transaction as reduced by all amounts previously distributed on that certificate in respect of principal and the principal portion of any Realized Losses (as defined at “Credit Enhancement—Application of Realized Losses”) previously allocated to that certificate. The Certificate Principal Amount of any Class of Offered Subordinate Certificates may be additionally reduced by allocation of any Applied Loss Amounts (as defined at “—Credit Enhancement—Application of Realized Losses”).

The Class X Certificates will be entitled to monthly excess cashflow remaining after required distributions are made to the Offered Certificates. The Class P Certificates will be entitled to Prepayment Premiums received in respect of the Mortgage Loans for which the Seller owns the servicing rights and accordingly, such amounts will not be available for distribution to the holders of the other classes of Certificates. The Class R Certificates will represent the remaining interest in the assets of the Trust after the required distributions are made to all other classes of Certificates. The Class R Certificate evidences the residual interest in the REMICs.

Distributions on the Certificates will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, beginning in                          200   (each, a “Distribution Date”), to certificateholders of record on the applicable Record Date. With respect to Offered Certificates that are fixed rate securities, the “Record Date” for each Distribution Date will be the close of business on the last Business Day of the month immediately preceding such Distribution Date. With respect to Offered Certificates that are floating rate securities, the “Record Date” for each Distribution Date will be the Business Day preceding the Distribution Date. A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York,                     ,                     ,] (or, as to any Servicer, such other states as are specified in the related Servicing Agreement) are closed.

Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined herein) of the Trustee. See “—The Trustee” herein.

The Class A Certificates (other than the Class A-IO Certificates) will be issued in minimum denominations in principal amount of $[25,000] and integral multiples of $1.00 in excess thereof. The Class A-IO Certificates will be issued in minimum denominations of $[500,000] in Class Notional Principal Amount and integral multiples of $1.00 in excess thereof. The Offered Subordinate Certificates will be issued in minimum denominations in Class Principal Amount of $[100,000] and integral multiples of $1,000 in excess thereof.

Book-Entry Registration of the Offered Certificates

The Offered Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants and for such purpose are referred to as “Book-Entry Certificates.” Beneficial Owners will hold their Certificates through DTC, Clearstream Banking, société anonyme or the Euroclear System.

Each class of Book-Entry Certificates will be represented by one or more global certificates that equal in the aggregate the initial Class Principal Amount or Notional Amount of the related Class registered in the name of the nominee of DTC. E*TRADE Mortgage Backed Securities Corporation (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a physical certificate representing such person’s interest (a “Definitive Certificate”), except as set forth in limited circumstances described under “Book-Entry Procedures and Definitive Certificates” in the accompanying prospectus. See “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the prospectus for a general discussion of the book-entry procedures of DTC.

Payments on Mortgage Loans; Accounts

On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer’s other assets (each, a “Collection Account”). On or prior to the Closing Date, the Trustee will establish a Distribution Account, which will be maintained in trust for the benefit of the Certificateholders. On the [18th] day of each month (or, if such [18th] day is not a Business Day, on the immediately following Business Day) (the “Remittance Date”), each Servicer will remit amounts for distribution on the certificates from amounts on deposit in the related Collection Account to the Distribution Account. On each Distribution Date, to the extent of the Available Distribution Amount on deposit in the Distribution Account, the Trustee, will withdraw the Certificate Distribution Amount to pay the certificateholders. The “Certificate Distribution Amount” for any Distribution Date will equal the sum of the (i) respective Interest Distribution Amounts with respect to each class of Certificates, (ii) the Senior Principal Distribution Amount and (iii) the Subordinate Principal Distribution Amount (as each such term is defined herein).

Funds credited to the Collection Account established by each Servicer may be invested at the discretion of such Servicer for its own benefit in eligible investments as specified in the related Servicing Agreement. Similarly, amounts deposited in the Distribution Account may be invested at the discretion of the [Master Servicer] for its own benefit in eligible investments as specified in the Pooling and Servicing Agreement.

As described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans,” on the Closing Date, the Depositor will make a deposit of cash into the Pre-Funding Account established and maintained by the Trustee for the benefit of the certificateholders. Amounts in the Pre-Funding Account may be invested during the Pre-Funding Period by the Trustee in permitted investments as specified in the Pooling and Servicing Agreement, with any investment earnings on such investments being deposited into the Distribution Account.

At the close of the Pre-Funding Period, the Pre-Funding Account will be terminated and any amounts remaining therein will be transferred by the Trustee to the Distribution Account to be distributed to the holders of the Offered Certificates (other than the Class A-IO certificates) as prepayment of principal on the immediately following Distribution Date in accordance with the priorities set forth at “—Priority of Distributions.” The Pre-Funding Account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

Available Distribution Amount

Distributions of interest and principal on the Offered Certificates will be made on each Distribution Date from the “Available Distribution Amount” in the order of priority set forth below at “—Priority of Distributions.” The “Available Distribution Amount” with respect to any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will generally equal the following amounts:

(1)    all scheduled installments of interest (net of the Master Servicing Fee and the Servicing Fees) and principal collected on the Mortgage Loans and due during the related Due Period, together with any advances of scheduled payments of principal and/or interest (“Monthly Advances”) and servicing advances made by the Servicer or Master Servicer in respect thereof;

(2)    all proceeds of any primary mortgage insurance policies or any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related borrower in accordance with the Servicer’s normal servicing procedures (collectively, “Insurance Proceeds”);

(3)    all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Mortgage Pool, by foreclosure or otherwise (“Liquidation Proceeds”) during the related Prepayment Period;

(4)    all other amounts received with respect to the sale of any defaulted Mortgage Loans in the Mortgage Pool in accordance with the terms of the related Sale Agreement during the related Prepayment Period;

(5)    all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the Mortgage Loans during the related Prepayment Period, plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls (as defined at “—Distributions of Interest”) on such Mortgage Loans;

(6)    amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a defective Mortgage Loan in the Mortgage Pool purchased or replaced by the Seller during the related Prepayment Period as a result of a breach of a representation or warranty or a document defect; and

(7)    any amounts remaining in the Pre-Funding Account and transferred to the Distribution Account immediately following the termination of the Pre-Funding Period.

minus:

•
all charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee under the Pooling and Servicing Agreement, up to an aggregate maximum amount equal to $[            ] annually, or to the Servicers under the Servicing Agreements;

•
in the case of paragraphs (2) through (5) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed Monthly Advances and servicing advances due to the Master Servicer or the Servicers;

•	any related unreimbursed Advances in respect of Monthly Advances or servicing advances determined to be nonrecoverable; and

•	in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

Distributions of Interest

General.    The “Interest Distribution Amount” on each Distribution Date with respect to each Class of Certificates will equal the Current Interest for that Class on that Distribution Date as reduced by such Class’s share of Net Interest Shortfalls (as described below).

•
“Current Interest” for each Class of Certificates on any Distribution Date will equal the amount of interest accrued during the related Accrual Period on the related Class Principal Amount immediately prior to that Distribution Date (or, in the case of the Class A-IO Certificates, the related Class Notional Amount for that Distribution Date) at the applicable Pass-Through Rate.

•
The “Accrual Period” applicable to the floating rate securities with respect to any Distribution Date, will be the period commencing on the [25th] day of the month immediately preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, beginning on the Closing Date of this transaction) and ending at the close of business on the calendar day immediately preceding the Distribution Date. The “Accrual Period” applicable to all other Classes of Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs. [For each Distribution Date and each related Accrual Period, interest on all Classes of Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.]

The “Net Interest Shortfall” is equal to:

•	any Net Prepayment Interest Shortfalls for that Distribution Date; and

•
the amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to a (i) reduction in the amount of interest collectible as a result of application of the Relief Act (any such reduction, a “Relief Act Reduction”) or (ii) the interest portion of any special hazard loss, fraud loss, debt service reduction or deficient valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those types of losses (see “Certain Legal Aspects of the Loans—Soldiers’ and Sailors’ Civil Relief Act” in the accompanying prospectus and “—Allocation of Realized Losses” below).

•
“Net Prepayment Interest Shortfalls” with respect to a Mortgage Loan and any Distribution Date is the amount by which a Prepayment Interest Shortfall for the related Due Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Servicing Agreement, to cover such shortfall for such Due Period.

•
A “Prepayment Interest Shortfall” with respect to a Mortgage Loan and any Distribution Date is the amount by which one month’s interest at the applicable Mortgage Rate on a Mortgage Loan as to which a voluntary prepayment has been made, exceeds the amount of interest actually received in connection with such prepayment.

•
The “Due Period” with respect to a Mortgage Loan and any Distribution Date is the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

To the extent that any Net Interest Shortfalls for any Distribution Date are allocated to Senior Certificates, any such Net Interest Shortfalls will be allocated proportionately to all Classes of Senior Certificates based on Current Interest otherwise distributable thereon on such Distribution Date.

If on a particular Distribution Date, the Available Distribution Amount applied in the order described below under “—Priority of Distributions” is not sufficient to make a full distribution of Current Interest on the Certificates (an “Interest Distribution Shortfall Amount”), interest will be distributed on each Certificate of equal priority based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid interest amount will be carried forward and added to the amount which holders of each such Class of Certificates will be entitled to receive on the next Distribution Date. An Interest Distribution Shortfall Amount could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Pass-Through Rates.    The Pass-Through Rate for each Accrual Period for each class of Offered Certificates is as follows: [Will be based upon the structure]

Determination of LIBOR.    On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period (each such date, a “LIBOR Determination Date”), the Securities Administrator will determine LIBOR based on the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the LIBOR Determination Date (“LIBOR”).

The BBA’s Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

A “LIBOR Business Day” is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate. The Securities Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust’s expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

The establishment of LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the Pass-Through Rate applicable to each class of LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

LIBOR for the first Distribution Date will be determined two Business Days prior to the Closing Date.

Distributions of Principal

General.    All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between the Senior Certificates and the Subordinate Certificates as follows:

Senior Principal Distribution Amount.    On each Distribution Date, the Senior Principal Distribution Amount will be distributed as principal on the Senior Certificates.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of:

•	the Senior Percentage of all amounts described in the definition of “Formula Principal Amount” for such Distribution Date;

•
with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Senior Percentage of the Scheduled Principal Balance of such Mortgage Loan and (y) either (A) the Senior Prepayment Percentage, or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such prior calendar month, the Senior Percentage, of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan; and

•	the Senior Prepayment Percentage of the amounts described in clause (f) of the definition of “Formula Principal Amount” for such Distribution Date.

The “Formula Principal Amount” for any Distribution Date will equal the sum of the following amounts:

(a)
the principal portion of each Scheduled Payment (without giving effect, prior to the date on which reserves to cover any losses with respect to the insolvency of one or more borrowers are depleted or otherwise reduced, to any reductions thereof caused by any debt service reductions or deficient valuations) due on each Mortgage Loan on the related Due Date,

(b)	the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller or the Servicer pursuant to this Agreement as of such Distribution Date,

(c)	the adjustment amount paid by the applicable Seller in connection with any deleted Mortgage Loan received with respect to such Distribution Date,

(d)
any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date,

(e)
with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan, and

(f)	all principal prepayments received during the related Prepayment Period.

The “Senior Percentage” as of any Distribution Date will equal the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Amounts of the Class A Certificates as of such date and the denominator of which is the aggregate of the Class Principal Amounts of all Classes of Certificates as of such date.

The “Senior Prepayment Percentage” as of any Distribution Date will equal:

•	for any Distribution Date during the five years beginning on the first Distribution Date, 100%;

•	for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows:

•	for any Distribution Date in the first year thereafter, the Senior Percentage plus [70%] of the Subordinate Percentage for such Distribution Date,

•	for any Distribution Date in the second year thereafter, the Senior Percentage plus [60%] of the Subordinate Percentage for such Distribution Date,

•
for any Distribution Date in the third year thereafter, the Senior Percentage plus [40%] of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus [20%] of the Subordinate Percentage for such Distribution Date, and

•
for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

The “Subordinate Percentage” as of any Distribution Date will equal 100% minus the Senior Percentage for such Distribution Date.

The “Excess Loss” as of any date of determination will equal the sum of any fraud losses, special hazard losses or bankruptcy losses realized after certain dates specified in the Pooling and Servicing Agreement.

The “Senior Step Down Conditions” consist of the following:

•
As of the first Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate principal balance of the Subordinate Certificates on such Distribution Date, does not equal or exceed [50%] and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed

•	with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, [30%] of the Original Subordinate Principal Balance,

•	with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, [35%] of the Original Subordinate Principal Balance,

•	with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, [40%] of the Original Subordinate Principal Balance,

•	with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, [45%] of the Original Subordinate Principal Balance, and

•	with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, [50%] of the Original Subordinate Principal Balance.

The “Original Subordinate Principal Balance” equals the aggregate of the Class Principal Amounts of the Subordinate Certificates Amount as of the Closing Date.

Subordinate Principal Distribution Amount.    Except as provided in the next paragraph, from the Available Distribution Amount remaining after the payment of interest and principal to the Senior Certificates and any Subordinate Certificate ranking in higher priority as described at “—Priority of Distributions,” each class of Subordinate Certificates will be entitled to receive on each Distribution Date, first, payments in respect of interest and second, its pro rata share of each Subordinate Principal Distribution Amount. Distributions of principal of the Subordinate Certificates will be made on each Distribution Date sequentially to the classes of Subordinate Certificates in order of their numerical class designations, beginning with the Class M-1 Certificates, until each such class has received its pro rata share for that Distribution Date. Distributions to each such class’ share of the Subordinate Principal Distribution Amount will be made only after payment of interest and principal to each class ranking senior to such class, and interest to such class, have been paid. See “—Priority of Distributions.”

With respect to each class of Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all classes of Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the remaining classes of Subordinate Certificates, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

•
The “Applicable Credit Support Percentage” for each class of Subordinate Certificates and any Distribution Date will equal the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having higher numerical class designations than that class.

•
The “Class Subordination Percentage” for any Distribution Date and each class of Subordinate Certificates will equal a fraction (expressed as a percentage) the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which is the aggregate Class Principal Amount of all classes of Certificates immediately before that Distribution Date.

The approximate original Applicable Credit Support Percentages for the Subordinate Classes of Certificates on the date of issuance of such Certificates are expected to be as follows:

Class M-1	[	]%
Class M-2	[	]%
Class B-1	[	]%
Class B-2	[	]%

The “Subordinate Principal Distribution Amount” for each Distribution Date is equal to

•	the Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of “Formula Principal Amount” for such Distribution Date;

•
with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the Subordinate Percentage of the Scheduled Principal Balance of such Mortgage Loan; and

•	the Subordinate Prepayment Percentage of all amounts described in clause (f) of the definition of “Formula Principal Amount” for such Distribution Date.

The “Subordinate Prepayment Percentage” for each Distribution Date is 100% minus the Senior Prepayment Percentage for such Distribution Date.

The “Class M-1 Principal Distribution Amount” for any Distribution Date will equal the Subordinate Principal Distribution Amount until the Class M-1 Certificate Principal Amount has been reduced to zero.

The “Class M-2 Principal Distribution Amount” for a Distribution Date will equal

•	as long as any Class A Certificates or any Class M-1 Certificates remain outstanding, zero; and

•	on any Distribution Date as to which the Class A Certificates and Class M-1 Certificates have been retired, the Subordinate Principal Distribution Amount.

The “Class B-1 Principal Distribution Amount” for any Distribution Date will equal

•	as long as any Class A Certificates or any Class M Certificates remain outstanding, zero; and

•
on any other Distribution Date, the Class A Certificates, Class M Certificates will have been reduced to zero, the Subordinate Principal Distribution Amount until the Class B-1 Certificate Principal Amount has been reduced to zero.

The “Class B-2 Principal Distribution Amount” for any Distribution Date will equal

•	as long as any Class A Certificate, any Class M Certificates or any Class B-1 Certificates remain outstanding, zero; and

•	on any Distribution Date as to which the Class A, Class M and Class B-1 Certificates have been retired, the Subordinate Principal Distribution Amount.

The principal distribution percentage for any class is the percentage derived from the fraction, which shall not be greater than 1, the numerator of which is the Certificate Principal Amount of the class, as adjusted for any Applied Loss Amounts, immediately prior to the related Distribution Date, and the denominator is the sum of the aggregate Certificate Principal Amounts, as adjusted for Applied Loss Amounts, of all other classes of certificates immediately prior to this Distribution Date.

Priority of Distributions

On each Distribution Date the Available Distribution Amount (less amounts paid to the holders of the Class P Certificates) will be distributed in the following amounts and in the following order of priority:

(1)  first, concurrently, to each class of the Class A Certificates, their Interest Distribution Amount for that Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amounts;

(2)  second, to the Class M-1 Certificates, their Interest Distribution Amount for that Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amounts;

(3)  third, to the Class M-2 Certificates, their Interest Distribution Amount for that Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amounts;

(4)  fourth, to the Class B-1 Certificates, their Interest Distribution Amount for that Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amounts;

(5)  fifth, to the Class B-2 Certificates, their Interest Distribution Amount for that Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amounts;

(6)  sixth, concurrently, to each class of the Class A Certificates, any Senior Principal Distribution Amounts remaining unpaid previous Distribution Dates, to be allocated among the Class A Certificates pro rata based on their respective unpaid Senior Principal Distribution Amounts;

(7)  seventh, to the Class A Certificates, the Senior Principal Distribution Amount, allocated in the following sequential order:

•	first, to the Class A-1 Certificates in reduction of their Certificate Principal Amount, until reduced to zero; and

•	second, to the Class A-2 Certificates in reduction of their Certificate Principal Amount, until reduced to zero;

provided, however, that on any distribution date on which the Pool Scheduled Principal Balance is less than the aggregate Certificate Principal Amount of the Class A Certificates immediately prior to the related Distribution Date, the Senior Principal Distribution Amount will be allocated among the Class A Certificates pro rata based upon their respective Certificate Principal Amounts.

(8)  eighth, to the Class M-1 Certificates, interest on any Applied Loss Amount allocated to the Class M-1 Certificates on or before the related Distribution Date at the Pass-Through Rate for the Class M-1 Certificates, any Class M-1 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class M-1 Principal Distribution Amount until the Class M-1 Certificate Principal Amount is reduced to zero;

(9)  ninth, to the Class M-2 Certificates, interest on any Applied Loss Amount allocated to the Class M-2 Certificates on or before the related Distribution Date at the Pass-Through Rate for the Class M-2 Certificates, any Class M-2 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class M-2 Principal Distribution Amount until the Class M-2 Certificate Principal Amount is reduced to zero;

(10)  tenth, to the Class B-1 Certificates, interest on any Applied Loss Amount allocated to the Class B-1 Certificates on or before the related Distribution Date at the Pass-Through Rate for the Class B-1 Certificates, any Class B-1 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class B-1 Principal Distribution Amount until the Class B-1 Certificate Principal Amount is reduced to zero;

(11)  eleventh, to the Class B-2 Certificates, interest on any Applied Loss Amount allocated to the Class B-2 Certificates on or before the related Distribution Date at the Pass-Through Rate for the Class B-2 Certificates, any Class B-2 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class B-2 Principal Distribution Amount until the Class B-2 Certificate Principal Amount is reduced to zero;

(12)  twelfth, sequentially (A) to each class of Class A Certificates (other than the Class A-IO Certificates) in the manner provided in Subparagraph (ix) above, (B) to the Class M-1 Certificates, (C) to the Class M-2 Certificates, (D) to the Class B-1 Certificates and (E) to the Class B-2 Certificates, in that order, the Overcollateralization Build Amount for such Distribution date, in reduction of the Certificate Principal Amount of each Class until it has been reduced to zero;

(13)  thirteenth, to the Class X Certificates, the amount distributable thereon pursuant to the Pooling and Servicing Agreement; and

(14)  finally, any remainder to the Class R Certificates.

The “Overcollateralization Build Amount” for any Distribution Date will be the positive difference, if any, between the Target Overcollateralization Amount and the Current Overcollateralization Amount.

The “Target Overcollateralization Amount” means with respect to (i) any Distribution Date prior to the Cross-over Date, shall equal [•]% of the Pool Scheduled Principal Balance of the Assets as of [•], and (ii) for any other Distribution Date, shall equal the lesser of (x) [•]% of the Scheduled Principal Balance of the Assets as of [•], and (y) [•]% of the then current Pool Scheduled Principal Balance of the Assets; provided, however, that in no event shall the Target Overcollateralization Amount be less than [•]% of the Pool Scheduled Principal Balance of the Assets as of [•].

The “Current Overcollateralization Amount” with respect to any Distribution Date means the positive difference, if any, between the Pool Scheduled Principal Balance of the Assets and the Certificate Principal Amount of all then outstanding Classes of Certificates (other than the Class A-IO Certificates).

The “Cross-over Date” will be the later to occur of

•	the Distribution Date occurring in and

•
the first Distribution Date on which the percentage equivalent of a fraction, which shall not be greater than 1, the numerator of which is the aggregate Certificate Principal Amounts as adjusted for Applied Loss Amounts of the Subordinate Certificates for the related Distribution Date and the denominator of which is the Pool Balance on the related Distribution Date, equals or exceeds              times the percentage equivalent of a fraction, which shall not be greater than 1, the numerator of which is the initial aggregate Certificate Principal Amounts as adjusted for Applied Loss Amounts of the subordinated certificates and the denominator of which is the Pool Balance as of the Cut-off Date.

Credit Enhancement

Credit enhancement for the Offered Certificates consists of, in addition to the subordination of the Subordinate Certificates, the priority of application of Realized Losses (as defined herein), excess interest and overcollateralization, in each case as described herein.

Subordination.    The rights of holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Offered Certificates having a higher priority of distribution, as described under “—Distributions of Interest” and “—Distributions of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

The limited protection afforded to holders of the Class A, Class M-1, Class M-2 and Class B-1 Certificates (and to a limited extent, the Class B-2 Certificates) by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of Offered Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date.

Application of Realized Losses.    If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Due Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date); second, the Class B-2 Certificates; and third, the Class B-1 Certificates, and fourth, the Class M-2, and fifth, the Class M-1 certificates before reducing amounts distributable in respect of the Senior Certificates. “Net Liquidation Proceeds” consist of all amounts, net of (1) unreimbursed expenses and (2) unreimbursed Monthly Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through Insurance Proceeds or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure. A “Liquidated Mortgage Loan” is, in general, a defaulted Mortgage Loan as to which a Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Due Period and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount of the Offered Certificates exceeds the Pool Balance for such Distribution Date (such excess, an “Applied Loss Amount”), the Certificate Principal Amounts of the Offered Subordinate Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class B-2 Certificates, until their Class Principal Amount has been reduced to zero; and second, the Class B-1 Certificates, until their Class Principal Amount has been reduced to zero, and third, the Class M-2 Certificates, until their Class Principal Amount has been reduced to zero, and fourth, the Class M-1 Certificates, until their Class Principal Amount has been reduced to zero. The Certificate Principal Amounts of the Class A Certificates will not be reduced by allocation of Applied Loss Amounts.

Holders of Offered Subordinate Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

Excess Interest.    The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Offered Certificates and the fees and expenses of the Servicers, the Master Servicer, the Trustee and the Securities Administrator. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses (as defined above at “—Application of Realized Losses”) on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

Overcollateralization.    The Pool Balance as of the Cut-off Date will exceed the initial aggregate Class Principal Amount of the Offered Certificates by approximately $            , which represents approximately             % of the Cut-off Date Balance. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average pass-through rate on the Offered Certificates. As described below, the application of interest collections as distributions of principal will cause the aggregate Certificate Principal Amounts of the Offered Certificates to amortize more rapidly than the Pool Balance, thus maintaining overcollateralization (i.e., the excess of the Pool Balance over the aggregate Class Principal Amount of the Offered Certificates). However, Realized Losses with respect to Mortgage Loans will reduce overcollateralization, and could result in an overcollateralization deficiency.

Monthly Excess Cashflow.    The sum of excess interest for a Distribution Date and the aggregate overcollateralization release amount will constitute the “Monthly Excess Cashflow” for such Distribution Date, which will, on each Distribution Date be distributed in the following order of priority:

[Structure will be deal specific]

Final Scheduled Distribution Date

The Final Scheduled Distribution Date for the each of the Class A, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates has been determined to be the Distribution Date in [    ] based upon the second Distribution Date after the date of the last Scheduled Payment of the latest maturing Mortgage Loan. The Final Scheduled Distribution Date for the Class A-IO Certificates occurs on the Distribution Date in [    ]. As to each class (other than the Class A-IO Certificates), the actual final Distribution Date may be earlier or later, and could be substantially earlier, than such class’s Final Scheduled Distribution Date.

Optional Purchase of Mortgage Loans

On any Distribution Date following the month in which the Pool Balance is less than         % of the Cut-off Date Balance (such date the “Initial Purchase Date”), E*TRADE Bank, as Seller, will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the sum of (a)         % of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property being purchased and (c) an amount sufficient to reimburse all Servicer Advances and costs, expenses and fees owing to any and all of the Servicer, Master Servicer, Trustee or Securities Administrator (the “Optional Termination Purchase Price”). If such option is exercised, the Trust will be terminated (such event, an “Optional Termination”).

The Securities Administrator

[    ] will be the securities administrator (the “Securities Administrator”) under the Pooling and Servicing Agreement. The Securities Administrator will be paid a monthly fee with respect to each Mortgage Loan calculated at         % per annum (the “Securities Administrator Fee Rate”) on the outstanding principal balance of each Mortgage Loan as of the first day of the related Due Period. The Securities Administrator will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.

DESCRIPTION OF THE MORTGAGE POOL

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein is derived solely from the characteristics of the Mortgage Loans as of                           , 200     (the “Cut-off Date”). Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date (the “Cut-off Date Balance”). The “Scheduled Principal Balance” of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Due Period immediately preceding such date of determination. A “Scheduled Payment” is the monthly scheduled payment of interest and principal specified in the related mortgage note for a Mortgage Loan.

On the Closing Date, the Mortgage Loans will primarily consist of approximately          conventional, [fixed rate] [and adjustable rate], fully-amortizing [and balloon], first lien residential Mortgage Loans, all of which have original terms to maturity of not more than 30 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $                .

The Mortgage Loans were acquired by E*TRADE Bank (the “Seller”) from various originators, including E*TRADE Mortgage Corporation (“E*TRADE Mortgage”), a wholly-owned subsidiary of E*TRADE Bank. Other originators of the Mortgage Loans include various banks, credit unions, savings and loan and other mortgage lending institutions. The underwriting guidelines generally applied by                          and                      in originating the Mortgage Loans are described at “Underwriting Guidelines” below. The Seller believes that the underwriting guidelines applied by the other originators of the Mortgage Loans do not materially differ from the summary descriptions included herein at “Underwriting Guidelines.” The Mortgage Loans will be acquired by the Depositor from the Seller, and the Depositor will, in turn, convey such Mortgage Loans to the Trust. See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans.”

Certain documentation with respect to some Mortgage Loans, including, in some cases, the related mortgage note, mortgage or title insurance policy, is unavailable. Except as otherwise noted below, the Seller will make only limited representations and warranties with respect to the Mortgage Loans. See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans” herein.

Approximately          of the Mortgage Loans in the Trust are fixed rate Mortgage Loans and approximately          are adjustable rate Mortgage Loans, as described in more detail under “Adjustable Rate Mortgage Loans” below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

All of the Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties (each, a “Mortgaged Property”), substantially all of which consist of one-to-four family dwelling units, individual condominium units, or individual units in planned unit developments. Approximately         % of the Mortgage Loans were originated under a “no ratio with verified assets” program pursuant to which no credit related ratios are calculated but the originator does verify borrowers’ assets. Approximately         % of the Mortgage Loans were originated under a “no income, no asset documentation” program pursuant to which no information was obtained regarding borrowers’ income or employment and there was no verification of the borrowers’ assets.

Pursuant to its terms, each Mortgage Loan[, other than a loan secured by a condominium unit], is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the outstanding principal balance of the Mortgage Loan or the replacement value of the improvements on the Mortgaged Property. [Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.] See “The Trusts—Hazard Insurance on the Loans” in the prospectus.

With respect to approximately         % of the Mortgage Loans, the related originator required the borrower to pledge additional collateral to secure the Mortgage Loan, including marketable securities or certificates of deposit acceptable to the originator. See generally “Origination and Sale of Mortgage Loans— Origination of the Mortgage Loans and Underwriting Standards.” The additional collateral will be assigned to the trust but will not be a part of any REMIC.

Approximately         % of the Mortgage Loans have original Loan-to-Value Ratios in excess of 80% (“80+ LTV Loans”). The “Loan-to-Value Ratio” of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Approximately         % of the 80+ LTV Loans are covered by existing primary mortgage insurance policies.

Approximately         % of the Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments (“Balloon Payments”) due on their maturity dates that are significantly larger than other monthly payments (such loans, “Balloon Loans”). The Balloon Loans are generally expected to have original terms to maturity of 30 years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower’s ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement. None of the Servicers, the Master Servicer, the Securities Administrator or the Trustee will make any Monthly Advances with respect to delinquent Balloon Payments.

Approximately         % of the Mortgage Loans provide for payment by the borrower of a prepayment penalty (each, a “Prepayment Premium”) during the first [six months to five years] after origination (the “Penalty Period”). In any twelve-month period during the Penalty Period, the borrower may generally prepay up to 20% of the original principal balance of that Mortgage Loan without penalty. The penalty for prepayments in excess of 20% of the original principal balance will generally be equal to six months’ interest on any amount prepaid in excess of 20%. No Prepayment Premium is assessed for any prepayment made after the applicable Penalty Period or if that prepayment is concurrent with the sale of the Mortgaged Property. These Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment on the Mortgage Loans with Prepayment Premiums during the applicable Penalty Period. [Prepayment Premiums will either be distributed to the Class P Certificates or retained by the related Servicer and, accordingly, will not be available to make distributions on the Offered Certificates.]

Adjustable Rate Mortgage Loans

[The following disclosure will be modified on a deal-by-deal basis to incorporate the appropriate indices.]

Approximately         % of the Adjustable Rate Mortgage Loans provide for [semi-annual] adjustment of the related Mortgage Rate based on the [Six-Month LIBOR Index] as described at “—The Indices” below. In the case of those Mortgage Loans that are Adjustable Rate Mortgage Loans based on the [Six-Month LIBOR Index] (the “LIBOR Mortgage Loans”), there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided that the first such adjustment for approximately         % of the LIBOR Mortgage Loans will occur after an initial period of approximately              years following origination and in the case of approximately         % of the LIBOR Mortgage Loans, approximately              years following origination. Approximately         % of the LIBOR Mortgage Loans do not have a delayed adjustment date as described above. On each Adjustment Date for a LIBOR Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the [Six-Month LIBOR Index] and a fixed percentage amount (the “Gross Margin”), provided that the Mortgage Rate on each such LIBOR Mortgage Loan will not increase or decrease by more than a fixed percentage (ranging from         % to         %) specified in the related Mortgage Note (The “Periodic Cap”) on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the “Maximum Rate”) or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the “Minimum Rate”). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the “Initial Cap”); the Initial Caps range from         % to         % for all of the LIBOR Mortgage Loans. Effective with the first monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such LIBOR Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the [Six-Month LIBOR Index] and the related Gross Margin, rounded as described herein. See “—The Indices” below. The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

The Indices

The Index used in determining the Mortgage Rates for         % of the Adjustable Rate Mortgage Loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the “Six-Month LIBOR Index”) and as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note. The Six-Month LIBOR Index and any other index used in determining the Mortgage Rate of any Adjustable Rate Mortgage Loan is referred to herein as an “Index.” In the event that an

Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Statistical Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

Number of Mortgage Loans
Number of Fixed Rate Mortgage Loans
Number of Adjustable Rate Mortgage Loans
Aggregate Scheduled Principal Balance	$
Mortgage Rates:
Weighted Average	%
Range	% to %
Weighted Average Remaining Term to Maturity (months)

The Scheduled Principal Balances of the Mortgage Loans range from approximately $             to $            . The Mortgage Loans have an average Scheduled Principal Balance of approximately $            .

The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately             %, and approximately             % of such Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

No more than approximately             % of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the aggregates due to rounding.)

Cut-Off Date Scheduled Principal Balances—Mortgage Loans

	Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
—			$	%
—
—
—
—
—
—
—
—
—
—
—
—
—
Total:			$	%

The average Cut-off Date Scheduled Principal Balance is approximately $            .

Mortgage Rates—Mortgage Loans

Range of Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
—		$	%
—
—
—
—
—
—
—
—
—
—
—
—
—
Total:		$	%

The weighted average Mortgage Rate is approximately     %.

Original Terms to Maturity—Mortgage Loans

Range of Original Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
—		$	%
—
—
Total		$	%

The weighted average original term to maturity is approximately      months.

Remaining Terms to Maturity—Mortgage Loans

Range of Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
—		$	%
—
—
Total:		$	%

The weighted average remaining term to maturity is approximately     months.

Original Loan-to-Value Ratios—Mortgage Loans

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
—		$	%
—
—
—
—
—
—
—
—
—
Total:		$	%

The weighted average original loan-to-value is approximately     %.

Geographic Distribution—Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
—		$	%
—
—
—
—
—
—
—
—
—
—
Total:		$	%

Property Type—Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Single Family		$	%
Planned Unit Development
Condominium
Two-to Four-Family
Other
Total:		$	%

Loan Purpose—Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Purchase
Rate/Term Refinance
Cash Out Refinance
Total:		$	%

Occupancy Status—Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Primary Home		$	%
Investment
Second Home
Total:		$	%

Loan Documentation—Mortgage Loans

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Full Documentation		$	%
Limited Documentation
No Documentation
Total:		$	%

Prepayment Premium Years—Mortgage Loans

Prepayment Premium (Years)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
No penalty		$	%
0.500
0.583
0.667
1.000
3.000
5.000
Total:		$	%

Loan Type—Mortgage Loans

Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance
Fully Amortizing		$	%
Balloon
Total:		$	%

Adjustable Rate Loans

Gross Margins of the Adjustable Rate Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance

The weighted average Gross Margin for Adjustable Rate Mortgage Loans is approximately       %.

Maximum Rates of the Adjustable Rate Mortgage Loans

Range of Maximum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance

The weighted average Maximum Rate for Adjustable Rate Mortgage Loans is approximately       %.

Minimum Rates of the Adjustable Rate Mortgage Loans

Range of Minimum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance

The weighted average Minimum Rate for Adjustable Rate Mortgage Loans is approximately     %.

Next Adjustment Date of the Adjustable Rate Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance

Initial Periodic Caps of the Adjustable Rate Mortgage Loans

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance

The weighted average of the Initial Periodic Caps of the Adjustable Rate Mortgage Loans is approximately     %.

Subsequent Periodic Caps of the Adjustable Rate Mortgage Loans

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance

The weighted average of the Subsequent Periodic Caps of the Adjustable Rate Mortgage Loans is approximately     %.

ADDITIONAL INFORMATION

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Pooling and Servicing Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Pursuant to the Pooling and Servicing Agreement, the [Securities Administrator] [Trustee] will prepare a monthly statement to Certificateholders containing certain information regarding the Certificates and the Mortgage Pool. The [Securities Administrator] [Trustee] may make available each month, to any interested party, the monthly statement to Certificateholders via the [Securities Administrator’s] [Trustee’s] website. The [Securities Administrator’s] [Trustee’s] website will be located at                              and assistance in using the website can be obtained by calling the [Securities Administrator’s] [Trustee’s] customer service desk at (            )         -                . Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the [Securities Administrator] [Trustee] at                                                           (or for overnight deliveries,                                                                               ), Attention:                         . The [Securities Administrator] [Trustee] will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the [Securities Administrator] [Trustee] will provide timely and adequate notification to such parties regarding any such changes.

UNDERWRITING GUIDELINES

Approximately             % of the Mortgage Loans have been originated by E*TRADE Mortgage, a wholly-owned subsidiary of E*TRADE Bank. The balance of the Mortgage Loans were acquired by E*TRADE Bank in flow or bulk purchases and originated through various correspondent lenders. The Mortgage Loans acquired by E*TRADE Bank were originated by the following originators, representing the following percentages of the Mortgage Loans:              (approximately         %),                                      (approximately         %) and                          (approximately         %).

Mortgage Loans acquired by E*TRADE Bank and originated through correspondent lenders have been underwritten generally in accordance with E*TRADE Bank underwriting guidelines (“E*TRADE Bank Underwriting Guidelines”), as more specifically described in the accompanying prospectus. Mortgage Loans originated by other Originators have been underwritten generally in accordance with underwriting standards that have been approved by E*TRADE Bank. E*TRADE Bank’s review of the underwriting standards of other Originators includes the consideration of credit and other factors to determine that such standards are appropriate for the origination of loans substantially similar to those originated under the E*TRADE Bank Underwriting Guidelines.

However, with respect to certain of the Mortgage Loans originated in established mortgage loan programs with correspondent lenders, E*TRADE Bank may not review individual Mortgage Loans to determine if each Mortgage Loan was underwritten in accordance with E*TRADE Bank Underwriting Guidelines.

E*TRADE Bank Underwriting Guidelines

The E*TRADE Bank Underwriting Guidelines are applied to evaluate the prospective borrower’s credit standing and ability to repay the loan obligations as well as to assess the value and adequacy of the prospective mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations.

E*TRADE Bank Underwriting Guidelines generally comply with the underwriting guidelines of Fannie Mae and Freddie Mac, except that loans may exceed the Fannie Mae and Freddie Mac original principal balance purchase limits. In addition, other loan characteristics such as loan-to-value ratios and income documentation requirements, may differ from stated Fannie Mae or Freddie Mac guidelines, though most generally would comply with characteristics of loans that Fannie Mae or Freddie Mac would acquire from E*TRADE Bank as a result of negotiated modifications to published underwriting guidelines. The E*TRADE Underwriting Guidelines are described in greater detail in the accompanying prospectus.

On a case-by-case basis, E*TRADE Bank may determine that, based upon compensating factors, a prospective borrower warrants an exception from one or more of the underwriting guidelines. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, higher FICO scores, higher loan scores, if available, stable employment, financial reserves, and time in residence at the applicant’s current address.

Underwriting Guidelines of Other Originators

[Summary of Originators’ underwriting guidelines to be provided if necessary]

THE SERVICERS

General

The primary servicers of the Mortgage Loans include              ,              and E*TRADE Bank (collectively, the “Servicers”).             ,              and E*TRADE Bank will service approximately             %,              % and             %, respectively, of the Mortgage Loans (by Cut-off Date Balance). No other servicer will service more than             % of the Mortgage Loans (by Cut-off Date Balance).                  will serve as Master Servicer with respect to the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement. See “—The Master Servicer” below.

The Servicers will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in

accordance with the provisions of the servicing agreement between the Seller and the Servicer (each, a “Servicing Agreement”). Each of the Trustee and the Master Servicer are express third-party beneficiaries under the Servicing Agreements and can enforce the rights of the Seller thereunder. Each of the Trustee and the Master Servicer are parties to the Pooling and Servicing Agreement. See “Servicing of the Mortgage Loans” below.

Under its related Servicing Agreement, E*TRADE Bank, as Servicer, may engage one or more subservicers (each, a “Subservicer”) to perform certain servicing duties with respect to the Mortgage Loans serviced by E*TRADE Bank. E*TRADE Bank has entered into subservicing agreements (each a “Subservicing Agreement”) with each of                  and                  . Although it is expected that the Subservicers will perform most of the servicing functions with respect to the Mortgage Loans serviced by E*TRADE Bank, E*TRADE Bank will remain liable for the performance of its obligations as Servicer under the Servicing Agreement. See “The Subservicers” below.

Under the Pooling and Servicing Agreement, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the Servicing Agreement. See “Servicing of the Mortgage Loans” below. In addition, under each Servicing Agreement, the Seller has the right to terminate the related Servicer, without cause, upon thirty days’ notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed Advances, servicing advances, servicing fees and applicable expenses of the Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, and in some cases, payment of a termination fee. Any such termination requires the consent of the Master Servicer and the Trustee and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates. Upon termination of E*TRADE Bank as a Servicer under the related Servicing Agreement, the Subservicing Agreements will also be terminated with respect to the Mortgage Loans serviced by E*TRADE Bank. Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under “Servicing of the Mortgage Loans” below.

The delinquency and loan loss data set forth below for each Servicer represents the historical experience of such Servicer’s servicing portfolio for the periods indicated. The actual delinquency and loss experience of the Mortgage Pool will be affected by a number of factors, including but not limited to the borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable Mortgage Loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. In addition, the servicing portfolios described below may include mortgage loans that have not been outstanding long enough to have “seasoned” to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of recently originated mortgage loans to an unseasoned portfolio, it is possible that the delinquency and foreclosure percentages experienced could be significantly higher than that indicated in the tables below. Accordingly, there can be no assurance and no representation is made by any Servicer that the delinquency and loss experience of the Mortgage Pool will be similar to that of the Servicer’s own servicing portfolio, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans in the Mortgage Pool.

The information in the following paragraphs has been provided by                         . None of the Depositor, the Seller, the Trustee, the Securities Administrator, the Master Servicer, the Underwriter or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

[Servicer]
Delinquency and Foreclosure Experience

	At December 31, 2000		At December 31, 2001		At June 30, 2002
	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)
Total Portfolio
Delinquencies*
One Installment delinquent
Percent Delinquent
Two Installments delinquent
Percent Delinquent
Three or more installments delinquent
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in Foreclosure
Percent Delinquent and in Foreclosure**

[Servicer]
Delinquency and Foreclosure Experience

	At December 31, 2000		At December 31, 2001		At June 30, 2002
	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)
Total Portfolio
Delinquencies*
One Installment delinquent
Percent Delinquent
Two Installments delinquent
Percent Delinquent
Three or more installments delinquent
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in Foreclosure
Percent Delinquent and in Foreclosure**

*
A mortgage loan is deemed to have “one installment delinquent” if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

There can be no assurance that the delinquency, foreclosure and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by Mortgagors of Monthly Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Pool.

THE SUBSERVICERS

General

E*TRADE Bank, as Servicer with respect to certain of the Mortgage Loans (the “E*TRADE Mortgage Loans”), has engaged one or more subservicers to perform the principal servicing functions with respect to the E*TRADE Mortgage Loans. Notwithstanding any subservicing arrangements, E*TRADE Bank will remain liable under the related Servicing Agreement for all servicing obligations with respect to the E*TRADE Mortgage Loans. The primary subservicers of the Mortgage Loans initially are expected to be                  and                      (collectively, the “Subservicers”).                      and                          will service approximately         % and             %, respectively, of the E*TRADE Mortgage Loans (by Cut-off Date Balance). No other Subservicer will service more than             % of the E*TRADE Mortgage Loans (by Cut-off Date Balance).

The information in the following paragraphs has been provided by each of [                ] and [                    ]. None of the Depositor, the Seller, the Trustee, the Securities Administrator, the Master Servicer, the Underwriter or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

[ Subservicer 1]

                                              is an [indirect] wholly-owned subsidiary of                                          .                                      is engaged in a general commercial banking business, offering a full range of commercial, corporate, international, financial and retail banking services to corporations, governments and individuals.                                  originates and services residential mortgage loans and performs subservicing functions for affiliates.

                    ’s headquarters and its executive offices are located at                             , and the telephone number is (        )         -                     .                      has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae and Freddie Mac.

The following table summarizes the delinquency and foreclosure experience on the portfolio of one-to-four-family first mortgage loans originated or acquired by                           or certain of its affiliates and serviced or subserviced by                         .

The portfolio of mortgage loans serviced by                              includes both fixed and adjustable interest rate mortgage loans, including “buydown” mortgage loans, loans with balances conforming to Freddie Mac’s and Fannie Mae’s limits as well as jumbo loans, loans with stated maturities of 10 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgage properties securing the Mortgage Loans. There can be no assurance that the delinquency, foreclosure and loss experience set forth below will be similar to the results that may be experienced with respect to the Mortgage Loans.

[            ]
Delinquency and Foreclosure Experience

	At [December 31, 2000]		At [December 31, 2001]		At [June 30, 200_]
	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)
Total Portfolio
Delinquencies*
One Installment delinquent
Percent Delinquent
Two Installments delinquent
Percent Delinquent
Three or more installments delinquent
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in Foreclosure
Percent Delinquent and in Foreclosure**

*
A mortgage loan is deemed to have “one installment delinquent” if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

[ Subservicer 2]

                             is an [indirect] wholly-owned subsidiary of                                     .                      is engaged in a general commercial banking business, offering a full range of commercial, corporate, international, financial and retail banking services to corporations, governments and individuals.                      originates and services residential mortgage loans and performs subservicing functions for affiliates.

                        ’s headquarters and its executive offices are located at                                 , and the telephone number is (            )         -                .                              has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae and Freddie Mac.

The following table summarizes the delinquency and foreclosure experience on the portfolio of one-to-four-family first mortgage loans originated or acquired by                          or certain of its affiliates and serviced or subserviced by                             .

The portfolio of mortgage loans serviced by                          includes both fixed and adjustable interest rate mortgage loans, including “buydown” mortgage loans, loans with balances conforming to Freddie Mac’s and Fannie Mae’s limits as well as jumbo loans, loans with stated maturities of 10 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgage properties securing the Mortgage Loans. There can be no assurance that the delinquency, foreclosure and loss experience set forth below will be similar to the results that may be experienced with respect to the Mortgage Loans.

[            ]
Delinquency and Foreclosure Experience

	At [December 31, 2000]		At [December 31, 2001]		At [June 30, 200_]
	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)
Total Portfolio
Delinquencies*
One Installment delinquent
Percent Delinquent
Two Installments delinquent
Percent Delinquent
Three or more installments delinquent
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in Foreclosure
Percent Delinquent and in Foreclosure**

*
A mortgage loan is deemed to have “one installment delinquent” if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

There can be no assurance that the delinquency, foreclosure and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by Mortgagors of Monthly Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Pool.

THE MASTER SERVICER

As Master Servicer,                  will monitor the performance of the primary Subservicers (as defined herein) of the Mortgage Loans (see “The Servicers” below) in accordance with the provisions of the underlying servicing agreements and the Pooling and Servicing Agreement.              will not, however, be ultimately responsible for the servicing of the Mortgage Loans, except to the extent described under “Servicing of the Mortgage Loans” below.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

Each Servicer will be entitled to a monthly fee (the “Servicing Fee”) with respect to the related Mortgage Loans, calculated as one-twelfth of a minimum of [0.25]% (the “Servicing Fee Rate”) multiplied by the outstanding balance of each related Mortgage Loan. Any successors to the Servicers will in all cases receive a fee in an amount equal to, but not greater than, the related Servicing Fee calculated at the related Servicing Fee Rate. As additional servicing compensation, each Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges, [including] [(other than] Prepayment Premiums[)] to the extent collected from the borrower, together with any interest or other income earned on funds held in the Collection Account, custodial accounts and escrow accounts.

[As compensation for master servicing, the Master Servicer will be entitled to compensation (the “Master Servicing Fee”) equal to the sum of (i) a monthly fee with respect to each Mortgage Loan, calculated as one-twelfth of [            ]% (the “Master Servicing Fee Rate”) multiplied by the outstanding balance of each related Mortgage Loan plus (ii) all investment earnings derived from the principal and interest collections received on the Mortgage Loans on deposit in the Distribution Account during the period from and including the Remittance Date to but excluding such Distribution Date.]

The Master Servicing Fees and the Servicing Fees are subject to reduction as described below under “—Compensating Interest Payments.” See “Certain Terms of the Pooling and Servicing Agreement and the Indenture—Retained Interest; Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See “Servicing of the Trust Assets—Collection and Other Servicing Procedures,” and “Payments on Mortgage Loans” in the prospectus.

Compensating Interest Payments

When a borrower prepays a Mortgage Loan in full or the Mortgage Loan is liquidated on a date other than the due date, the borrower pays interest on the amount prepaid only from the last Due Date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a “Prepayment Interest Shortfall.” [For any Distribution Date, the related Servicer will be obligated to make a payment with respect to any Prepayment Interest Shortfall in the amount (each such payment, a “Compensating Interest Payment”) equal to the lesser of (i) (x) in the case of the related Servicer the applicable Servicing Fee for such date or (y) in the case of the Master Servicer, the Master Servicing Fee for such date and (ii) any Prepayment Interest Shortfall for such date. For any Distribution Date in which the related Servicer fails to make a Compensating Interest Payment, the Master Servicer will be obligated to make the Compensating Interest Payment to the extent such amount does not exceed its Master Servicing Fee for such Distribution Date.]

Advances

Under the Servicing Agreements, each of the Servicers will be obligated to make advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments) (each, a “Monthly Advance”), delinquent payments of taxes, insurance premiums and other escrowed items (each, a “Servicing Advance”), and foreclosure costs, to the extent that such advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any required Monthly Advance if the related Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. The Master Servicer and each Servicer, as applicable, will be entitled to recover any advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making Monthly Advances is to ensure continuity in cashflow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.

Collection of Taxes, Assessments and Similar Items

Each of the Servicers will, to the extent required by the related loan documents and permitted by law, maintain custodial escrow accounts for the collection of standard hazard insurance premiums, primary mortgage insurance premiums, if applicable, and real estate taxes and assessments with respect to the related Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

Each Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Servicing Compliance

Each Servicer and the Master Servicer must provide the Trustee or its designee with a copy of its audited financial statements for the year and (and in the case of the Master Servicer, only in the event it is directly servicing any of the Mortgage Loans as a successor Servicer) a statement from the firm of independent public accountants that prepared the financial statements to the effect that, in preparing these statements, it reviewed the results of the related Servicer’s servicing operations in accordance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac) or other similar audit or attestation program . In addition, each Servicer and the Master Servicer will be required to deliver an officer’s certificate to the effect that the related Servicer and Master Servicer, respectively has fulfilled its obligations during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure.

THE TRUSTEE

                             will act as trustee of the trust (the “Trustee”). The mailing address of the trustee’s corporate trust office (the “Corporate Trust Office”) is:

Telephone: (        )         -

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In these circumstances, the Depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Pooling and Servicing Agreement requires the Trustee to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the securities registrar in respect of the certificates pursuant to the Pooling and Servicing Agreement may be served.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued in accordance with the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of                           ,              among the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee. Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. In addition to the provisions of the agreement summarized elsewhere in this prospectus supplement, there is, set forth below, a summary of certain other provisions of the Pooling and Servicing Agreement. See also “Certain Terms of the Pooling and Servicing Agreement and the Indenture.” This summary of the provisions of the Pooling and Servicing Agreement does not purport to be complete.

Formation of the Trust

On the closing date, the Depositor will create and establish a trust under the Pooling and Servicing Agreement and will sell, without recourse, the initial Mortgage Loans to the trust, and the trust will issue the certificates under the terms of the Pooling and Servicing Agreement.

[During the pre-funding period, the Depositor may sell to the Trust, without recourse, the Subsequent Mortgage Loans as defined herein.] The Depositor will provide to any prospective or actual holder of the Offered Certificates, upon written request, a copy of the Pooling and Servicing Agreement without exhibits. Requests should be addressed to:

E*TRADE Mortgage Backed Securities Corporation
671 North Glebe Road
Arlington, Virginia 22203
Attention: President

The trust will generally consist of:

•
all of the Depositor’s right, title and interest in the Mortgage Loans, including the related mortgage notes, mortgages and other related documents and the Depositor’s right, title and interest in and to all amounts credited to and proceeds of any of the accounts maintained by the servicers with respect to the Mortgage Loans and the trust accounts related to the Trust established by the Trustee;

•
all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, any related prepayment premiums received with respect to the Mortgage Loans;

•	any Mortgaged Properties on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure, and any revenues received from the foreclosed properties;

•
the rights of the Trustee to receive proceeds of the applicable insurance policies and funds, if any, required to be maintained under the terms of the Pooling and Servicing Agreement and the Servicing Agreements, as applicable; and

•	the rights of the Depositor to the enforcement of the representations and warranties made by the Seller relating to the Mortgage Loans under the sale agreement.

The Offered Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, E*TRADE Group, Inc., E*TRADE Bank, the Seller, the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee or any of their affiliates.

Assignment of Mortgage Loans

On the Closing Date, the Mortgage Loans will be sold, assigned and transferred by the Depositor to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the trust will be identified in a schedule (the “Mortgage Loan Schedule”) delivered pursuant to the Pooling and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Seller and Servicer.

Prior to the conveyance of the Mortgage Loans to the Trustee, [the Seller]’s operations department will complete a review of all of the mortgage loan files, including the certificates of title to, or other evidence of a perfected security interest in, the mortgaged properties to check the accuracy of the Mortgage Loan Schedule delivered to the Trustee.

The Depositor will represent and warrant only that:

•	the information set forth in the Mortgage Loan Schedule was true and correct as of the date or dates on which the information was furnished;

•	the Depositor is the owner of, or holder of a first-priority security interest in, each Mortgage Loan;

•	the Depositor acquired its ownership of, or security interest in, each Mortgage Loan in good faith without notice of any adverse claim;

•	except for the sale of the Mortgage Loans to the Trustee, the Depositor has not assigned any interest or participation in any Mortgage Loan that has not been released; and

•	the Depositor has the full right to sell the trust estate to the Trustee.

As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Pooling and Servicing Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank or a lost note affidavit to the extent that the original Mortgage Note has been lost, (2) the original Mortgage with evidence of recording indicated thereon (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form with respect to all Mortgage Loans other than Mortgage Loans registered on the system Mortgage Electronic Registration Systems, Inc. (“MERS”), (4) the policy of title insurance issued with respect to each Mortgage Loan, and (5) the originals of any assumption, modification, extension or guaranty agreements. Certain of the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

One or more of the documents described above are not available with respect to certain of the Mortgage Loans. The Depositor will not be obligated to repurchase or substitute for any such defective Mortgage Loan unless a loss that would otherwise constitute a Realized Loss is incurred with respect to such Mortgage Loan and such loss resulted from the failure to deliver such documents.

The Mortgage Loans were purchased by the Depositor from the Seller pursuant to a sale agreement (the “Sale Agreement”). Pursuant to the terms of the Sale Agreement, the Seller has made certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Origination and Sale of Mortgage Loans—Representations and Warranties.” The Depositor will assign its rights under the Sale Agreement to the Trustee for the benefit of the Certificateholders pursuant to the Pooling and Servicing Agreement. In addition, a Servicer, which may be the Seller, may make representations and warranties concerning the Mortgage Loans as further described under the heading “Origination and Sale of the Mortgage Loans—Representations and Warranties.”

Under the terms of the Pooling and Servicing Agreement and the Sale Agreement, and subject to [the Seller]’s option to effect a substitution as described in the next paragraph, [the Seller] will be obligated to repurchase any Mortgage Loan for its Repurchase Price within 90 days after [the Seller]’s discovery, or receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty made by [the Seller] in the Sale Agreement that materially and adversely affects the Trustee’s interest in any Mortgage Loan, if the breach has not been cured by the 90th day. The Repurchase Price for any Mortgage Loan will be the unpaid principal balance of the Mortgage Loan at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next Due Date for the Mortgage Loan following the repurchase. Prior to being distributed to certificateholders, this Repurchase Price will be used to reimburse the servicer for any previously unreimbursed advances made by the related Servicer in respect of the repurchased Mortgage Loan.

In lieu of repurchasing a Mortgage Loan as specified in the preceding paragraph, during the two-year period following the date of the initial issuance of the Certificates, [the Seller] may, at its option, substitute a “Qualified Substitute Mortgage Loan” for any Mortgage Loan to be replaced. A “Qualified Substitute Mortgage Loan” is any mortgage loan that, on the date of substitution,

•	has an unpaid principal balance not greater than, and not more than $10,000 less than, the unpaid principal balance of the deleted Mortgage Loan,

•	has a Mortgage Loan rate not less than, and not more than one percentage point in excess of, the Mortgage Loan rate of the deleted Mortgage Loan,

•	has a net rate at least equal to the net rate of the deleted Mortgage Loan,

•	has a remaining term to maturity not greater than, and not more than one year less than, that of the deleted Mortgage Loan,

•
has a Loan-to-Value Ratio as of the first day of the month in which the substitution occurs equal to or less than the Loan-to-Value Ratio of the deleted Mortgage Loan as of such date, in each case, using the appraised value at origination, and after taking into account the monthly payment due on this date, and

•	complies with the mortgage loan representations and warranties in the Sale Agreement.

In the event that more than one mortgage loan is substituted for a deleted Mortgage Loan, the unpaid principal balances may be determined on an aggregate basis and the Mortgage Loan rate, net rate and term may be determined on a weighted average basis, provided that no Qualified Substitute Mortgage Loan may have an original term to maturity beyond the latest original term to maturity of any Mortgage Loan assigned to the trust on the closing date. A Qualified Substitute Mortgage Loan also shall satisfy the following criteria as of the date of its substitution for a deleted Mortgage Loan:

•	the mortgage loan shall not be 30 or more days delinquent,

•	the mortgage loan file for such mortgage loan shall not contain any material deficiencies in documentation, and shall include an executed mortgage note, as applicable, and, a recorded mortgage;

•	no property securing such mortgage loan may be the subject of foreclosure, bankruptcy, or insolvency proceedings; and

•	such mortgage loan must be secured by a valid first lien on the related real property or mortgaged property.

[The Seller] will deposit cash into the Distribution Account in the amount, if any, by which the aggregate of the unpaid principal balances of any deleted Mortgage Loans exceeds the aggregate of the unpaid principal balances of the mortgage loans being substituted for the deleted Mortgage Loans. Also, if it is discovered that the actual Scheduled Principal Balance of a Mortgage Loan is less than the Scheduled Principal Balance identified for such Mortgage Loan on the Mortgage Loan Schedule, [the Seller] may, at its option, deposit the amount of the discrepancy into the Distribution Account instead of repurchasing the Mortgage Loan. All of such deposits will be treated as a partial principal prepayment on the Mortgage Loans.

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Offered Certificates, in particular the Offered Subordinate Certificates, may incur a loss.

In addition, [the Seller] is required to indemnify E*TRADE Mortgage Backed Securities Corporation and its assignees, including the trust, against losses and damages they incur as a result of breaches of [the Seller]’s representations and warranties. [The Seller]’s obligation to repurchase or substitute for a Mortgage Loan affected by a breach of a representation or warranty and to indemnify E*TRADE Mortgage Backed Securities Corporation and its assignees for losses and damages caused by a breach constitute the sole remedies available to the Trustee and the certificateholders for a breach of a representation or warranty under the Pooling and Servicing Agreement or the Sale Agreement with respect to the Mortgage Loans.

Conveyance of Subsequent Mortgage Loans and Pre-Funding Account

A Pre-Funding Account will be established by the Trustee and funded by the Depositor on the Closing Date to provide the trust with funds to purchase subsequent Mortgage Loans (the “Subsequent Mortgage Loans”). The Subsequent Mortgage Loans will be purchased by the trust during the Pre-Funding Period, which will begin on the closing date and end on                   ,             . The Pre-Funded Amount will initially equal the difference between the aggregate certificate principal amount of the Offered Certificates on the Closing Date and the aggregate Scheduled Principal Balance of the initial Mortgage Loans as of the Cut-Off Date. In the event that the Trust is unable to acquire sufficient qualifying Mortgage Loans by                 , any amounts remaining in the Pre-Funding Account will be applied as a partial principal prepayment to Certificateholders entitled to the payment on the first Distribution Date. The Pre-Funding Account will be part of the Trust but not part of any REMIC. Any investment income earned on amounts on deposit in the Pre-Funding Account will be paid to E*TRADE Mortgage Backed Securities Corporation and will not be available for distribution to certificateholders.

Under the Pooling and Servicing Agreement, the Trust will be obligated to purchase Subsequent Mortgage Loans from E*TRADE Mortgage Backed Securities Corporation during the Pre-Funding Period, if available. Subsequent Mortgage Loans will be transferred to the Trust pursuant to subsequent sale agreements between the Depositor and the Trust. Each Subsequent Mortgage Loan, if it is a mortgage loan, will have been underwritten in accordance with E*TRADE Bank’s standard underwriting criteria. In connection with the purchase of Subsequent Mortgage Loans on each Subsequent Transfer Date, the trust will be required to pay to the Depositor from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the Scheduled Principal Balance of the Subsequent Mortgage Loans as of the related Cut-Off Date. Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date must satisfy conditions including, but not limited to:

•	each Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related subsequent sale agreement and the Pooling and Servicing Agreement;

•	E*TRADE Mortgage Backed Securities Corporation will not select Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the certificateholders;

•	each Subsequent Mortgage Loan must not be 30 or more days delinquent as of its Cut-off Date;

•	as a result of the purchase of the Subsequent Mortgage Loans, the certificates will not receive from or a lower credit rating than the rating assigned at the initial issuance of the certificates; and

•	an independent accountant will provide a letter confirming that the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in this prospectus supplement.

Following the end of the Pre-Funding Period, the Mortgage Pool must satisfy the following criteria:

•	the weighted average mortgage loan rate must not be less than % or more than %;

•	the weighted average remaining term to stated maturity must not be less than months or more than months;

•	the weighted average Loan-to-Value Ratio must not be greater than %; and

•	not more than %, % and % of the Mortgage Loans located in , , or any other individual state, respectively.

Information regarding Subsequent Mortgage Loans comparable to the disclosure regarding the initial Mortgage Loans provided in this prospectus supplement will be filed on a report on Form 8-K with the SEC within 15 days following the end of the Pre-Funding Period.]

Optional Termination

The Seller may terminate the trust by purchasing all Mortgage Loans, REO Properties and Repo Properties remaining in the trust on any distribution date (the “Optional Termination Date”) occurring on or after the distribution date on which the Pool Scheduled Principal Balance is less than [10]% of the sum of the aggregate Cut-off Date Balance of the Mortgage Loans. The trust also may be terminated and the certificates retired on any distribution date upon the servicer’s determination, based on an opinion of counsel, that the REMIC status of any REMIC has been lost or that a substantial risk exists that this status will be lost for the then current taxable year. See “Description of the Certificates—Optional Redemption or Termination” in the prospectus.

In the event that the option is exercised, the repurchase will be made at a price generally equal to the outstanding principal balance of each Mortgage Loan and, with respect to REO property, the lesser of the appraised value of each REO property and the principal balance of the related Mortgage Loan plus accrued and unpaid interest at the related loan rate up to and including the first day of the month in which the termination price is paid, plus the amount of any unreimbursed servicing-related advances made by the servicer or the Master Servicer in respect of that Mortgage Loan and any and all amounts owing to the Servicer, the Trustee, the Master Servicer and the Securities Administrator. Proceeds from the repurchase will be included in the Available Distribution Amount and will be distributed to the holders of the certificates in accordance with the Pooling and Servicing Agreement.

Any repurchase of the Mortgage Loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding certificates.

Upon presentation and surrender of the certificates, the Trustee shall cause to be distributed, to the extent of available funds, to the certificateholders on the final distribution date the amounts due them in accordance with the Pooling and Servicing Agreement. The amount remaining on deposit in the distribution account, other than amounts retained to meet claims, after all required distributions have been made to the holders of the Offered Certificates and the Class X certificates, or to the Termination Account, will be paid to the Class R certificateholders pro rata, based upon the holders’ respective percentage interests, in accordance with the provisions of the Pooling and Servicing Agreement.

Voting Rights

The voting rights of the trust will be allocated [0.5]% to the class R certificates, [0.75]% to the Class X certificates, [0.75]% to the Class A-IO Certificates and [98]% to the other certificates in proportion to their respective certificate principal amounts.

Amendment

The Pooling and Servicing Agreement may be amended by the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee without the consent of the holders of the certificates, for any of the purposes set forth under “Certain Terms of the Pooling and Servicing Agreement and the Indenture—Amendment” in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of certificates. However, in no event, may any amendment:

•
reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of Offered Certificates without the consent of the holders of all the affected certificates; or

•
affect adversely in any material respect the interests of the holders of any class of Offered Certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66%; or

•
reduce the aforesaid percentages of the aggregate outstanding principal amounts of the Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those certificates.

Events of Default

An event of default with respect to the Master Servicer will consist, among other things, of:

•	any failure by the Master Servicer to make an advance and any other failure by the Master Servicer to deposit in the distribution account the required amounts or to remit to the Trustee any payment which continues unremedied for one business day following written notice to the Master Servicer; or

•
any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the earlier of the (i) date on which written notice of the failure is given to the Master Servicer and (ii) actual knowledge of such failure by a servicing officer of the Master Servicer; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the Depositor or the Trustee may (and, pursuant to the Pooling and Servicing Agreement, if so directed by holders of certificates evidencing at least 51% of the voting rights, shall) terminate all of the rights and obligations of the Master Servicer in its capacity as master servicer of the Mortgage Loans, as provided in the Pooling and Servicing Agreement. If this occurs, the Trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement, including the obligation to make advances.

No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the loss and delinquency experience of the Mortgage Loans.

No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to termination of the Master Servicer, unless the holder previously has given to the Trustee written notice of the Master Servicer’s default and certificateholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the Trustee.

Reports to Certificateholders

The Trustee will furnish the certificateholders with a monthly statement (based on information received from the Master Servicer) generally containing information with respect to principal and interest distributions on the certificates and Realized Losses on the Mortgage Loans. Any financial information contained in these reports will not have been examined or reported upon by an independent public accountant. Copies of the monthly statements and any annual reports prepared by a servicer or the Securities Administrator evidencing the status of its compliance with the provisions of a Pooling and Servicing Agreement and Servicing Agreement will be furnished to related certificateholders upon request addressed to the Trustee.

The monthly statement for a distribution date will identify, among other things, the following items:

•	the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

•
the amount thereof allocable to interest, any accrued and unpaid Interest Distribution Shortfall Amounts included in such distribution and any remaining unpaid Interest Distribution Shortfall Amounts after giving effect to such distribution;

•
if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

•	the Class Principal Amount of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

•	the Pool Scheduled Principal Balance for the following Distribution Date;

•	the Senior Percentage and Subordinate Percentage for the following Distribution Date;

•
the amount of the Servicing Fees paid to or retained by each Servicer with respect to such Distribution Date, and the amount of Master Servicing Fees paid to or retained by the Master Servicer with respect to such Distribution Date;

•	the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

•	the amount of Monthly Advances included in the distribution on such Distribution Date and the aggregate amount of Monthly Advances outstanding as of the close of business on such Distribution Date;

•
the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

•
with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Scheduled Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

•	the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

•	the Senior Prepayment Percentage for the following Distribution Date;

•	the aggregate amount of Realized Losses incurred during the preceding calendar month;

•	the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date; and

•
[the Pre-Funded Amount, if any, in the Pre-Funding Account on the related distribution date, the amount of funds, if any, used to purchase Subsequent Mortgage Loans during the Pre-Funding Period and the amount of funds, if any allocated as a prepayment of principal at the end of the Pre-Funding Period,] and

•	any other information required to be provided to certificateholders by the REMIC Provisions.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

General

The effective yields to the holders of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to retire the Class Principal Amounts of the Certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

Approximately             % of the Mortgage Loans that are Adjustable Rate Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of              and              years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a [semi-annual] basis. When such Adjustable Rate Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Cap, except in the case of the first adjustment, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The applicable Index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Mortgage Loan has a Maximum Rate, and each Adjustable Rate Mortgage Loan has a Minimum Rate, which in some cases is equal to the related Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers’ adjustable rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Offered Certificates (other than the Class A-IO Certificates) beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

Approximately             % of the Mortgage Loans are subject to Prepayment Premiums during intervals ranging from              months to              years following origination, as described under “Description of the Mortgage Pool—General” herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Penalty Period.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

[As described herein, approximately             % of the Mortgage Loans are Balloon Loans which will have original terms to maturity that are shorter than their amortization schedules, leaving final payments due on their maturity dates that are significantly larger than other monthly payments. The Balloon Loans are generally expected to have original terms to maturity of 30 years. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower’s ability to refinance the loan. Investors should consider that they will bear any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan, to the extent not covered by the applicable credit enhancement described herein.]

[As described herein, approximately             % of the Mortgage Loans do not provide for monthly payments of principal for the first              years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such ten-year period. In addition, because no principal is due on such loans for their initial ten-year period, the Class Principal Amounts of the Offered Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such Mortgage Loans are recalculated on the basis of a twenty year, level payment amortization schedule, principal payments on the Offered Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the related Mortgage Loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Mortgage Loans.]

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Sale Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

The yields on the Offered Certificates also may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.

As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Offered Certificates to maintain limited overcollateralization. The level of excess interest available on any Distribution Date will be influenced by, among other things:

•
The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the Certificate Principal Amounts of the Certificates;

•	The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans; and

•	The extent to which the weighted average Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the interest of the Offered Certificates.

No assurances can be given as to the amount or timing of excess interest distributable on the Certificates.

The yields to investors in the Offered Certificates will be affected by the exercise by the Master Servicer of its right to purchase the Mortgage Loans, as described under “Description of the Certificates—Optional Purchase of Mortgage Loans” herein.

If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium, particularly a Class A-IO Certificate, calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

Sensitivity of the Class A-IO Certificates.    The yields of the Class A-IO Certificates will be extremely sensitive to the rate and timing of principal prepayments on the related Mortgage Loans. The Class A-IO Certificates will have no principal amount and therefore are offered at a premium. The Class Notional Amount of the Class A-IO Certificates will decrease according to a schedule as described herein. After the Distribution Date in                                  the Class Notional Amount of the Class A-IO Certificates will be zero, and the Class A-IO Certificates will not be entitled to distributions in respect of Current Interest.

In the event that the Mortgage Loans prepay at an extremely rapid rate resulting in a decline in the Pool Balance below the applicable scheduled Class Notional Balance, investors in such Certificates could fail to recover their initial investments. Prospective investors in the Class

A-IO Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in actual yields that are lower than the anticipated yields, and could result in the failure of such investors to fully recover their initial investments.

To illustrate the significance of prepayments on the yields on this class of Certificates, the following table indicates the pre-tax yields to maturity (on a corporate bond equivalent basis) and weighted average lives under the specified assumptions at the percentages of the Prepayment Assumption (as defined herein). The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class A-IO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such class and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such class of Certificates and consequently do not purport to reflect the return on any investment in such class of Certificates when such reinvestment rates are considered. The weighted average lives shown were determined by (1) multiplying the net reduction, if any, of the Class Notional Principal Amount by the number of years from the date of issuance of the Class A-IO Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of the Class Notional Principal Amount described in clause (1) above. It is unlikely that any of the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity. (Such weighted average lives are shown for illustrative purposes only. The Class A-IO Certificates are not entitled to distributions of principal and therefore have no weighted average lives). The timing of changes in the rate of prepayments may significantly affect the actual yields to maturity and weighted average lives, even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following table was prepared on the basis of the characteristics of the mortgage loans expected to be included in the pool of Mortgage Loans, the Modeling Assumptions set forth under “—Weighted Average Life” below, except as described in this paragraph, and the additional assumptions that (1) the applicable assumed purchase price (expressed as a percentage of the Class Notional Principal Amount), exclusive of accrued interest for the Class A-IO Certificates is as set forth below and (2) the initial Class Notional Principal Amount and Pass-Through Rates of the Class A-IO Certificates are as set forth or described herein.

Pre-Tax Yield to Maturity of the Class A-IO Certificates*
(Assumed Purchase Price Percentage of             %)

	Percentage of Prepayment Assumption
	0%	50%	120%	180%	240%
Yield**	%	%	%	%	%
Weighted Average Life in Years

*	Assuming a purchase price of %, plus accrued interest, and further assuming prepayments at approximately 152%, the pre-tax yield to maturity on the Class A-IO Certificates would be approximately 0%.

**	Corporate bond equivalent analysis

The Mortgage Loans may not have the characteristics assumed for purposes of the table above, and there can be no assurance that the Mortgage Loans will prepay at any of the constant rates assumed, that the actual pre-tax yields to maturity and weighted average lives for the Class A-IO Certificates will correspond to any of the calculated yields and weighted average lives shown herein, or that the purchase price of such class of Certificates will be as assumed. Each investor should make its own determination as to the appropriate assumptions to be used and factors to be considered in deciding whether to purchase a Class A-IO Certificate.

Overcollateralization

The yields of the Offered Certificates will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to whether overcollateralization will be maintained at the levels described herein.

Subordination of the Offered Subordinate Certificates

As described herein, Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of interest to the extent of the Interest Distribution Amount and principal to the extent of the Principal Distribution Amount. In addition, [Applied Loss Amounts] will be allocated to the Class M-2 and Class M-1 Certificates in inverse order of seniority. As a result, the yields of the Offered Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Certificates.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is a prepayment assumption (the “Prepayment Assumption“) that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such Mortgage Loans. A 100% Prepayment Assumption for the Mortgage Loans assumes a constant prepayment rate of 6.00% per annum of the outstanding principal balance of such Mortgage Loans for the first month following origination of the Mortgage Loan and approximately an additional 1.27% in each month thereafter for the next eleven months; and in each month thereafter during the life of such Mortgage Loans, a constant prepayment rate of 20% per annum is assumed. As used in the tables below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

The tables beginning on page S-[    ] were prepared based on the following assumptions (collectively, the “Modeling Assumptions“): (1) the initial Class Principal Amounts are as set forth in the table on page S-2 and the Pass-Through Rates are as described herein; (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in              200    ; (3) principal prepayments are received in full on the last day of each month commencing in              200     and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Distribution Dates occur on the [25th] day of each month, commencing in              200    ; (6) there are no purchases or substitutions of Mortgage Loans; (7) there is no optional termination of the Trust by the Master Servicer (except in the case of Weighted Average Life in Years With Optional Termination); (8) the Certificates are issued on                          ,         ; (9) no Prepayment Premiums are collected on the Mortgage Loans; (10) [the value of six-month LIBOR Index is         %]; and (11) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

Assumed Mortgage Loan Characteristics

Mortgage Loan Type	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Next Rate Adjust- ment Date	Maximum Rate (%)	Minimum Rate (%)	Gross Margin (%)	Initial Periodic Cap (%)	Sub- sequent Periodic Rate	Rat e Adjust- ment Frequency (months)	Re- maining Amortiza- tion Term (months) (1)	Re- maining Interest Only Term (months) (2)
1
2
3
4
5
6
7
8
9
10
11

(1)
Each Mortgage Loan has an original amortization that is the same as its original term to maturity, except for Balloon Mortgage Loans, substantially all of which have an original amortization of 360 months.

(2)	Assumed Mortgage Loans which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for a specified term.

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rate of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption.

The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Percentage of Initial Class Principal Amount of the Class A-1 and Class A-2

Certificates Outstanding at the Following Percentages of the Prepayment Assumption

	Class A-1 Certificates					Class A-2 Certificates					Class A-3 Certificates
	%	100%	120%	150%	200%	50%	100%	120%	150%	200%	50%	100%	120%	150%	200%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
[Month] 25, 2003
[Month] 25, 2004
[Month] 25, 2005
[Month] 25, 2006
[Month] 25, 2007
[Month] 25, 2008
[Month] 25, 2009
[Month] 25, 2010
[Month] 25, 2011
[Month] 25, 2012
[Month] 25, 2013
[Month] 25, 2014
[Month] 25, 2015
[Month] 25, 2016
[Month] 25, 2017
[Month] 25, 2018
[Month] 25, 2019
[Month] 25, 2020
[Month] 25, 2021
[Month] 25, 2022
[Month] 25, 2023
[Month] 25, 2024
[Month] 25, 2025
[Month] 25, 2026
[Month] 25, 2027
[Month] 25, 2028
[Month] 25, 2029
[Month] 25, 2030
[Month] 25, 2031
[Month] 25, 2032

Weighted Average Life in Years:
Without Optional Termination
With Optional Termination

Percentage of Initial Class Principal Amount of the Class M-1 and Class M-2

Certificates Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-1 Certificates					Class M-2 Certificates
	50%	100%	120%	150%	200%	50%	100%	120%	150%	200%
Initial Percentage
[Month] 25, 2003
[Month] 25, 2004
[Month] 25, 2005
[Month] 25, 2006
[Month] 25, 2007
[Month] 25, 2008
[Month] 25, 2009
[Month] 25, 2010
[Month] 25, 2011
[Month] 25, 2012
[Month] 25, 2013
[Month] 25, 2014
[Month] 25, 2015
[Month] 25, 2016
[Month] 25, 2017
[Month] 25, 2018
[Month] 25, 2019
[Month] 25, 2020
[Month] 25, 2021
[Month] 25, 2022
[Month] 25, 2023
[Month] 25, 2024
[Month] 25, 2025
[Month] 25, 2026
[Month] 25, 2027
[Month] 25, 2028
[Month] 25, 2029
[Month] 25, 2030
[Month] 25, 2031
[Month] 25, 2032

Weighted Average Life in Years: Without Optional Termination With Optional Termination

*	Indicates a value greater than 0.0% and less than 0.5%.

Percentage of Initial Class Principal Amount of the Class B-1 and Class B-2

Certificates Outstanding at the Following Percentages of the Prepayment Assumption

	Class B-1 Certificates					Class B-2 Certificates
	50%	100%	120%	150%	200%	50%	100%	120%	150%	200%
Initial Percentage
[Month] 25, 2003
[Month] 25, 2004
[Month] 25, 2005
[Month] 25, 2006
[Month] 25, 2007
[Month] 25, 2008
[Month] 25, 2009
[Month] 25, 2010
[Month] 25, 2011
[Month] 25, 2012
[Month] 25, 2013
[Month] 25, 2014
[Month] 25, 2015
[Month] 25, 2016
[Month] 25, 2017
[Month] 25, 2018
[Month] 25, 2019
[Month] 25, 2020
[Month] 25, 2021
[Month] 25, 2022
[Month] 25, 2023
[Month] 25, 2024
[Month] 25, 2025
[Month] 25, 2026
[Month] 25, 2027
[Month] 25, 2028
[Month] 25, 2029
[Month] 25, 2030
[Month] 25, 2031
[Month] 25, 2032

Weighted Average Life in Years: Without Optional Termination With Optional Termination

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

One or more elections will be made to treat designated portions of the Trust (exclusive of the Pre-Funding Account, as one or more real estate mortgage investment conduits (each, a “REMIC”) for federal income tax purposes. Upon the issuance of the Offered Certificates, Hunton & Williams, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Section 860A through 860G of the Internal Revenue Code of 1986 (the “Code”).

For federal income tax purposes, (i) the Class R Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the Trust and (ii) the Offered Certificates will represent the “regular interests” in, and generally will be treated as debt instruments of, a REMIC. See “Federal Income Tax Consequences—REMIC Certificates” in the Prospectus.

For federal income tax purposes the Class [A-IO and Class X] Certificates will, and the remaining classes of Offered Certificates may, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Federal Income Tax Consequences—REMIC Certificates” in the Prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Class          Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates, if such Certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such Certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original discount with respect to such period. See “Federal Income Tax Consequences—REMIC Certificates” in the Prospectus.

If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

Certain of the Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding such Certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such Certificates should consult with their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—REMIC Certificates” in the Prospectus.

The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the Trust would be so treated. In addition, interest on the Offered Certificates will be treated as “interest on obligations secured by mortgages on real estate assets” under Section 856(c)(4)(A) of the Code. Amounts held in the [Pre-Funding Account] may not be treated as assets described in the foregoing sections of the Code. The Offered Certificates will also be treated as “qualified mortgages” under Section 860G(a)(3) of the Code. See “Federal Income Tax Consequences—REMIC Certificates” in the Prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMIC Certificates” in the Prospectus.

LEGAL INVESTMENT CONSIDERATIONS

Upon the termination of the pre-funding period, the Offered Certificates (other than the Class M-2 Certificates) will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

ERISA CONSIDERATIONS

Subject to the limitations and qualifications described under “ERISA Considerations” in the prospectus, the Offered Certificates may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Internal Revenue Code of 1986, as amended (collectively, a “Plan”), or by a person investing on behalf of or with plan assets of such a plan or arrangement. A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Code, should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the prospectus.

The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be purchased by or sold to a Plan (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it).

USE OF PROCEEDS

The Depositor will sell the initial Mortgage Loans to the trust concurrently with the delivery of the Offered Certificates. The net proceeds from the sale of the Offered Certificates less the original pre-funded amount will represent, together with the private certificates, certain of which may be retained by the Depositor or its affiliates, the purchase price to be paid by the trust to the Depositor for the initial Mortgage Loans, will be applied by the Depositor. The Depositor will apply a portion of the proceeds from the sale of the Certificates to repay the financing.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) between the Depositor and                      (the “Underwriter(s)”), the Depositor has agreed to sell to the Underwriter(s) named below the following principal amounts or notional principal amounts of Offered Certificates.

Class	[Underwriter]	[Underwriter]
[A-1]
[A-2]
[B-1]
[B-2]

[M-1]
[M-2]

The Depositor intends initially to retain a portion of the Class          Certificates but may offer such certificates for sale from time to time in the future.

The distribution of the Offered Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriter(s) may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $            .

                         has entered into an agreement with the Depositor to purchase the Class P, Class X and Class R Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

After the initial distribution of the Offered Certificates by the Underwriter(s), the prospectus and prospectus supplement may be used by the Underwriter(s) in connection with market making transactions in the Offered Certificates. The Underwriter(s) may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

LEGAL MATTERS

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter(s) by Hunton & Williams.

RATINGS

It is a condition to the issuance of the Offered Certificates that they receive ratings as set forth on 3.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

In addition, the ratings on the Class A-IO Certificates do not address whether investors in those Certificates will fail to recoup their initial investment due to a faster than anticipated rate of prepayments.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

Index of Principal Terms

Defined Term	Page
Senior Principal Distribution Amount	S-23
80+ LTV Loans	S-34
Accrual Period	S-20
Act	S-81
Applicable Credit Support Percentage	S-26
Applied Loss Amount	S-31
Balloon Loans	S-35
Balloon Payments	S-34
Beneficial Owner	S-18
Book-Entry Certificates	S-18
Book-Entry Procedures and Definitive Certificates	S-18
Business Day	S-17
Certificate Principal Amount	S-17
Certificates	S-16
Class A Certificates	S-16
Class Notional Principal Amount	S-16
Class Principal Amount	S-16
Class Subordination Percentage	S-26
Code	S-78
Corporate Trust Office	S-57
Cross-over Date	S-30
Current Interest	S-20
Current Overcollateralization Amount	S-30
Cut-off Date	S-33
Cut-off Date Balance	S-33
Definitive Certificate	S-18
Depositor	S-18
Distribution Account	S-16
Distribution Date	S-17
DTC	S-18
Due Period	S-21
E*TRADE Bank Underwriting Guidelines	S-47
E*Trade Mortgage	S-33
E*TRADE Mortgage Loans	S-51
ERISA	S-80
Excess Loss	S-25
Formula Principal Amount	S-23
FreddieMac	S-57
Gross Margin	S-35
Initial Purchase Date	S-32
Interest Distribution Amount	S-20
Interest Distribution Shortfall Amount	S-22
IRS	S-78
LIBOR Business Day	S-22
Liquidated Mortgage Loan	S-31
Loan-to-Value Ratio	S-34
Modeling Assumptions	S-73
Monthly Advance	S-56
Monthly Advances	S-19
Mortgage Loan Schedule	S-59
Mortgage Loans	S-16
Mortgage Pool	S-16
Mortgaged Properties	S-16
Mortgaged Property	S-34
Net Interest Shortfall	S-21
Net Liquidation Proceeds	S-31
Net Prepayment Interest Shortfalls	S-21
Offered Certificates	S-16
Offered Subordinate Certificates	S-16
OID Regulations	S-78
Optional Termination	S-32
Optional Termination Purchase Price	S-32
Original Subordinate Principal Balance	S-25
Overcollateralization Build Amount	S-29
Penalty Period	S-35
Plan	S-80
Pooling and Servicing Agreement	S-57
Prepayment Assumption	S-73
Prepayment Interest Shortfall	S-21
Prepayment Premium	S-35
Qualified Substitute Mortgage Loan	S-60
Realized Loss	S-31
Record Date	S-17
Relief Act	S-15
Relief Act Reduction	S-21
REMIC	S-78
Remittance Date	S-18
Residual Certificate	S-16
Sale Agreement	S-60
Scheduled Payment	S-33
Scheduled Principal Balance	S-33
Securities Administrator	S-32
Securities Administrator Fee Rate	S-33
Seller	S-33

Index of Principal Terms
Defined Term	Page
Senior Certificates	S-16
Senior Percentage	S-24
Senior Prepayment Percentage	S-24
Senior Step Down Conditions	S-25
Servicers	S-48
Servicing Agreement	S-49
Servicing Fee	S-55
Servicing Fee Rate	S-55
SMMEA	S-79
Subordinate Certificates	S-16
Subordinate Percentage	S-25
Subordinate Prepayment Percentage	S-27
Subordinate Principal Distribution Amount	S-26
Subsequent Mortgage Loans	S-62
Subservicer	S-49
Subservicers	S-51
Subservicing Agreement	S-49
Target Overcollateralization Amount	S-29
Trust	S-16
Trustee	S-57
Underwriter(s)	S-80
Underwriting Agreement	S-80

FORM OF PROSPECTUS SUPPLEMENT

FOR MORTGAGE-BACKED NOTES

PROSPECTUS SUPPLEMENT

(To Prospectus dated February     , 200  )

$

(Approximate)

E*TRADE MBSC TRUST 200  -

  Mortgage-Backed Notes, Series 200  -

[INSERT E*TRADE BANK LOGO],

Seller

E*TRADE MORTGAGE BACKED SECURITIES

CORPORATION

Depositor

[                                    ],

Master Servicer

Consider carefully the risk factors beginning on page S-6 of this prospectus supplement and page 7 in the prospectus.

The notes will represent obligations of your trust only and will not represent interests in or obligations of E*TRADE Mortgage Backed Securities Corporation, E*TRADE Bank, E*TRADE Group, Inc. or any of their affiliates. Neither the notes nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality. Unless expressly provided in this prospectus supplement, your securities are not insured or guaranteed by any person.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue a single class of notes which will be secured by the assets of the trust.

The terms of the notes offered by this prospectus supplement are discussed under “Summary of Terms—The Notes” beginning on page S-1 of this prospectus supplement.

The assets of the trust will primarily consist of a pool of conventional, first lien[, fixed rate] [and adjustable rate], fully amortizing [and balloon], residential mortgage loans. [The trust will also hold cash for the purchase of additional mortgage loans on or before                          , 200  .]

The notes offered by this prospectus supplement will be purchased by                         , as the underwriter[s], from E*TRADE Mortgage Backed Securities Corporation and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See “Underwriting” in this prospectus supplement. Proceeds to the depositor with respect to the notes are expected to be approximately         %, before deducting expenses payable by the depositor.

The underwriter[s] will deliver to investors the notes offered by this prospectus supplement through the book-entry facilities of The Depository Trust Company, Clearstream Banking, société anonyme, and the Euroclear System.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Underwriter[s]]

The date of this prospectus supplement is                          , 200_.

Important notice about information presented in this
prospectus supplement and the accompanying prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We have filed preliminary information regarding your trust’s assets and your notes with the Securities and Exchange Commission (“SEC”). The information contained in this prospectus supplement and the accompanying prospectus supersedes all of that preliminary information, which was prepared by the underwriter[s] for prospective investors based on information provided by the depositor.

We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

After the initial distribution of the notes offered by this prospectus supplement, this prospectus and prospectus supplement may be used by the underwriter[s] in connection with market making transactions in those notes. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriter[s] of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are

S-i

found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life Considerations.” Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the control of the depositor, the seller, the master servicer, the servicer or any of their affiliates. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

S-ii

Tables of Contents
Prospectus Supplement

S-iii

Review by Plan Fiduciaries	S-65
USE OF PROCEEDS	S-66
UNDERWRITING	S-66
LEGAL MATTERS	S-66
RATINGS	S-66

S-iv

Prospectus

S-v

The Agreements	79
Master Servicer or Securities Administrator	79
Trust Administration	80
Retained Interest; Servicing Compensation and Payment of Expenses	80
The Trustee	81
Amendment	82
Master Servicer Events of Default	82
Rights Upon Event of Default	83
Reports to Securityholders	84
Termination	84
Certain Terms of the Indenture	85
Discharge of the Indenture	87
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	88
General	88
Mortgage Loans	88
Interest In Real Property	88
Foreclosure	89
Rights of Reinstatement and Redemption	90
Loan-to-Value Ratio	91
Cooperative Loans	91
Consumer Protection Laws with respect to Mortgage Loans	93
Anti-Deficiency Legislation and Other Limitations on Lenders	94
Soldiers’ and Sailors’ Civil Relief Act of 1940 and Similar State Enacted Legislation	96
Environmental Considerations	96
“Due-on Sale” Clauses	98
Enforceability of Prepayment and Late Payment Fees	99
Equitable Limitations on Remedies	100
Secondary Financing; Due-on-Encumbrance Provisions	100
Alternative Mortgage Instruments	101
Forfeitures in Drug and RICO Proceedings	101
Certain Legal Aspects of the Financial Assets	102
THE DEPOSITOR	102
USE OF PROCEEDS	102
FEDERAL INCOME TAX CONSEQUENCES	103
General	103
REMIC Certificates	104
Grantor Trusts	138
Debt Securities and Partnership Trusts	146
Taxation of Debt Securityholders	147
Taxation of Owners of Partnership Securities	147
STATE TAX CONSIDERATIONS	154
ERISA CONSIDERATIONS	154
LEGAL INVESTMENT CONSIDERATIONS	157
PLAN OF DISTRIBUTION	159
RATINGS	160
ADDITIONAL INFORMATION	160
Financial Information	160

S-vi

SUMMARY OF TERMS

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

•
Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the aggregate scheduled principal balance of those mortgage loans as of the Cut-off Date (defined below) unless we specify otherwise. We explain in this prospectus supplement under “Description of the Mortgage Pool—General” how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the aggregate principal balance of any mortgage loans, we mean the aggregate of their scheduled principal balances unless we specify otherwise.

The Notes

On the closing date, the trust will issue a single class of notes pursuant to the indenture. The notes will be secured principally by assets of the trust, which will consist primarily of approximately              conventional, first lien, [fixed rate] [and adjustable rate], fully amortizing [and balloon], residential mortgage loans having an aggregate scheduled principal balance as of                  , 200   of approximately $            . The notes will be available in book-entry form through the clearing facilities of The Depository Trust Company, Clearstream Banking, société anonyme, or the Euroclear System in authorized minimum denominations of $[50,000].

Trust

E*TRADE MBSC Trust 200  -[•] (the “Trust”).

Indenture Trustee

                                                                                                                                                                                                                     .

See “The Indenture Trustee” in this prospectus supplement for additional information.

Owner Trustee

                                                                                                                                                                                                                     .

See “The Owner Trustee” in this prospectus supplement for additional information.

Securities Administrator

                                                                                                                                                                                                                     .

Seller

E*TRADE Bank will sell mortgage loans to the depositor.

Depositor

E*TRADE Mortgage Backed Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the trust.

Master Servicer

                                         , will oversee the servicing of the primary servicers.

See the “Master Servicer” in this prospectus supplement for additional information.

S-1

Primary Servicers

                    ,                      and E*TRADE Bank initially will service approximately             %,             % and             %, respectively, of the mortgage loans. The remainder of the mortgage loans included in the mortgage pool will be serviced by various other servicers, none of which will service more than             % of the mortgage loans.

See “The Servicers” in this prospectus supplement.

Originators

Approximately             %,             % and             % of the mortgage loans were originated by E*TRADE Mortgage Corporation,              and             , respectively. The remainder of the mortgage loans were originated by various other banks, savings and loans and other mortgage lending institutions. See “Description of the Mortgage Pool” in this prospectus supplement.

Closing Date

The notes are expected to be issued on or about                          , 200  .

Payments on the Notes

Principal and interest on the notes will be made on the [25th] day of each month, beginning in              200[  ]. However, if the [25th] day is not a business day, payments will be made on the next business day after the [25th] day of the month.

Interest and Principal Payments

The interest rate for the notes is set forth on the cover.

In addition, if the holder of the trust certificates fails to exercise its option to terminate the trust on the earliest permitted date as described below under “Optional Redemption,” the interest rate payable on the notes thereafter will be [            ]% per annum.

Interest payable on the notes on any payment date will accrue [during the calendar month preceding the month in which such payment date occurs] [during the period beginning with the immediately preceding payment through the business day preceding the payment date]. Calculations of interest on the notes will be computed on the basis of a [360]-day year consisting of twelve 30-day months.

On each payment date the available distribution amount remaining after the payment of certain trust expenses will be applied to pay interest on the notes and then to pay principal on the notes.

Interest will accrue on each class of notes at the applicable per annum rates described in this prospectus supplement. A failure to pay interest on any notes on any Payment Date that continues for [thirty] [(30)] days constitutes an Event of Default under the Indenture.

See “Description of the Notes—Payments of Notes” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust, which are pledged to secure the notes. The trust will have no source of cash other than collections and recoveries with respect to the mortgage loans through insurance or otherwise. No other entity will be required

S-2

or expected to make any payments on the notes.

Credit Enhancement

The payment structure of this securitization includes overcollateralization to increase the likelihood that noteholders will receive regular payments of interest and principal.

See “Risk Factors—Potential Inadequacy of Credit Enhancement,” and “Description of the Notes—Credit Enhancement” in this prospectus supplement for a more detailed description of the overcollateralization.

Overcollateralization

On the closing date, the outstanding scheduled principal balance of the mortgage loans is expected to exceed the aggregate principal amount of the notes by approximately $            , which represents approximately             % of the scheduled principal balance of the mortgage loans as of             ,             . We refer to such excess herein as overcollateralization.” Thereafter, to the extent described in this prospectus supplement, a portion of excess interest will be applied to pay principal on the notes, which will reduce the principal amount of the notes at a faster rate than the principal amount of the mortgage loans is being reduced and (2) will achieve and maintain the required level of overcollateralization We cannot, however, assure you that for all periods sufficient excess interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement” in this prospectus supplement.

The Mortgage Loans

On the closing date, the assets of the trust will consist primarily of approximately              conventional, first lien, [fixed rate] [and adjustable rate], fully amortizing [and balloon], residential mortgage loans with an aggregate principal balance as of the cut-off date, which is                          ,             , of approximately $            . The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

Approximately             % of the mortgage loans have original terms to stated maturity of approximately [30] years. [The mortgage loans in the trust will not be insured or guaranteed by any government agency.]

Pre-Funding Account

The trust may purchase subsequent mortgage loans on or before             ,              for inclusion in the mortgage loan pool. At closing, the Indenture Trustee will hold in trust from the proceeds of the sale of the notes, approximately $            , which may be applied to the purchase of subsequent mortgage loans. If those funds are not completely used by             , 200  , any remaining pre-funding amounts will be administered as principal prepayments on the notes. The distribution will be made on the payment date immediately following the end of the pre-funding period.

Optional Redemption

The holders of the trust certificates may redeem the outstanding notes on the date on which, after taking into account payments of

S-3

principal to be made on such payment date, the aggregate outstanding principal amount of the notes is less than [5]% of the aggregate initial principal amount of the notes. Such redemption will be paid in cash at a price equal to 100% of the aggregate outstanding class principal amount of the class of notes redeemed, plus accrued and unpaid interest through the day preceding the final payment date.

See “Description of the Notes—Optional Redemption” in this prospectus supplement.

Tax Status

Based on the facts as they currently exist, Hunton & Williams, tax counsel to the Depositor, is of the opinion that the notes will be taxable debt obligations under the Internal Revenue Code of 1986, as amended and interest paid or accrued thereon, including any original issue discount, will be taxable to Noteholders. See “Federal Income Tax Consequences” in the prospectus. Interest income (including original issue discount and market discount) will accrue on the notes as described in “Federal Income Tax Consequences” in the prospectus. The notes may be issued with original issue discount for federal income tax purposes. See “Federal Income Tax Consequences” in the prospectus. In determining the rate of accrual of original issue discount and market discount, if any, on the notes, noteholders should use a prepayment assumption of [ %] [CPR], [SPA]. No representation is made, however, as to the rate at which prepayments on the mortgage loans actually will occur. By acceptance of your notes, you will be deemed to have agreed to treat your note as a debt instrument for federal and state income taxes and any other tax measured by income.

See “Material Federal Income Tax Considerations” in this prospectus supplement and “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

It is anticipated that the notes will be treated as debt for state law purposes. Accordingly, a purchaser subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should not be treated as having acquired a direct interest in the assets of the trust by reason of its purchase of a note.

Generally, the notes offered by this prospectus supplement may be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. Each fiduciary of an employee benefit plan or an individual retirement account considering a purchase of the notes must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

After the funds on deposit in the pre-funding account have been reduced to zero, the notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA, as long as they are rated in one of the two highest rating categories by at

S-4

least one nationally recognized statistical rating organization.

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

It is a condition of the issuance of the notes that they be assigned a rating of [“            ”] by [Moody’s Investors Service, Inc.] and [“            ”] by [Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.] [and] [Fitch Ratings, Inc.]

•	A rating is not a recommendation to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

•	A rating does not address the possibility that, as a result of principal prepayments, the yield on your notes, may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the note rating.

S-5

RISK FACTORS

An investment in the notes involves significant risks. The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Risks Related to the Notes

Noteholders will have recourse only to trust assets pledged to secure the notes

The trust assets pledged to secure the notes will be the only source for payments on the notes. The notes will not be insured or guaranteed by any governmental entity or by the depositor, the master servicer, the indenture trustee or any affiliate of the foregoing or by any other person. The noteholders will have no recourse to the depositor in the event of a default on the notes, and each noteholder will be deemed to have agreed by the acceptance of its note not to file a bankruptcy petition or commence similar proceedings in respect of the depositor.

It may be difficult to resell your notes

There is currently no secondary market for the notes and there can be no assurance that a secondary market for the notes will develop. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market value of the notes are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk.

The Credit Enhancement may be inadequate

The notes are not insured by any financial guaranty insurance policy. The overcollateralization feature described in this prospectus supplement is intended to increase the likelihood that holders will receive regular payments of interest and principal, but is limited in nature and may be insufficient to cover all losses on the mortgage loans.

Excess Interest and Overcollateralization.    We expect that the mortgage loans will generate more interest than is needed to pay interest accrued on the notes and the fees and expenses of the trust, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the interest rate on the notes. Any remaining interest generated by the mortgage loans will be used to absorb realized losses on the mortgage loans. After these obligations of the trust are covered, available excess interest generated by the mortgage loans will be used to maintain overcollateralization.

The following factors will affect the amount of excess interest that the mortgage loans will generate:

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•
Prepayments.    Every time a mortgage loan is prepaid, aggregate excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. The effect on your notes of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•
Defaults, Delinquencies and Liquidations.    If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay noteholders. Every time a mortgage loan is liquidated or written off, excess interest is reduced because such mortgage loans will no longer be outstanding and generating interest.

See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.

Loan prepayments may result in shortfalls in interest collections and reduce the yield on your notes

When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next payment date. The servicer is generally required to cover the shortfall in interest collections attributable to prepayments in full or in part, but only to the extent of its servicing fee. The master servicer is required to cover these interest shortfalls, to the extent required to be paid but not paid by the servicer, up to an amount equal to the master servicing fee.

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

If amounts in any pre-funding account are not used to purchase mortgage loans, you will receive a prepayment on the notes

As described further in this prospectus supplement, the depositor will deposit a specified amount in a pre-funding account on the date the notes are issued. The deposited funds may be used only to acquire subsequent mortgage loans for the trust during a specified period after the initial issuance of the notes. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the notes. The resulting prepayment could adversely affect the yield to maturity of those notes.

An investment in the notes may not be appropriate for some investors

The notes may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the notes. This may be the case due, for example, to the following reasons.

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•	The yield to maturity of notes purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans.

•	The rate of principal distributions on and the weighted average lives of the notes will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans.

•
You may not be able to reinvest distributions on a note at a rate at least as high as the interest rate applicable to your note, since distributions generally are expected to be greater during periods of relatively low interest rates.

•	Your investment in any of the notes may be ended before you desire if the optional termination of the trust is exercised.

Risks Related to Prepayment and Yield

Loan prepayments by borrowers or repurchases by the seller of the mortgage loans adversely affect the average life of, and rate of return on, your notes

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately             % of the mortgage loans to be included in the mortgage pool require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [six] months to [five] years after origination. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

The timing of payments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, E*TRADE Bank, as the seller of the mortgage loans to the depositor, or the party from which E*TRADE Bank acquired a particular mortgage loan, may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made are not cured. These purchases will have the same effect on noteholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the notes.

•	If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

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The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans included in the various servicers’ portfolios.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

The presence of balloon loans may increase the likelihood of delinquencies on the mortgage loans

Approximately             % of the mortgage loans are balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for such loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

The presence of mortgage loans with interest-only payments may result in lower weighted average lives of securities

Approximately             % of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of              years following the origination of the mortgage loan. Following that             -year period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the notes than would have been the case had these loans not been included in the trust. If you purchase a note at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first ten years of the term of a mortgage loan as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

Certain features of the mortgage loans may adversely affect your investment in the notes

The mortgage loans have features that create additional risks to investors, including those described below.

•
The principal balances of approximately              of the mortgage loans (representing approximately             % of the mortgage loans) were in excess of [$1,000,000] as of                          ,             . You should consider the risk that the loss and

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delinquency experience on these high balance loans may have a disproportionate effect on the mortgage pool as a whole.

•	[Additional characteristics to be identified based on the characteristics of the mortgage pool.]

Delinquencies on the mortgage loans may adversely affect the yield in your notes

The mortgage loans were originated or acquired by the originators in accordance, generally, with underwriting guidelines of the type described in this prospectus supplement and the accompanying prospectus. The mortgage loans generally have been underwritten in compliance with underwriting standards comparable to the underwriting guidelines of Fannie Mae and Freddie Mac, however, these mortgage loans may not meet every criterion of Fannie Mae’s or Freddie Mac’s guidelines, such as the guideline’s maximum principal balance allowance loan-to-value requirements or other underwriting criterion. However, the underwriting guidelines employed have been designed with the goal of creating a loan performance profile similar to those of mortgage loans that have been underwritten in strict accordance with Fannie Mae’s or Freddie Mac’s underwriting guidelines. However, we make no assurance regarding the delinquency, foreclosure and loss experience regarding the mortgage loans.

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust than on mortgage loans originated in strict accordance with Fannie Mae’s or Freddie Mac’s guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

See “Description of the Mortgage Pool—General” in this prospectus supplement for a description of the characteristics of the mortgage loans in the mortgage pool and “Origination and Sale of the Mortgage Loans—Origination of the Mortgage Loans” and “Underwriting Standards” for a general description of the underwriting guidelines used in originating the mortgage loans.

Risks Related to the Mortgage Loans

Geographic concentration of mortgage loans may adversely affect your notes

Approximately             % of the mortgage loans to be included in the mortgage pool are secured by properties located in             . The rate of delinquencies, defaults and losses on the pool of mortgage loans may be higher than if fewer of the mortgage loans were concentrated in that state because the following conditions could have a disproportionate impact on such mortgage loans:

•	weak economic conditions in [ ], which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

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•	declines in the residential real estate market in [•] may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios.

•
properties in [            ] may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, hurricanes, floods, wildfires, mudslides and other natural disasters.

Natural disasters affect various regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the mortgage pool, see the geographic distribution table under “Description of the Mortgage Pool” in this prospectus supplement.

Defaults by borrowers on mortgage loans that are not insured under primary mortgage insurance policies increase the likelihood of losses on mortgage loans

Approximately             % of the mortgage loans expected to be in the trust on the closing date have original loan-to-value ratios greater than             %. Approximately             % of the mortgage loans with original loan-to-value ratios in excess of 80% are not covered by a primary mortgage insurance policy. If borrowers without primary mortgage insurance default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured. We cannot assure you that the credit enhancement will be adequate to cover those losses.

If the receipt of liquidation proceeds is delayed or if the liquidation proceeds are less than the mortgage loan balance, you could suffer a loss of your notes

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer or the master servicer, as the case may be, and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to noteholders. Unless covered by a primary mortgage insurance policy, if a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

The failure to comply with consumer protection laws may create liabilities on your trust

A failure by an originator to comply with federal or state consumer protection laws could create liabilities on behalf of your trust. These liabilities could include a reduction in the amount payable under a mortgage loan, the inability to foreclose on the mortgaged property, or liability of your trust to a borrower. Each originator will warrant that the origination of each mortgage loan materially complied with all applicable requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any mortgage loan and that each mortgage loan is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects your trust’s interest in any mortgage loan would

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create an obligation on the part of the originator or the mortgage loan seller, as the case may be, to repurchase or substitute for the mortgage loan unless the breach is cured. However, the failure of an originator or mortgage loan seller to repurchase or substitute for the defective mortgage loan or pay the liability could expose your trust to losses.

Effects of recent terrorist attacks and related military action

The effects that terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, or similar state laws (collectively referred to as the “Relief Act”). The interest distributable to holders of the notes will be reduced by any reductions in the amount of interest collectible as a result of application of the Relief Act and neither the servicers nor any other party will be required to fund any interest shortfall caused by any such reduction.

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DESCRIPTION OF THE NOTES

General

The E*TRADE MBSC Trust 200    -[            ], Mortgage-Backed Notes, Series 200    -[            ] (the “Notes”) will be issued pursuant to the Indenture.

The Notes will be secured by the Pledge of the Assets of Trust, which consist primarily of (collectively, the “Assets”):

(1) a pool (the “Mortgage Pool”) of conventional, first lien, [fixed rate][and adjustable rate], fully amortizing [and balloon] residential mortgage loans, (the “Mortgage Loans”),

(2) such assets as from time to time are deposited in respect of the Mortgage Loans in a distribution account maintained by the Indenture Trustee (the “Distribution Account”),

(3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure,

(4) the primary mortgage and other insurance policies covering certain of the Mortgage Loans or the related mortgaged properties,

(5) the rights of the Depositor under the Sale Agreement and under the Servicing Agreement[s], as described under “The Indenture—Assignment of Mortgage Loans,” and

(6) all proceeds of the foregoing.

The Notes will consist of one class of mortgage-backed Notes, the Class [    ] Notes. The Notes represent the right to receive payments of interest at the rate set forth on the cover hereof (the “Note Interest Rate”), payable monthly, and payments of principal to the extent set forth below.

On each Payment Date, the Indenture Trustee or its designee will pay to the persons in whose names the Notes are registered on [the last business day of the month immediately preceding the month of the related Payment Date] [[the Business Day preceding the Payment Date]. A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York,             ,            ,] (or, as to any Servicer, such other states as are specified in the related Servicing Agreement) are closed.

The Notes will be issued in authorized minimum denominations of $[50,000] and integral multiples of $1 in excess thereof.

Book-Entry Registration

The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants and for such purpose are referred to as

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“Book-Entry Notes.” Beneficial Owners will hold their Notes through DTC, Clearstream Banking, société anonyme or the Euroclear System.

The Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial aggregate principal amount of the Notes registered in the name of the nominee of DTC. E*TRADE Mortgage Backed Securities Corporation (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a physical note representing such person’s interest (a “Definitive Note”), except as set forth in limited circumstances described under “Book-Entry Procedures and Definitive Certificates” in the accompanying prospectus. See “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the prospectus for a general discussion of the book-entry procedures of DTC.

Payments on Mortgage Loans; Accounts

On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer’s other assets (each, a “Collection Account”). On or prior to the Closing Date, the Indenture Trustee will establish a Distribution Account, which will be maintained in trust for the benefit of the Noteholders. On the [18th] day of each month (or, if such [18th] day is not a Business Day, on the immediately following Business Day) (the “Remittance Date”), each Servicer will remit amounts for distribution on the notes from amounts on deposit in the related Collection Account to the Distribution Account. On each Payment Date, to the extent of the Available Distribution Amount on deposit in the Distribution Account, the Indenture Trustee, will withdraw the Note Distribution Amount to pay the noteholders. The “Note Distribution Amount” for any Payment Date will equal the sum of the (i) Interest Distribution Amount and (ii) the Principal Distribution Amount (as each such term is defined herein).

Funds credited to the Collection Account established by each Servicer may be invested at the discretion of such Servicer for its own benefit in eligible investments as specified in the related Servicing Agreement. Similarly, amounts deposited in the Distribution Account may be invested at the discretion of the [Master Servicer] for its own benefit in eligible investments as specified in the Indenture.

[As described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans,” on the Closing Date, the Depositor will make a deposit of cash into the Pre-Funding Account established and maintained by the Indenture Trustee for the benefit of the noteholders. Amounts in the Pre-Funding Account may be invested during the Pre-Funding Period by the Indenture Trustee in permitted investments as specified in the Indenture, with any investment earnings on such investments being deposited into the Distribution Account.

At the close of the Pre-Funding Period, the Pre-Funding Account will be terminated and any amounts remaining therein will be transferred by the Indenture Trustee to the Distribution Account to be distributed to the holders of the Notes as prepayment of principal on the immediately following Payment Date.]

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Payments on the Notes

Payments on the Notes will be made by the Indenture Trustee on each Payment Date, commencing with the Payment Date in              200  , to Noteholders as of the related Record Date in an amount equal to the product of the Noteholders’ respective Percentage Interests in the Notes. The “Percentage Interest” represented by any Note will be equal to the percentage obtained by dividing the initial principal amount of such Note by the initial Note Principal Amount. For so long as any Note is in book-entry form with DTC, the only “ Noteholder” of such Note will be Cede & Co. See “Book-Entry Registration” herein.

On each Payment Date, the Indenture Trustee will be required to pay the following amounts, in the following order of priority, out of the Available Distribution Amount to the extent available.

(1)    to the Noteholders, the Interest Payment Amount with respect to such Payment date;

(2)    to the Noteholders, the Principal Distribution Amount with respect to such Payment Date, in reduction of the Note Principal Amount until the Note Principal Amount is reduced to zero; and

(3)    to the Noteholders, in reduction of the Note Principal Amount, the amount, if any, equal to the lesser of (A) Excess Cash with respect to such Payment date, and (B) the lesser of (1) the amount necessary for the Overcollateralization Amount to equal the Required Overcollateralization Amount on such Payment Date) (after giving effect to the application of Monthly Principal for such Payment Date) and (2) the amount necessary to reduce the Note Principal Amount to zero.

Any Available Distribution Amount remaining after application in the manner specified above will be released to the holders of the Trust Certificates (as defined herein), free from the lien of the Indenture, and such amounts will not be available to make payments on the Notes on any subsequent Payment Date.

In the event that, with respect to a particular Payment Date, the Available Distribution Amount on such date is not sufficient to pay the Interest Payment Amount of any Note, will constitute an Event of Default, if such failure to pay continues for [thirty] [(30)] days.

In no event will the aggregate payments of principal to Noteholders exceed the original Note Principal Amount.

Distributions of interest and principal on the Notes will be made on each Payment Date from the “Available Distribution Amount” in the order of priority set forth below at “—Priority of Payments.”

Definitions relating to the Payments on the Notes

The “Accrual Period” in respect of any Payment Date and the Notes will be the period commencing on the [first day of the calendar month preceding the month of such Payment Date

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through the last day of such preceding calendar month] [[25th] day of the month immediately preceding the month in which such Payment Date occurs (or in the case of the first Payment date, beginning on the Closing Date of this transaction) and ending at the close of business on the calendar day immediately preceding the Payment Date. For each Payment Date and each related Accrual Period, interest on the Notes will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

The “Available Distribution Amount” with respect to any Payment Date, as more fully described in the Indenture, will generally equal the following amounts:

(1)    all scheduled installments of interest (net of the Master Servicing Fee and the Servicing Fees) and principal collected on the Mortgage Loans and due during the related Due Period, together with any advances of scheduled payments of principal and/or interest (“Monthly Advances”) and servicing advances made by the Servicer or Master Servicer in respect thereof;

(2)    all proceeds of any primary mortgage insurance policies or any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related borrower in accordance with the Servicer’s normal servicing procedures (collectively, “Insurance Proceeds”);

(3)    all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Mortgage Pool, by foreclosure or otherwise (“Liquidation Proceeds”) during the related Prepayment Period;

(4)    all other amounts received with respect to the sale of any defaulted Mortgage Loans in the Mortgage Pool in accordance with the terms of the related Sale Agreement during the related Prepayment Period;

(5)    all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the Mortgage Loans during the related Prepayment Period, plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls (as defined at “—Distributions of Interest”) on such Mortgage Loans;

(6)    amounts received with respect to such Payment Date as the purchase price or a price adjustment in respect of a defective Mortgage Loan in the Mortgage Pool purchased or replaced by the Seller during the related Prepayment Period as a result of a breach of a representation or warranty or a document defect; and

[(7)    any amounts remaining in the Pre-Funding Account and transferred to the Distribution Account immediately following the termination of the Pre-Funding Period.]

minus:

•	all charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator and the Indenture Trustee under the Indenture, up to an

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•	aggregate maximum amount equal to $[•] annually, or to the Servicers under the Servicing Agreements;

•
in the case of paragraphs (2) through (4) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed Monthly Advances and servicing advances due to the Master Servicer or the Servicers;

•	any related unreimbursed Advances in respect of Monthly Advances or servicing advances determined to be nonrecoverable; and

•	in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

The “Due Period” with respect to a Mortgage Loan and any Payment Date is the period beginning on the second day of the calendar month preceding the month in which such Payment Date occurs and ending on the first day of the calendar month in which such Payment Date occurs.

The “Interest Distribution Amount” on each Payment Date will be an amount equal to the interest accrued during the related Accrual Period at the Note Interest Rate on the Note Principal Amount as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on the Notes on such preceding Payment Date).

The “Note Interest Rate” will be [            ]% per annum; provided, that in the event no redemption of the Notes occurs on the Optional Redemption Date, the Note Interest Rate with respect to each Payment Date thereafter will be [            ]% per annum.

The “Note Principal Amount” will equal, as of any Payment Date, the original Note Principal Amount less all Principal Distribution Amounts and Excess Cash paid to the Noteholders on previous Payment Dates in reduction of the Note Principal Amount.

The “Payment Ahead” means any payment of one or more scheduled monthly payments remitted by a borrower with respect to a mortgage note in excess of the scheduled monthly payment due during the related Due Period with respect to such mortgage note, which sums the related borrower has instructed the related Servicer to apply to scheduled monthly payments due in ore or more subsequent Due Periods. Payments Ahead will be deemed received in the Due Period in which they would have become due had they not been paid in advance.

A “Prepayment Interest Shortfall” with respect to a Mortgage Loan and any Payment Date is the amount by which one month’s interest at the applicable Mortgage Rate on a Mortgage Loan as to which a voluntary prepayment in full has been made, exceeds the amount of interest actually received in connection with such prepayment.

The “Principal Distribution Amount” for any Payment Date will be an amount equal to (A) the aggregate of (i) all scheduled payments of principal received with respect to the Mortgage Loans and due during the related Due Period, and all other amounts collected, received

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or otherwise recovered in respect of principal of the Mortgage Loans (including Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Due Period) during or in respect of the related Due Period, and (ii) the aggregate of the amounts allocable to principal deposited in the Distribution Account on the related Remittance Date by the Seller, the Depositor, the related Servicer or the Master Servicer in connection with a repurchase, substitution or removal of any Mortgage Loan pursuant to the Indenture reduced by (B) the amount of any Overcollateralization Surplus with respect to such Payment Date.

[Determination of LIBOR

On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period (each such date, a “LIBOR Determination Date”), the Securities Administrator will determine LIBOR based on the “Interest Settlement Rate” for U.S. dollar deposits of one- month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the LIBOR Determination Date (“LIBOR”).

The BBA’s Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

A “LIBOR Business Day” is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate. The Securities Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust’s expense) that there is not a substantial risk that the notes will not be treated as debt for federal and state income tax purposes.

The establishment of LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the Note Interest Rate for the related Accrual Period will (in the absence of manifest error) be final and binding.

LIBOR for the first Payment Date will be determined two Business Days prior to the Closing Date.]

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Credit Enhancement

Credit enhancement with respect to the Notes will be provided by overcollateralization resulting from the Pool Balance as of the Cut-Off Date exceeding the original Note Principal Amount. On the Closing Date, the initial Overcollateralization Amount will be approximately [        ]% of Cut-Off Date Pool Balance. The Indenture requires that this Overcollateralization Amount be increased to, and thereafter maintained at, the Required Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of monthly Excess Cash to accelerate the payment of the Note Principal Amount until the Overcollateralization Amount reaches the Required Overcollateralization Amount. Such application of Excess Cash, which consists of interest collections on the Mortgage Loans, but is paid as principal on the Notes, will increase the related Overcollateralization Amount. Such overcollateralization is intended to result in amounts received on the Mortgage Loans in excess of the amount necessary to pay the Interest Distribution Amount and the Principal Distribution Amount required to be paid on the Notes on any Payment Date being applied to reduce the Note Principal Amount no later than the Final Scheduled Payment Date of the Notes.

The “Excess Cash” on any Payment Date will equal the Available Distribution Amount for such Payment Date, reduced by the sum of (i) the Interest Distribution Amount for the related Payment Date and (ii) the Principal Distribution Amount for the related Payment Date.

The “Overcollateralization Amount” with respect to any Payment Date is the amount, if any, by which (x) the Pool Balance as of the end of the related Due Period exceeds (y) the Note Principal Amount as of such Payment Date after taking into account payments of the Principal Distribution Amount (disregarding any permitted reduction in the Principal Distribution Amount due to an “Overcollateralization Surplus”) made on such Payment Date. The required level of the Overcollateralization Amount to decrease or “stepdown” based on the performance on the Mortgage Loans with respect to certain delinquency tests specified in the Indenture. In addition, Excess Cash will be applied to principal of the Notes during the period that the Mortgage Loans are unable to meet certain tests specified in the Indenture based on delinquency. Any increase in the applicable Required Overcollateralization Amount may result in an accelerated amortization of the Notes until such Required Overcollateralization Amount is reached. Conversely, any decrease in the Required Overcollateralization Amount will result in a decelerated amortization of the Notes until such Required Overcollateralization Amount is reached.

The application of Excess Cash to reduce the Note Principal Amount on any Payment Date will have the effect of accelerating the amortization of the Notes relative to the amortization of the Mortgage Loans in the trust estate. In the event that the Required Overcollateralization Amount is permitted to decrease or “stepdown” on any Payment Date in the future, or in the event of an Overcollateralization Surplus, the Indenture will provide that all or a portion of the Excess Cash that would otherwise be paid to the Notes on any such Payment Date in reduction of the Note Principal Amount will be released to the holder(s) of the trust certificates, as provided in the owner trust agreement.

With respect to any Payment Date, an “Overcollateralization Surplus” means, the amount, if any, by which (x) the Overcollateralization Amount for such Payment Date exceeds (y) the then applicable Required Overcollateralization Amount of such Payment Date. An

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Overcollateralization Surplus may result prior to the occurrence of any decrease or “stepdown” in the Required Overcollateralization Amount because, in the absence of an Overcollateralization Surplus, the Notes will be entitled to receive 100% of collected principal on the Mortgage Loans, even though the Note Principal Amount will, as a result of the initial overcollateralization and the accelerated amortization by the application of the Excess Cash, be less than the Pool Balance, in the absence of any Realized Losses on the Loans.

The Indenture will provide that, on any Payment Date, all amounts collected on the Mortgage Loans in respect of principal to be applied on such Payment Date will be paid to Noteholders in reduction of the Note Principal Amount on such Payment Date, except as provided above with respect to any Payment Date for which there exists an Overcollateralization Surplus. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Due Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” [In addition, the Indenture will provide that the Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan shall equal zero. The Indenture will not require that the amount of any Realized Loss be paid to Noteholders on the Payment Date following the event of loss. However, the occurrence of a Realized Loss will reduce the Overcollateralization Amount, and will result in more Excess Cash, if any, being paid on the Notes in reduction of the Note Principal Amount on any subsequent Payment Dates that would be the case in the absence of such Realized Loss.] “Net Liquidation Proceeds” consist of all amounts, net of (1) unreimbursed expenses and (2) unreimbursed Monthly Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through Insurance Proceeds or condemnation proceeds by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired on behalf of the noteholders by foreclosure or deed in lieu of foreclosure. A “Liquidated Mortgage Loan” is, in general, a defaulted Mortgage Loan as to which a Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Payments to the Holder(s) of the Trust Certificates

On each Payment Date, any portion of the Available Distribution Amount remaining after making payments of interest and principal due on the Notes and other payments required on such Payment Date will be released to the holder(s) of the trust certificates as provided in the owner trust agreement, free of the lien of the Indenture. Such amounts will not be available to make payments on the Notes on any subsequent Payment Date.

Final Scheduled Payment Date

The Final Scheduled Payment Date for the Notes has been determined to be the Payment Date in [        ] based upon the second Payment Date after the date of the last Scheduled Payment (as defined herein) of the latest maturing Mortgage Loan. The failure to pay the outstanding note principal amount on or before the Final Scheduled Payment Date constitutes an Event of Default under the Indenture.

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Optional Redemption

The holders of the trust certificates may, at their option, redeem the Notes in whole but not in part, on any Payment Date (i) on or after                     , or (ii) on which, after taking into account payments of principal to be made on such Payment Date, the aggregate outstanding Note Principal Amount is less than [5]% of the aggregate initial Note Principal Amount. Any redemption will be at a price equal to 100% of the aggregate outstanding principal amount of the class of Notes redeemed, plus accrued and unpaid interest through the day preceding the final payment date and such price will be payable solely in cash. See “Description of the Securities—Optional Redemption or Termination” in the accompanying prospectus. There will be no penalty assessed in connection with any such redemption. Notice of an optional redemption must be mailed by the Indenture Trustee to the noteholders at least ten (10) days prior to the distribution date set for such redemption.

In addition, the Indenture Trustee may redeem the Notes at any time upon a determination by it, based upon an opinion of counsel, that a substantial risk exists that the Notes will not be treated as debt for federal and state income tax purposes.

The payment on the final payment date in connection with the redemption of the Notes will be in lieu of the payment otherwise required to be made on such payment date in respect of the Notes.

[The Securities Administrator

[    ] will be the securities administrator (the “Securities Administrator”) under the Indenture. The Securities Administrator will be paid a monthly fee with respect to each Mortgage Loan calculated at             % per annum (the “Securities Administrator Fee Rate”) on the outstanding principal balance of each Mortgage Loan as of the first day of the related Due Period. The Securities Administrator will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Noteholders.]

DESCRIPTION OF THE MORTGAGE POOL

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein is derived solely from the characteristics of the Mortgage Loans as of                           , 200     (the “Cut-off Date”). Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date (the “Cut-off Date Balance”). The “Scheduled Principal Balance” of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Due Period immediately preceding such date

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of determination. A “Scheduled Payment” is the monthly scheduled payment of interest and principal specified in the related mortgage note for a Mortgage Loan.

On the Closing Date, the Mortgage Loans will primarily consist of approximately              conventional, [fixed rate] [and adjustable rate], fully-amortizing [and balloon], first lien residential Mortgage Loans, all of which have original terms to maturity of not more than 30 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $            .

The Mortgage Loans were acquired by E*TRADE Bank (the “Seller”) from various originators, including E*TRADE Mortgage Corporation (“E*TRADE Mortgage”), a wholly-owned subsidiary of E*TRADE Bank. Other originators of the Mortgage Loans include various banks, credit unions, savings and loan and other mortgage lending institutions. The underwriting guidelines generally applied by                      and                      in originating the Mortgage Loans are described at “Underwriting Guidelines” below. The Seller believes that the underwriting guidelines applied by the other originators of the Mortgage Loans do not materially differ from the summary descriptions included herein at “Underwriting Guidelines.” The Mortgage Loans will be acquired by the Depositor from the Seller, and the Depositor will, in turn, convey such Mortgage Loans to the Trust. See “The Trust—Assignment of Mortgage Loans.”

Certain documentation with respect to some Mortgage Loans, including, in some cases, the related mortgage note, mortgage or title insurance policy, is unavailable. Except as otherwise noted below, the Seller will make only limited representations and warranties with respect to the Mortgage Loans. See “The Trust—Assignment of Mortgage Loans” herein.

Approximately              of the Mortgage Loans in the Trust are fixed rate Mortgage Loans and approximately              are adjustable rate Mortgage Loans, as described in more detail under “Adjustable Rate Mortgage Loans” below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

All of the Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties (each, a “Mortgaged Property”), substantially all of which consist of one-to-four family dwelling units, individual condominium units, or individual units in planned unit developments. Approximately             % of the Mortgage Loans were originated under a “no ratio with verified assets” program pursuant to which no credit related ratios are calculated but the originator does verify borrowers’ assets. Approximately             % of the Mortgage Loans were originated under a “no income, no asset documentation” program pursuant to which no information was obtained regarding borrowers’ income or employment and there was no verification of the borrowers’ assets.

Pursuant to its terms, each Mortgage Loan[, other than a loan secured by a condominium unit], is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the outstanding principal balance of the Mortgage Loan or the replacement value of the improvements on the Mortgaged Property. [Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.] See “The Trusts—Hazard Insurance on the Loans” in the prospectus.

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With respect to approximately             % of the Mortgage Loans, the related originator required the borrower to pledge additional collateral to secure the Mortgage Loan, including marketable securities or notes of deposit acceptable to the originator. See generally “Origination and Sale of Mortgage Loans—Origination of the Mortgage Loans and Underwriting Standards.” The additional collateral will be assigned to the trust.

Approximately             % of the Mortgage Loans have original Loan-to-Value Ratios in excess of 80% (“80+ LTV Loans”). The “Loan-to-Value Ratio” of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Approximately             % of the 80+ LTV Loans are covered by existing primary mortgage insurance policies.

Approximately             % of the Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments (“Balloon Payments”) due on their maturity dates that are significantly larger than other monthly payments (such loans, “Balloon Loans”). The Balloon Loans are generally expected to have original terms to maturity of 30 years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower’s ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Noteholders, to the extent not covered by the applicable credit enhancement. None of the Servicers, the Master Servicer, the Securities Administrator or the Indenture Trustee will make any Monthly Advances with respect to delinquent Balloon Payments.

Approximately             % of the Mortgage Loans provide for payment by the borrower of a prepayment penalty (each, a “Prepayment Premium”) during the first [six months to five years] after origination (the “Penalty Period”). In any twelve-month period during the Penalty Period, the borrower may generally prepay up to 20% of the original principal balance of that Mortgage Loan without penalty. The penalty for prepayments in excess of 20% of the original principal balance will generally be equal to six months’ interest on any amount prepaid in excess of 20%. No Prepayment Premium is assessed for any prepayment made after the applicable Penalty Period or if that prepayment is concurrent with the sale of the Mortgaged Property. These Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment on the Mortgage Loans with Prepayment Premiums during the applicable Penalty Period. [Prepayment Premiums will either be distributed to the noteholders or retained by the related Servicer and, accordingly, will not be available to make distributions on the Notes.]

Adjustable Rate Mortgage Loans

The following disclosure will be modified on a deal-by-deal basis to incorporate the appropriate indices.]

Approximately             % of the Adjustable Rate Mortgage Loans provide for [semi-annual] adjustment of the related Mortgage Rate based on the [Six-Month LIBOR Index] as

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described at “—The Indices” below. In the case of those Mortgage Loans that are Adjustable Rate Mortgage Loans based on the [Six-Month LIBOR Index] (the “LIBOR Mortgage Loans”), there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided that the first such adjustment for approximately             % of the LIBOR Mortgage Loans will occur after an initial period  of approximately
years following origination and in the case of approximately             % of the LIBOR Mortgage Loans, approximately              years following origination. Approximately             % of the LIBOR Mortgage Loans do not have a delayed adjustment date as described above. On each Adjustment Date for a LIBOR Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the [Six-Month LIBOR Index] and a fixed percentage amount (the “Gross Margin”), provided that the Mortgage Rate on each such LIBOR Mortgage Loan will not increase or decrease by more than a fixed percentage (ranging from             % to             %) specified in the related Mortgage Note (The “Periodic Cap”) on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the “Maximum Rate”) or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the “Minimum Rate”). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the “Initial Cap”); the Initial Caps range from             % to             % for all of the LIBOR Mortgage Loans. Effective with the first monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such LIBOR Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the [Six-Month LIBOR Index] and the related Gross Margin, rounded as described herein. See “—The Indices” below. The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

The Indices

The Index used in determining the Mortgage Rates for             % of the Adjustable Rate Mortgage Loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the “Six-Month LIBOR Index”) and as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note. The Six-Month LIBOR Index and any other index used in determining the Mortgage Rate of any Adjustable Rate Mortgage Loan is referred to herein as an “Index.” In the event that an Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Statistical Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be

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removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

Number of Mortgage Loans
Number of Fixed Rate Mortgage Loans
Number of Adjustable Rate Mortgage Loans
Aggregate Scheduled Principal Balance	$
Mortgage Rates:
Weighted Average	%
Range	% to %
Weighted Average Remaining Term to Maturity (months)

The Scheduled Principal Balances of the Mortgage Loans range from approximately $             to $            . The Mortgage Loans have an average Scheduled Principal Balance of approximately $            .

The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately             %, and approximately             % of such Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

No more than approximately             % of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the aggregates due to rounding.)

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Cut-Off Date Scheduled Principal Balances—Mortgage Loans

Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
—		$	%
—
—
—
—
—
—
—
—
—
—
—
—
—
Total:		$	%

The average Cut-off Date Scheduled Principal Balance is approximately $            .

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Mortgage Rates—Mortgage Loans

Range of Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
—		$	%
—
—
—
—
—
—
—
—
—
—
—
—
—
Total:		$	%

The weighted average Mortgage Rate is approximately             %.

Original Terms to Maturity—Mortgage Loans

Range of Original Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
—		$	%
—
—
Total:		$	%

The weighted average original term to maturity is approximately          months.

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Remaining Terms to Maturity—Mortgage Loans

Range of Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
—		$	%
—
—
Total:		$	%

The weighted average remaining term to maturity is approximately              months.

Original Loan-to-Value Ratios—Mortgage Loans

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
—		$	%
—
—
—
—
—
—
—
—
—
Total:		$	%

The weighted average original loan-to-value is approximately             %.

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Geographic Distribution—Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
—		$	%
—
—
—
—
—
—
—
—
—
—
Total:		$	%

Property Type—Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Single Family		$	%
Planned Unit Development
Condominium
Two-to Four-Family
Other
Total:		$	%

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Loan Purpose—Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Purchase
Rate/Term Refinance
Cash Out Refinance
Total:		$	%

Occupancy Status—Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Primary Home		$	%
Investment
Second Home
Total:		$	%

Loan Documentation—Mortgage Loans

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Full Documentation		$	%
Limited Documentation
No Documentation
Total:		$	%

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Prepayment Premium Years—Mortgage Loans

Prepayment Premium (Years)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
No penalty		$	%
0.500
0.583
0.667
1.000
3.000
5.000
Total:		$	%

Loan Type—Mortgage Loans

Loan Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance
Fully Amortizing		$	%
Balloon
Total:		$	%

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Adjustable Rate Loans

Gross Margins of the Adjustable Rate Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance

The weighted average Gross Margin for Adjustable Rate Mortgage Loans is approximately         %.

Maximum Rates of the Adjustable Rate Mortgage Loans

Range of Maximum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance

The weighted average Maximum Rate for Adjustable Rate Mortgage Loans is approximately         %.

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Minimum Rates of the Adjustable Rate Mortgage Loans

Range of Minimum Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance

The weighted average Minimum Rate for Adjustable Rate Mortgage Loans is approximately             %.

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Next Adjustment Date of the Adjustable Rate Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance

Initial Periodic Caps of the Adjustable Rate Mortgage Loans

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance

The weighted average of the Initial Periodic Caps of the Adjustable Rate Mortgage Loans is approximately             %.

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Subsequent Periodic Caps of the Adjustable Rate Mortgage Loans

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Mortgage Loans by Aggregate Scheduled Principal Balance

The weighted average of the Subsequent Periodic Caps of the Adjustable Rate Mortgage Loans is approximately         %.

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ADDITIONAL INFORMATION

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Indenture and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Notes. In the event that Mortgage Loans are removed from or added to the Mortgage Pool, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Pursuant to the Indenture, the [Securities Administrator] [Indenture Trustee] will prepare a monthly statement to Noteholders containing certain information regarding the Notes and the Mortgage Pool. The [Securities Administrator] [Indenture Trustee] may make available each month, to any interested party, the monthly statement to Noteholders via the [Securities Administrator’s] [Indenture Trustee’s] website. The [Securities Administrator’s] [Indenture Trustee’s] website will be located at                          and assistance in using the website can be obtained by calling the [Securities Administrator’s] [Indenture Trustee’s] customer service desk at (        )     -         . Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the [Securities Administrator] [Indenture Trustee] at                                                                   (or for overnight deliveries,                                                                              ), Attention:                                     . The [Securities Administrator] [Indenture Trustee] will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the [Securities Administrator] [Indenture Trustee] will provide timely and adequate notification to such parties regarding any such changes.

UNDERWRITING GUIDELINES

Approximately         % of the Mortgage Loans have been originated by E*TRADE Mortgage, directly. The balance of the Mortgage Loans were acquired by E*TRADE Bank in flow or bulk purchases and originated through various correspondent lenders. The Mortgage Loans acquired by E*TRADE Bank were purchased by the following originators, representing the following percentages of the Mortgage Loans:                      (approximately     %),                      (approximately     %) and                      (approximately     %).

Mortgage Loans acquired by E*TRADE Bank and originated through correspondent lenders have been underwritten generally in accordance with E*TRADE Bank underwriting guidelines (“E*TRADE Bank Underwriting Guidelines”), as more specifically described in the accompanying prospectus. Mortgage Loans originated by other Originators have been underwritten generally in accordance with underwriting standards that have been approved by E*TRADE Bank. E*TRADE Bank’s review of the underwriting standards of other Originators includes the consideration of credit and other factors to determine that such standards are appropriate for the origination of loans substantially similar to those originated under the E*TRADE Bank Underwriting Guidelines.

However, with respect to certain of the Mortgage Loans originated in established mortgage loan programs with correspondent lenders, E*TRADE Bank may not review individual

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Mortgage Loans to determine if each Mortgage Loan was underwritten in accordance with E*TRADE Bank Underwriting Guidelines.

E*TRADE Bank Underwriting Guidelines

The E*TRADE Bank Underwriting Guidelines are applied to evaluate the prospective borrower’s credit standing and ability to repay the loan obligations as well as to assess the value and adequacy of the prospective mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations.

E*TRADE Bank Underwriting Guidelines generally comply with the underwriting guidelines of Fannie Mae and Freddie Mac, except that loans may exceed the Fannie Mae and Freddie Mac original principal balance purchase limits. In addition, other loan characteristics such as loan-to-value ratios and income documentation requirements, may differ from stated Fannie Mae or Freddie Mac guidelines, though most generally would comply with characteristics of loans that Fannie Mae or Freddie Mac would acquire from E*TRADE Bank as a result of negotiated modifications to published underwriting guidelines. The E*TRADE Underwriting Guidelines are described in greater detail in the accompanying prospectus.

On a case-by-case basis, E*TRADE Bank may determine that, based upon compensating factors, a prospective borrower warrants an exception from one or more of the underwriting guidelines. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, higher FICO scores, higher loan scores, if available, stable employment, financial reserves, and time in residence at the applicant’s current address.

Underwriting Guidelines of Other Originators

[Summary of Originators’ underwriting guidelines to be provided if necessary]

THE SERVICERS

General

The primary servicers of the Mortgage Loans include             ,                      and E*TRADE Bank (collectively, the “Servicers”).             ,                      and E*TRADE Bank will service approximately             %,              % and             %, respectively, of the Mortgage Loans (by Cut-off Date Balance). No other servicer will service more than         % of the Mortgage Loans (by Cut-off Date Balance).                          will serve as Master Servicer with respect to the Mortgage Loans in accordance with the provisions of the Indenture. See “—The Master Servicer” below.

The Servicers will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the servicing agreement between the Seller and the Servicer (each, a “Servicing Agreement”). Each of the Indenture Trustee and the Master Servicer are express third-party beneficiaries under the Servicing Agreements and can enforce the rights of

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the Seller thereunder. Each of the Indenture Trustee and the Master Servicer are parties to the Indenture. See “Servicing of the Mortgage Loans” below.

Under its related Servicing Agreement, E*TRADE Bank, as Servicer, may engage one or more subservicers (each, a “Subservicer”) to perform certain servicing duties with respect to the Mortgage Loans serviced by E*TRADE Bank. E*TRADE Bank has entered into subservicing agreements (each a “Subservicing Agreement”) with each of                  and                         . Although it is expected that the Subservicers will perform most of the servicing functions with respect to the Mortgage Loans serviced by E*TRADE Bank, E*TRADE Bank will remain liable for the performance of its obligations as Servicer under the Indenture. See “The Subservicers” below.

Under the Indenture, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the Servicing Agreement. See “Servicing of the Mortgage Loans” below. In addition, under each Servicing Agreement, the Seller has the right to terminate the related Servicer, without cause, upon thirty days’ notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed Advances, servicing advances, servicing fees and applicable expenses of the Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, and in some cases, payment of a termination fee. Any such termination requires the consent of the Master Servicer and the Indenture Trustee and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Notes. Upon termination of E*TRADE Bank as a Servicer under the related Servicing Agreement, the Subservicing Agreements will also be terminated with respect to the Mortgage Loans serviced by E*TRADE Bank. Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under “Servicing of the Mortgage Loans” below.

The delinquency and loan loss data set forth below for each Servicer represents the historical experience of such Servicer’s servicing portfolio for the periods indicated. The actual delinquency and loss experience of the Mortgage Pool will be affected by a number of factors, including but not limited to the borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable Mortgage Loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. In addition, the servicing portfolios described below may include mortgage loans that have not been outstanding long enough to have “seasoned” to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of recently originated mortgage loans to an unseasoned portfolio, it is possible that the delinquency and foreclosure percentages experienced could be significantly higher than that indicated in the tables below. Accordingly,

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there can be no assurance and no representation is made by any Servicer that the delinquency and loss experience of the Mortgage Pool will be similar to that of the Servicer’s own servicing portfolio, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans in the Mortgage Pool.

The information in the following paragraphs has been provided by                             . None of the Depositor, the Seller, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Underwriter or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

[Servicer]
Delinquency and Foreclosure Experience

	At December 31, 2000		At December 31, 2001		At June 30, 2002
	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)
Total Portfolio
Delinquencies*
One Installment delinquent
Percent Delinquent
Two Installments delinquent
Percent Delinquent
Three or more installments delinquent
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in Foreclosure
Percent Delinquent and in Foreclosure**

[Servicer]
Delinquency and Foreclosure Experience

	At December 31, 2000		At December 31, 2001		At June 30, 2002
	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)
Total Portfolio
Delinquencies*
One Installment delinquent
Percent Delinquent
Two Installments delinquent
Percent Delinquent
Three or more installments delinquent
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in Foreclosure
Percent Delinquent and in Foreclosure**

*
A mortgage loan is deemed to have “one installment delinquent” if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

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**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

There can be no assurance that the delinquency, foreclosure and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by borrowers of Monthly Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Pool.

THE SUBSERVICERS

General

E*TRADE Bank, as Servicer with respect to certain of the Mortgage Loans (the “E*TRADE Mortgage Loans”), has engaged one or more subservicers to perform the principal servicing functions with respect to the E*TRADE Mortgage Loans. Notwithstanding any subservicing arrangements, E*TRADE Bank will remain liable under the related Servicing Agreement for all servicing obligations with respect to the E*TRADE Mortgage Loans. The primary subservicers of the Mortgage Loans initially are expected to be                              and                              (collectively, the “Subservicers”).              and                              will service approximately             % and             %, respectively, of the E*TRADE Mortgage Loans (by Cut-off Date Balance). No other Subservicer will service more than             % of the Mortgage Loans (by Cut-off Date Balance).

The information in the following paragraphs has been provided by each of [                    ] and [                    ]. None of the Depositor, the Seller, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Underwriter or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

[Subservicer 1]

                                          is an [indirect] wholly-owned subsidiary of                                                      .                                  is engaged in a general commercial banking business, offering a full range of commercial, corporate, international, financial and retail banking services to corporations, governments and individuals.                                          originates and services residential mortgage loans and performs subservicing functions for affiliates.

                                    ’s headquarters and its executive offices are located at                                              , and the telephone number is (        )          -           .                                          has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae and Freddie MAC.

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The following table summarizes the delinquency and foreclosure experience on the portfolio of one-to-four-family first mortgage loans originated or acquired by                              or certain of its affiliates and serviced or subserviced by                                 .

The portfolio of mortgage loans serviced by                                      includes both fixed and adjustable interest rate mortgage loans, including “buydown” mortgage loans, loans with balances conforming to Freddie Mac’s and Fannie Mae’s limits as well as jumbo loans, loans with stated maturities of 10 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgage properties securing the Mortgage Loans. There can be no assurance that the delinquency, foreclosure and loss experience set forth below will be similar to the results that may be experienced with respect to the Mortgage Loans.

[                ]
Delinquency and Foreclosure Experience

	At [December 31, 2000]		At [December 31, 2001]		At [June 30, 200_]
	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)
Total Portfolio
Delinquencies*
One Installment delinquent
Percent Delinquent
Two Installments delinquent
Percent Delinquent
Three or more installments delinquent
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in Foreclosure
Percent Delinquent and in Foreclosure**

*
A mortgage loan is deemed to have “one installment delinquent” if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

[Subservicer 2]

                                          is an [indirect] wholly-owned subsidiary of                                                  .                              is engaged in a general commercial banking business, offering a full range of commercial, corporate, international, financial and

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retail banking services to corporations, governments and individuals.                                  originates and services residential mortgage loans and performs subservicing functions for affiliates.

                                ’s headquarters and its executive offices are located at                                     , and the telephone number is (      )         -        .                                      has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae and Freddie Mac.

The following table summarizes the delinquency and foreclosure experience on the portfolio of one-to-four-family first mortgage loans originated or acquired by                              or certain of its affiliates and serviced or subserviced by                             .

The portfolio of mortgage loans serviced by                              includes both fixed and adjustable interest rate mortgage loans, including “buydown” mortgage loans, loans with balances conforming to Freddie Mac’s and Fannie Mae’s limits as well as jumbo loans, loans with stated maturities of 10 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgage properties securing the Mortgage Loans. There can be no assurance that the delinquency, foreclosure and loss experience set forth below will be similar to the results that may be experienced with respect to the Mortgage Loans.

[            ]
Delinquency and Foreclosure Experience

	At [December 31, 2000]		At [December 31, 2001]		At [June 30, 200_]
	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)
Total Portfolio
Delinquencies*
One Installment delinquent
Percent Delinquent
Two Installments delinquent
Percent Delinquent
Three or more installments delinquent
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in Foreclosure
Percent Delinquent and in Foreclosure**

*	A mortgage loan is deemed to have “one installment delinquent” if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due,

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“two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

There can be no assurance that the delinquency, foreclosure and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by borrowers of Scheduled Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Pool.

As Master Servicer,                  will monitor the performance of the primary Servicers (as defined herein) of the Mortgage Loans (see “The Servicers” below) in accordance with the provisions of the underlying servicing agreements and the Indenture.                  will not, however, be ultimately responsible for the servicing of the Mortgage Loans, except to the extent described under “Servicing of the Mortgage Loans” below.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

Each Servicer will be entitled to a monthly fee (the “Servicing Fee”) with respect to the related Mortgage Loans, calculated as one-twelfth of a minimum of [0.25]% (the “Servicing Fee Rate”) multiplied by the outstanding balance of each related Mortgage Loan. Any successors to the Servicers will in all cases receive a fee in an amount equal to, but not greater than, the related Servicing Fee calculated at the related Servicing Fee Rate. As additional servicing compensation, each Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges, [including] [(other than] Prepayment Premiums[)] to the extent collected from the borrower, together with any interest or other income earned on funds held in the Collection Account, custodial accounts and escrow accounts.

As compensation for master servicing, the Master Servicer will be entitled to compensation (the “Master Servicing Fee”) equal to the sum of (i) a monthly fee with respect to each Mortgage Loan, calculated as one-twelfth of [    ]% (the “Master Servicing Fee Rate”) multiplied by the outstanding balance of each related Mortgage Loan plus (ii) all investment earnings derived from the principal and interest collections received on the Mortgage Loans on deposit in the Distribution Account during the period from and including the Remittance Date to but excluding such Payment Date.

The Master Servicing Fees and the Servicing Fees are subject to reduction as described below under “—Compensating Interest Payments.” See “Certain Terms of the Pooling and

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Servicing Agreement and the Indenture—Retained Interest; Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Noteholders. See “Servicing of the Trust Assets—Collection and Other Servicing Procedures,” and “Payments on Mortgage Loans” in the prospectus.

Compensating Interest Payments

When a borrower prepays a Mortgage Loan in full or the Mortgage Loan is liquidated on a date other than the due date, the borrower pays interest on the amount prepaid only from the last Due Date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a “Prepayment Interest Shortfall.” For any Payment Date, the related Servicer will be obligated to make a payment with respect to any Prepayment Interest Shortfall in the amount (each such payment, a “Compensating Interest Payment”) equal to the lesser of (i) (x) in the case of the related Servicer the applicable Servicing Fee for such date or (y) in the case of the Master Servicer, the Master Servicing Fee for such date and (ii) any Prepayment Interest Shortfall for such date. For any Payment Date in which the related Servicer fails to make a Compensating Interest Payment, the Master Servicer will be obligated to make the Compensating Interest Payment to the extent such amount does not exceed its Master Servicing Fee for such Payment Date.

Advances

Under the Servicing Agreements, each of the Servicers will be obligated to make advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments) (each, a “Monthly Advance”), delinquent payments of taxes, insurance premiums and other escrowed items (each, a “Servicing Advance”), and foreclosure costs, to the extent that such advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any required Monthly Advance if the related Servicer fails in its obligation to do so, to the extent provided in the Indenture. The Master Servicer and each Servicer, as applicable, will be entitled to recover any advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making Monthly Advances is to ensure continuity in cashflow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.

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Collection of Taxes, Assessments and Similar Items

Each of the Servicers will, to the extent required by the related loan documents and permitted by law, maintain custodial escrow accounts for the collection of standard hazard insurance premiums, primary mortgage insurance premiums, if applicable, and real estate taxes and assessments with respect to the related Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

Each Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Servicing Compliance

Each Servicer and the Master Servicer must provide the Indenture Trustee or its designee with a copy of its audited financial statements for the year and (and in the case of the Master Servicer, only in the event it is directly servicing any of the Mortgage Loans as a successor Servicer) a statement from the firm of independent public accountants that prepared the financial statements to the effect that, in preparing these statements, it reviewed the results of the related Servicer’s servicing operations in accordance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac) or other similar audit or attestation program. In addition, each Servicer and the Master Servicer will be required to deliver an officer’s certificate to the effect that the related Servicer and Master Servicer, respectively has fulfilled its obligations during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure.

THE INDENTURE TRUSTEE

                                              will act as Indenture Trustee of the trust (the “Indenture Trustee”). The mailing address of the Indenture Trustee’s corporate trust office (the “Corporate Trust Office”) is:

Telephone: (      )         -

The Indenture Trustee may resign at any time, in which event E*TRADE Mortgage Backed Securities Corporation will be obligated to appoint a successor Indenture Trustee. E*TRADE Mortgage Backed Securities Corporation may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In these circumstances, E*TRADE Mortgage Backed Securities Corporation will also be obligated to appoint a successor Indenture Trustee. Any

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resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

The Indenture requires the Indenture Trustee to maintain, at its own expense, an office or agency where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Indenture Trustee and the securities registrar in respect of the Notes pursuant to the Indenture may be served.

THE TRUST

General

E*TRADE MBSC Trust 200_-_ is a business trust (the “Trust”) to be formed under the laws of the State of Delaware pursuant to an owner trust agreement among the owner trustee, the Depositor and [E*TRADE Bank]. On the closing date, the Depositor will acquire the Assets from [E*TRADE Bank] pursuant to the Sale Agreement (as defined below) [, and will sell the Assets to the Trust].

Pursuant to the Indenture, the Trust will issue the Notes which are secured by the following, among other things:

•
all of the depositor’s right, title and interest in the Mortgage Loans, including the related mortgage notes, mortgages and other related documents and the depositor’s right, title and interest in and to all amounts credited to and proceeds of any of the accounts maintained by the servicers with respect to the Mortgage Loans and the trust accounts related to the Trust established by the Indenture Trustee;

•
all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, any related prepayment premiums received with respect to the Mortgage Loans;

•	any Mortgaged Properties on behalf of the noteholders by foreclosure or deed in lieu of foreclosure, and any revenues received from the foreclosed properties;

•
the rights of the Indenture Trustee to receive proceeds of the applicable insurance policies and funds, if any, required to be maintained under the terms of the Indenture and the Servicing Agreement, as applicable; and

•	the rights of the depositor to the enforcement of the representations and warranties made by the Seller relating to the mortgage loans under the sale agreement.

The Notes will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, E*TRADE Group, Inc., E*TRADE Bank, the Seller, the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Indenture Trustee or any of their affiliates.

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The Trust’s principal offices are located in [                                ,                                 ] in care of [                                         ], as Owner Trustee, at the address set forth below under “—The Owner Trustee.”

THE OWNER TRUSTEE

[                ], a Delaware banking corporation], will act as owner trustee under the owner trust agreement. The owner trustee’s principal offices are located at: [Insert Address]. Certain functions of the owner trustee under the owner trust agreement will be performed by the indenture trustee.

Assignment of Mortgage Loans

On or prior to the date the Notes are issued, pursuant to the Sale Agreement, the seller will sell each Mortgage Loan, together with all right, title and interest in and to all payments of principal and interest received in respect of the Mortgage Loans after the Cut-Off Date) to the Depositor. Pursuant to the owner trust agreement, the Depositor will then convey such Mortgage Loans (together with such rights to payments and its rights under the Sale Agreement to the Trust.

At the time of the issuance of the Notes, the Trust will pledge to the Indenture Trustee for the benefit of the Noteholders all of the Trust’s right, title and interest in and to the Mortgage Loans, including, all principal and interest received on each such Mortgage Loan after the Cut-Off Date together with its right, title and interest in and to the proceeds of any related insurance policies received after the issuance of the Notes. The Indenture Trustee, concurrently with such assignments, will authenticate and deliver the Notes at the direction of the Trust in exchange for, among other things, the Mortgage Loans.

Each Mortgage Loan transferred to the Trust will be identified in a schedule (the “Mortgage Loan Schedule”) delivered pursuant to the [Indenture] [Trust Agreement] which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Seller and Servicer.

Prior to the conveyance of the Mortgage Loans to the Trust, [the Seller]’s operations department will complete a review of all of the mortgage loan files, including the certificates of title to, or other evidence of a perfected security interest in, the mortgaged properties to check the accuracy of the Mortgage Loan Schedule delivered to the Indenture Trustee.

E*TRADE Mortgage Backed Securities Corporation will represent and warrant only that:

•	the information set forth in the Mortgage Loan Schedule was true and correct as of the date or dates on which the information was furnished;

•	The Depositor is the owner of, or holder of a first-priority security interest in, each Mortgage Loan;

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•	The Depositor acquired its ownership of, or security interest in, each Mortgage Loan in good faith without notice of any adverse claim;

•
except for the sale and subsequent trusts of the mortgage loans to the Owner Trustee and the Indenture Trustee, respectively, the Depositor has not assigned any interest or participation in any Mortgage Loan that has not been released; and

•	E*TRADE Mortgage Backed Securities Corporation has the full right to sell the Assets to the Owner Trustee.

As to each Mortgage Loan, the following documents are generally required to be delivered to the Indenture Trustee (or its custodian) on behalf of the Owner Trustee in accordance with the Indenture: (1) the related original Mortgage Note endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit to the extent that the original Mortgage Note has been lost, (2) the original Mortgage with evidence of recording indicated thereon (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (3) an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form with respect to all Mortgage Loans other than Mortgage Loans registered on the system Mortgage Electronic Registration Systems, Inc. (“MERS”), (4) the policies of title insurance issued with respect to each Mortgage Loan, and (5) the originals of any assumption, modification, extension or guaranty agreements. Certain of the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no Mortgage assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

One or more of the documents described above are not available with respect to certain of the Mortgage Loans. The Depositor will not be obligated to repurchase or substitute for any such defective Mortgage Loan unless a loss that would otherwise constitute a Realized Loss is incurred with respect to such Mortgage Loan and such loss resulted from the failure to deliver such documents.

The Mortgage Loans were purchased by the Depositor from the Seller pursuant to a sale agreement (the “Sale Agreement”). Pursuant to the terms of the Sale Agreement, the Seller has made certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Origination and Sale of Mortgage Loans—Representations and Warranties.” The Depositor will assign its rights under the Sale Agreement to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture. In addition, a Servicer, which may be the Seller, may make representations and warranties concerning the Mortgage Loans as further described under the heading “Origination and Sale of the Mortgage Loans—Representations and Warranties.”

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Under the terms of the Indenture and the Sale Agreement, and subject to [the Seller]’s option to effect a substitution as described in the next paragraph, [the Seller] will be obligated to repurchase any Mortgage Loan for its Repurchase Price within 90 days after [the Seller]’s discovery, or receipt of written notice from the Indenture Trustee or the Servicer, of a breach of any representation or warranty made by [the Seller] in the Sale Agreement that materially and adversely affects the Indenture Trustee’s interest in any Mortgage Loan, if the breach has not been cured by the 90th day. The Repurchase Price for any Mortgage Loan will be the unpaid principal balance of the Mortgage Loan at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next Due Date for the Mortgage Loan following the repurchase. Prior to being distributed to noteholders, this Repurchase Price will be used to reimburse the servicer for any previously unreimbursed advances made by the related Servicer in respect of the repurchased Mortgage Loan.

In lieu of repurchasing a Mortgage Loan as specified in the preceding paragraph, during the two-year period following the date of the initial issuance of the Notes, [the Seller] may, at its option, substitute a “Qualified Substitute Mortgage Loan” for any Mortgage Loan to be replaced. A “Qualified Substitute Mortgage Loan” is any mortgage loan that, on the date of substitution,

•	has an unpaid principal balance not greater than, and not more than $10,000 less than, the unpaid principal balance of the deleted Mortgage Loan,

•	has a Mortgage Loan rate not less than, and not more than one percentage point in excess of, the Mortgage Loan rate of the deleted Mortgage Loan,

•	has a net rate at least equal to the net rate of the deleted Mortgage Loan,

•	has a remaining term to maturity not greater than, and not more than one year less than, that of the deleted Mortgage Loan,

•
has a Loan-to-Value Ratio as of the first day of the month in which the substitution occurs equal to or less than the Loan-to-Value Ratio of the deleted Mortgage Loan as of such date, in each case, using the appraised value at origination, and after taking into account the monthly payment due on this date, and

•	complies with the mortgage loan representations and warranties in the Sale Agreement.

In the event that more than one mortgage loan is substituted for a deleted Mortgage Loan, the unpaid principal balances may be determined on an aggregate basis and the Mortgage Loan rate, net rate and term may be determined on a weighted average basis, provided that no Qualified Substitute Mortgage Loan may have an original term to maturity beyond the latest original term to maturity of any Mortgage Loan assigned to the trust on the closing date. A Qualified Substitute Mortgage Loan also shall satisfy the following criteria as of the date of its substitution for a deleted Mortgage Loan:

•	the mortgage loan shall not be 30 or more days delinquent;

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•	the mortgage loan file for such mortgage loan shall not contain any material deficiencies in documentation, and shall include an executed mortgage note, as applicable, and, a recorded mortgage;

•	no property securing such mortgage loan may be the subject of foreclosure, bankruptcy, or insolvency proceedings; and

•	such mortgage loan must be secured by a valid first lien on the related real property or mortgaged property.

The Seller will deposit cash into the Distribution Account in the amount, if any, by which the aggregate of the unpaid principal balances of any deleted Mortgage Loans exceeds the aggregate of the unpaid principal balances of the Mortgage Loans being substituted for the deleted Mortgage Loans. Also, if it is discovered that the actual Scheduled Principal Balance of an Mortgage Loan is less than the Scheduled Principal Balance identified for such mortgage loan on the Mortgage Loan Schedule, the Seller may, at its option, deposit the amount of the discrepancy into the distribution account instead of repurchasing the Mortgage Loan. All of such deposits will be treated as a partial principal prepayment on the Mortgage Loans.

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes, in particular the Offered Subordinate Notes, may incur a loss.

In addition, the Seller is required to indemnify the Depositor and its assignees, including the trust, against losses and damages they incur as a result of breaches of the Seller’s representations and warranties. The Seller’s obligation to repurchase or substitute for a Mortgage Loan affected by a breach of a representation or warranty and to indemnify the Depositor and its assignees for losses and damages caused by a breach constitute the sole remedies available to the Indenture Trustee and the noteholders for a breach of a representation or warranty under the Indenture or the Sale Agreement with respect to the Mortgage Loans.

[Conveyance of Subsequent Mortgage Loans and Pre-Funding Account

A Pre-Funding Account will be established by the Indenture Trustee and funded by the Depositor on the Closing Date to provide the trust with funds to purchase subsequent Mortgage Loans (the “Subsequent Mortgage Loans”). The Subsequent Mortgage Loans will be purchased by the trust during the Pre-Funding Period, which will begin on the closing date and end on                   ,             . The Pre-Funded Amount will initially equal the difference between the aggregate note principal amount of the Notes on the closing date and the aggregate Scheduled Principal Balance of the initial mortgage loans as of the Cut-Off Date. In the event that the trust is unable to acquire sufficient qualifying Mortgage Loans by             , any amounts remaining in the Pre-Funding Account will be applied as a partial principal prepayment to noteholders entitled to the payment on the first Distribution Date. Any investment income earned on amounts on deposit in the Pre-Funding Account will be paid to the Depositor and will not be available for distribution to noteholders.

Under the Indenture, the Trust will be obligated to purchase Subsequent Mortgage Loans from E*TRADE Mortgage Backed Securities Corporation during the Pre-Funding Period, if

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available. Subsequent Mortgage Loans will be transferred to the trust pursuant to subsequent sale agreements between the Depositor and the Trust. Each Subsequent Mortgage Loan, if it is a mortgage loan, will have been underwritten in accordance with the Depositor’s standard underwriting criteria. In connection with the purchase of Subsequent Mortgage Loans on each Subsequent Transfer Date, the trust will be required to pay to the Depositor from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the Scheduled Principal Balance of the Subsequent Mortgage Loans as of the related Cut-Off Date. Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date must satisfy conditions including, but not limited to:

•	each Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related subsequent sale agreement and the Indenture;

•	the Depositor will not select Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the noteholders;

•	each Subsequent Mortgage Loan must not be 30 or more days delinquent as of its Cut-off Date;

•	as a result of the purchase of the Subsequent Mortgage Loans, the Notes will not receive from or a lower credit rating than the rating assigned at the initial issuance of the Notes; and

•	an independent accountant will provide a letter confirming that the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in this prospectus supplement.

Following the end of the Pre-Funding Period, the Mortgage Pool must satisfy the following criteria:

•	the weighted average mortgage loan rate must not be less than % or more than %;

•	the weighted average remaining term to stated maturity must not be less than months or more than months;

•	the weighted average Loan-to-Value Ratio must not be greater than %; and

•	not more than %, % and % of the Mortgage Loans located in , , or any other individual state, respectively.

Information regarding Subsequent Mortgage Loans comparable to the disclosure regarding the initial Mortgage Loans provided in this prospectus supplement will be filed on a report on Form 8-K with the SEC within 15 days following the end of the Pre-Funding Period.]

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THE INDENTURE

The Notes will be issued in accordance with the Indenture (the “Indenture”) dated as of                               ,          among the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Indenture Trustee. Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture and the Notes. In addition to the provisions of the agreement summarized elsewhere in this prospectus supplement, there is, set forth below, a summary of certain other provisions of the Indenture. See also “Certain Terms of the Pooling and Servicing Agreement and the Indenture.” This summary of the provisions of the Indenture does not purport to be complete.

Termination of the Indenture

The Indenture will terminate upon the last action required to be taken by the Indenture Trustee on the final payment date following the final payment or other liquation, or any related advance, of the last mortgage loan remaining in the trust or the disposition of all property acquired upon repossession or foreclosure of any mortgaged property.

Voting Rights

The voting rights of the trust will be allocated to the Notes in proportion to their respective note principal amounts.

Amendment

The Indenture may be amended by the depositor, the seller, the master servicer, the securities administrator and the Indenture Trustee without the consent of the holders of the Notes, for any of the purposes set forth under “Certain Terms of the Pooling and Servicing Agreement and the Indenture—Amendment” in the prospectus. In addition, the Indenture may be amended by the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Indenture Trustee, with the consent of the holders of a majority in interest of each class of affected Notes, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of any class of Notes. However, in no event, may any amendment:

•	reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of Notes without the consent of the holders of all the affected Notes; or

•
affect adversely in any material respect the interests of the holders of any class of Notes in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66%; or

•
reduce the aforesaid percentages of the aggregate outstanding principal amounts of the Notes, the holders of which are required to consent to any such amendment, without the consent of the holders of all those Notes.

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Master Servicer Events of Default; Events of Default with Respect to the Notes

An event of default with respect to the Master Servicer will consist, among other things, of:

•
any failure by the Master Servicer to make an advance and any other failure by the Master Servicer to deposit in the distribution account the required amounts or to remit to the Indenture Trustee any payment which continues unremedied for one business day following written notice to the Master Servicer; or

•
any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements in the Indenture, which continues unremedied for 30 days after the earlier of the (i) date on which written notice of the failure is given to the Master Servicer and (ii) actual knowledge of such failure by a servicing officer of the Master Servicer; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

An event of default with respect to the Notes will consist, among other things of:

•	a default for [thirty] [(30)] days or more in the payment of any principal of or interest on any note;

•
failure to perform any other covenant of the Depositor or the trust in the Indenture which continues for a period of [sixty] [(60)]days after notice thereof is given in accordance with the procedures described in the Indenture;

•
any representation or warranty made by the Depositor or the trust in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within [sixty] [(60)] days after notice thereof is given in accordance with the procedures described in the Indenture; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the trust.

Rights Upon Master Servicer Events of Default

So long as a master servicer event of default under the Indenture remains unremedied, the Depositor or the Indenture Trustee may (and, pursuant to the Indenture, if so directed by holders of Notes evidencing at least 51% of the voting rights, shall) terminate all of the rights and obligations of the Master Servicer in its capacity as master servicer of the Mortgage Loans, as provided in the Indenture. If this occurs, the Indenture Trustee will succeed to, or appoint a

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successor to succeed to, all of the responsibilities and duties of the master servicer under the Indenture, including the obligation to make advances.

No assurance can be given that termination of the rights and obligations of the Master Servicer under the Indenture would not adversely affect the servicing of the Mortgage Loans, including the loss and delinquency experience of the Mortgage Loans.

No noteholder, solely by virtue of its status as a holder of a note, will have any right under the Indenture to institute any proceeding with respect to termination of the Master Servicer, unless the holder previously has given to the Indenture Trustee written notice of the Master Servicer’s default and noteholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the Indenture Trustee.

Rights Upon Events of Default with Respect to the Notes

If an event of default with respect to the outstanding Notes occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

If, following an event of default with respect to the outstanding Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any note for thirty (30) days or more, unless:

•	the holders of 100% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes at the date of such sale or

•
the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% of the then aggregate outstanding amount of the Notes of such series.

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In the event that the Indenture Trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an event of default.

In the event the principal amount of the Notes is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

Reports to Noteholders

The Indenture Trustee will furnish the noteholders with a monthly statement (based on information received from the Master Servicer) generally containing information with respect to principal and interest distributions on the Notes and Realized Losses on the Mortgage Loans. Any financial information contained in these reports will not have been examined or reported upon by an independent public accountant. Copies of the monthly statements and any annual reports prepared by a servicer or the Securities Administrator evidencing the status of its compliance with the provisions of a Indenture and Servicing Agreement will be furnished to related noteholders upon request addressed to the Indenture Trustee.

The monthly statement for a payment date will identify, among other things, the following items:

•
the amount of the payment to the Noteholders on the related Payment Date allocable to (i) the Principal Distribution Amount (separately setting forth Principal Prepayments) and (ii) any Excess Cash payment;

•	the amount of the payment to the Noteholders on such Payment Date allocable to the Interest Distribution Amount;

•	the Note Principal Amount after giving effect to the payment of the Interest Distribution Amount and any Excess Cash on such Payment Date;

•	the Pool Balance as of the end of the related Due Period;

•	the amount of Servicing Advances made with respect to such Payment Date and the aggregate amount of unreimbursed Servicing Advances, if any;

•	the amount of Monthly Advances with respect to such Payment Date and the aggregate amount of unreimbursed Monthly Advances, if any;

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•	the number and the aggregate of the Principal Balances of the Mortgage Loans delinquent (i) one month, (ii) two months or (iii) three or more months, as of the end of the related Due Period;

•
the aggregate of the Principal Balances of the Mortgage Loans in foreclosure or other similar proceedings or in which the borrower is in bankruptcy and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure during the related Due Period;

•
the aggregate of the Principal Balances of the Mortgage Loans repurchased by the Seller or the related Servicer, separately setting forth the aggregate of the Principal Balances of Mortgage Loans delinquent for three consecutive monthly installments purchased by the related Servicer at its option pursuant to the related Servicing Agreement;

•	the Insured Payment, if any, for such Payment Date;

•	the amount of the Servicing Fees and the Master Servicing fee paid to or retained by the Servicers and the Master Servicer with respect to such Payment Date;

•	the Overcollateralization Amount, the then-applicable Required Overcollateralization Amount and the Overcollateralization Surplus, if any, with respect to such Payment Date;

•	the aggregate outstanding Principal Balance of the three largest outstanding Mortgage Loans in the Mortgage Loan Pool;

•	the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses since the Cut-off Date;

•
for the purposes of calculating the Required Overcollateralization Amount, the Rolling Three Month Average Annualized Losses, the Delinquency Percentage, the Delinquency Loss Factor and the Total Expected Losses; and

•
the percentage of Mortgage Loans that have been modified during the related Due Period and the percentage of Mortgage Loans that have been modified since the Cut-off Date (in each case measured by the aggregate Principal Balances of such Mortgage Loans as a percentage of the Pool Balance).

In the case of information furnished pursuant to the first two clauses above, the amounts shall be expressed as a dollar amount per Note with a $1,000 principal denomination.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

General

The effective yields to the holders of the Notes will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase,

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condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to retire the Note Principal Amount. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

Approximately         % of the Mortgage Loans that are Adjustable Rate Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of              and              years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a [semi-annual] basis. When such Adjustable Rate Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Cap, except in the case of the first adjustment, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The applicable Index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Mortgage Loan has a Maximum Rate, and each Adjustable Rate Mortgage Loan has a Minimum Rate, which in some cases is equal to the related Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers’ adjustable rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Note Interest Rate on the Notes beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

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Approximately           % of the Mortgage Loans are subject to Prepayment Premiums during intervals ranging from            months to          years following origination, as described under “Description of the Mortgage Pool—General” herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Penalty Period.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to such rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

[As described herein, approximately           % of the Mortgage Loans are Balloon Loans which will have original terms to maturity that are shorter than their amortization schedules, leaving final payments due on their maturity dates that are significantly larger than other monthly payments. The Balloon Loans are generally expected to have original terms to maturity of 30 years. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower’s ability to refinance the loan. Investors should consider that they will bear any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan, to the extent not covered by the applicable credit enhancement described herein.]

[As described herein, approximately             % of the Mortgage Loans do not provide for monthly payments of principal for the first              years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such [    ]-year period. In addition, because no principal is due on such loans for their initial [    ]-year period, the Note Principal Amount will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such Mortgage Loans are recalculated on the basis of a twenty year, level payment amortization schedule, principal payments on the Notes are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the related Mortgage Loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Mortgage Loans.]

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Sale Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free

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of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

      Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the Notes of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

      As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Notes to maintain limited overcollateralization. The level of excess interest available on any Payment Date will be influenced by, among other things:

•
The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the Note Principal Amounts of the Notes;

•	The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans; and

•	The extent to which the weighted average Net Mortgage Rates of the Mortgage Loans exceeds the Note Interest Rate.

      No assurances can be given as to the amount or timing of excess interest distributable on the Notes.

      The yields to investors in the Notes will be affected by the exercise by the holder(s) of the trust certificates of its right to redeem the Notes, as described under [“Description of the Notes—Optional Redemption”] herein.

      If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

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Overcollateralization

The yields of the Notes will be affected by the application of Excess Cash as described herein and by the amount of overcollateralization. The amount of Excess Cash will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to whether overcollateralization will be maintained at the levels described herein.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Note Principal Amount of the Notes.

Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is a prepayment assumption (the “Prepayment Assumption”) that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such Mortgage Loans. A 100% Prepayment Assumption for the Mortgage Loans assumes a constant prepayment rate of 6.00% per annum of the outstanding principal balance of such Mortgage Loans for the first month following origination of the Mortgage Loan and approximately an additional 1.27% in each month thereafter for the next eleven months; and in each month thereafter during the life of such Mortgage Loans, a constant prepayment rate of 20% per annum is assumed. As used in the tables below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

The tables beginning on page S-[    ] were prepared based on the following assumptions (collectively, the “Modeling Assumptions”): (1) the initial Note Principal Amount is as set forth on the cover page and the Note Interest as described herein; (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in              200        ; (3) principal prepayments are received in full on the last day of each month commencing in                  200         and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Payment Dates occur on the [25th] day of each month, commencing in                  200        ; (6) there are no purchases or substitutions of Mortgage Loans; (7) there is no optional termination of the Trust by the Master Servicer (except in the case of Weighted Average Life in Years With Optional Termination); (8) the Notes are issued on                          ,             ; (9) no Prepayment Premiums are collected on the Mortgage Loans; (10) [the value of six-month LIBOR Index is             %]; and (11) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

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Assumed Mortgage Loan Characteristics

Mortgage Loan Type	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Next Rate Adjust- ment Date	Maximum Rate (%)	Minimum Rate (%)	Gross Margin (%)	Initial Periodic Cap (%)	Sub- sequent Periodic Rate	Rate Adjust- ment Frequency (months)	Re- maining Amortiza- tion Term (months) (1)	Re- maining Interest Only Term (months) (2)
1
2
3
4
5
6
7
8
9
10
11

(1)
Each Mortgage Loan has an original amortization that is the same as its original term to maturity, except for Balloon Mortgage Loans, substantially all of which have an original amortization of 360 months.

(2)	Assumed Mortgage Loans which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for a specified term.

    The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rate of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Note Principal Amount outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

    Subject to the foregoing discussion and assumptions, the following table indicates the weighted average lives of the Notes and set forth the percentages of the initial Note Principal Amount of the Note that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment Assumption.

    The weighted average life of a Note is determined by (1) multiplying the net reduction, if any, of the applicable Note by the number of years from the date of issuance of the Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of the Note Principal Amount described in (1) above.

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Percentage of Initial Note Principal Amount of Class [            ]

Notes Outstanding at the Following Percentages of the Prepayment Assumption

	Class [ ] Notes
	%	100%	120%	150%	200%
Initial Percentage	100	100	100	100	100
[Month] 25, 2003
[Month] 25, 2004
[Month] 25, 2005
[Month] 25, 2006
[Month] 25, 2007
[Month] 25, 2008
[Month] 25, 2009
[Month] 25, 2010
[Month] 25, 2011
[Month] 25, 2012
[Month] 25, 2013
[Month] 25, 2014
[Month] 25, 2015
[Month] 25, 2016
[Month] 25, 2017
[Month] 25, 2018
[Month] 25, 2019
[Month] 25, 2020
[Month] 25, 2021
[Month] 25, 2022
[Month] 25, 2023
[Month] 25, 2024
[Month] 25, 2025
[Month] 25, 2026
[Month] 25, 2027
[Month] 25, 2028
[Month] 25, 2029
[Month] 25, 2030
[Month] 25, 2031
[Month] 25, 2032

Weighted Average Life in Years:
Without Optional Termination
With Optional Termination

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MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Hunton & Williams, counsel to E*TRADE Mortgage Backed Securities Corporation (“Tax Counsel”) for federal income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or taxable mortgage pool. No election will be made to treat the Depositor, the assets of the trust, or the arrangement by which the Notes are issued as a real estate mortgage investment conduit or a financial asset securitization investment trust. Each noteholder, by the acceptance of a note, will be deemed to have agreed to treat its note as a debt instrument for federal and state income taxes and any other tax measured by income. See “Federal Income Tax Consequences” in the Prospectus for additional information concerning the application of federal income tax laws to the trust and the Notes.

The Notes, depending on their issue prices, may be treated as having been issued with original issue discount. As a result, holders of the Notes may be required to recognize income with respect to the Notes somewhat in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for the purpose of computing original issue discount for federal income tax purposes if     % of the prepayment assumption.

LEGAL INVESTMENT CONSIDERATIONS

Upon the termination of the pre-funding period, the Notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

ERISA CONSIDERATIONS

General

Title I of the Employee Retirement Income Security Act of 1974, as amended, and section 4975 of the Internal Revenue Code of 1986, as amended, impose restrictions on retirement plans and other employee benefits plans or arrangements (the “Plans”) and on persons who are parties in interest or disqualified persons with respect to plans. Some employee benefit plans, such as governmental plans and church plans are not subject to the restrictions of ERISA, and

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assets of these plans may be invested in the notes without regard to ERISA considerations, subject to other federal and state law. However, a governmental or church plan that is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules of section 503 of the Code. Any plan fiduciary that proposes to cause a plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the plan’s acquisition and ownership of the Notes. See “ERISA Considerations” in the accompanying prospectus.

Investments by plans are also subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan.

Prohibited Transactions and The Plan Asset Regulations

Section 406 of ERISA prohibits parties in interest from engaging in transactions involving a plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes, or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA, on parties in interest that engage in non-exempt prohibited transactions.

The United States Department of Labor (“DOL”) has issued regulations concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code (the “Plan Asset Regulations”). The Plan Asset Regulations describe the circumstances under which the assets of an entity in which a plan invests will be considered to be “plan assets” such that any person who exercises control over such assets would be subject to ERISA’s fiduciary standards. Under the Plan Asset Regulations, generally when a plan invests in another entity, the plan’s assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulations provides that, if a plan acquires an “equity interest” in an entity, the assets of the entity will be treated as assets of the plan investor unless exceptions not applicable here apply.

Under the Plan Asset Regulations, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” Although the Plan Asset Regulations are silent with respect to the question of which law constitutes “applicable local law” for this purpose, DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in questions. In the preamble to the Plan Asset Regulations, DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered “substantial,” noting that the question of whether a Plan’s interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan’s investment would be a practical vehicle for the indirect provision of investment management services. The Depositor expects that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. However, if the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exception applies, the Trust could be considered to hold plan assets by reason of a Plan’s investment in the Notes. If the Notes are not treated as equity interests in the owner trust for purposes of the Plan Asset Regulations, a plan’s investment in the Notes would not cause the assets of the owner trust to be deemed plan assets. However, the Depositor, the master servicer, the related servicer, the indenture trustee, and the owner trustee may be the sponsor of or investment advisor with respect to one or more plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the Notes may not be purchased using the assets of any plan if the Depositor, the master servicer, the related servicer, the indenture trustee, or the owner trustee has investment authority with respect to such assets.

In addition, certain affiliates of the owner trustee might be considered or might become parties in interest with respect to a plan.

S-64

In either case, the acquisition or holding of the Notes by or on behalf of such a plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as prohibited transaction class exemption 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain “in-house asset managers.” In addition, each purchaser or proposed transferee of a Note must represent to the Indenture Trustee either (a) that it is not, and is not purchasing the Notes with assets of an employee benefit plan subject to Title I of ERISA, or a plan subject to section 4975 of the Code, or a government plan or church plan that is subject to any provisions of applicable federal, state or local law (“Similar Law”) substantially similar to the foregoing provisions of ERISA or the Code, or (b) that its acquisition and holding of the Notes will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code or Similar Law and will not subject the Issuer, the Indenture Trustee, the Owner Trustee or Master Servicer to any obligation in addition to those undertaken in the Indenture.

If the Notes are deemed to be equity interests in the owner trust, the owner trust could be considered to hold plan assets by reason of a plan’s investment in the notes. In such an event, the master servicer and other persons exercising management or discretionary control over the assets of the owner trust may be deemed to be fiduciaries with respect to investing plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the owner trust’s assets. There can be no assurance that any statutory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the owner trust by a plan.

Review by Plan Fiduciaries

Any plan fiduciary considering whether to purchase any Notes on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any prohibited transaction exemptions. The sale of Notes to a plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant requirements with respect to investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

USE OF PROCEEDS

The net proceeds from the sale of the Notes less the original pre-funded amount will represent the purchase price to be paid by the trust to the Depositor for the initial Mortgage Loans, will be applied by the Depositor.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) between the Depositor and                                          (the “Underwriter(s)”), the Depositor has agreed to sell to the Underwriter(s) the Notes.

S-65

The distribution of the Notes by the Underwriter(s) will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriter(s) may effect such transactions by selling the Notes to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $            .

LEGAL MATTERS

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter(s) by Hunton & Williams.

RATINGS

It is a condition to the issuance of the Notes that they receive ratings as set forth on S-3.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Notes of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the Rating Agencies.

S-66

80+ LTV Loans	S-23
Accrual Period	S-16
Act	S-66
Adjustment Date Assets	S-24 S-13
Available Distribution Amount	S-14
Balloon Loans	S-23
Balloon Payments	S-23
BBA	S-18
Beneficial Owner	S-14
Book-Entry Notes	S-14
Business Day	S-13
Code	S-63
Collection Account	S-14
Compensating Interest Payment	S-44
Corporate Trust Office	S-45
Cut-off Date	S-21
Cut-off Date Balance	S-21
Definitive Note	S-14
Depositor	S-14
Designated Telerate Page	S-18
Distribution Account	S-13
DOL	S-64
DTC	S-13
Due Period	S-17
E*TRADE Bank Underwriting Guidelines	S-36
E*Trade Mortgage	S-22
E*TRADE Mortgage Loans	S-40
Equity Interest	S-64
ERISA	S-74
Excess Cash	S-19
FreddieMac	S-46
Gross Margin	S-24
Indenture	S-52
Indenture Trustee	S-45
Index	S-24
Initial Cap	S-24
Insurance Proceeds	S-16
Interest Distribution Amount	S-17
Interest Settlement Rate	S-18
LIBOR	S-18
LIBOR Business Day	S-18
LIBOR Determination Date	S-18
LIBOR Mortgage Loans	S-24
Liquidated Mortgage Loan	S-20
Liquidation Proceeds	S-16
Loan-to-Value Ratio	S-23
Master Servicing Fee	S-43
Master Servicing Fee Rate	S-43
Maximum Rate	S-24
MERS	S-48
Minimum Rate	S-24
Modeling Assumptions	S-60
Monthly Advance	S-44
Monthly Advances	S-16
Mortgage Loan Schedule	S-47
Mortgage Loans	S-13
Mortgage Pool	S-13
Mortgaged Property	S-22
Net Liquidation Proceeds	S-20
Note Distribution Amount	S-14
Note Interest Rate	S-13
Note Principal Amount	S-17
Noteholder	S-15
Notes	S-13
Overcollateralization Amount	S-19
Overcollateralization Surplus	S-19
Parties in Interest	S-63
Payment Ahead	S-17
Penalty Period	S-23
Percentage Interest	S-15
Periodic Cap	S-24
Plan Assets	S-64
Plans	S-63
Prepayment Assumption	S-60
Prepayment Interest Shortfall	S-17
Prepayment Premium	S-23
Principal Distribution Amount	S-17
PTCE	S-65
Qualified Substitute Mortgage Loan	S-49
Realized Loss	S-20
Relief Act	S-12
Remittance Date	S-14
Sale Agreement	S-48
Scheduled Payment	S-22
Scheduled Principal Balance	S-21
SEC	S-ii
Securities Administrator	S-21
Securities Administrator Fee Rate	S-21
Seller	S-22
Servicers	S-37
Servicing Advance	S-44
Servicing Agreement	S-37
Servicing Fee	S-43
Servicing Fee Rate	S-43
Similiar Law	S-65
Six-month LIBOR Index	S-24
SMMEA	S-63
Subsequent and Mortgage Loans	S-50
Subservicer	S-38
Subservicers	S-40
Subservicing Agreement	S-38
Tax Counsel	S-63
Trust	S-1
Underwriter(s)	S-66
Underwriting Agreement	S-66

S-67

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering of $1,000,000 of the Mortgage-Backed Certificates and Mortgage-Backed Notes being registered under this Registration Statement, other than underwriting discounts and commission:

SEC Registration		$92
Printing and Engraving		*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Trustee Fees and Expenses		*
Rating Agency Fees		*
Miscellaneous		*
TOTAL	$	*

*	To be filed by amendment.

Item 15.    Indemnification of Directors and Officers.

The Certificate of Incorporation of E*TRADE Mortgage Backed Securities Corporation requires that our directors and officers be indemnified to the maximum extent permitted by Delaware law.

The General Corporation Law of the State of Delaware provides in general that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made only upon order by a court or a determination by (a) a majority of a quorum of disinterested directors, (b) under certain circumstances, independent legal counsel or (c) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses related.

The Certificate of Incorporation of E*TRADE Mortgage Backed Securities Corporation includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

E*TRADE Group, Inc. carries an insurance policy providing directors’ and officers’ liability insurance for any liability its directors or officers or the directors or officers of any of its subsidiaries, including the Registrant, may incur in their capacities as such.

Reference is made to the form of Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.    Exhibits.

1.1	Underwriting Agreement
3.1	Articles of Incorporation of Registrant
3.2	By-Laws of Registrant
4.1	Form of Pooling and Servicing Agreement
4.2	Form of Indenture
5.1	Legality Opinion of Hunton & Williams
8.1	Tax Opinion of Hunton & Williams re: Adequacy of Prospectus Disclosure
8.2	Tax Opinion of Hunton & Williams re: REMIC Certificates
8.3	Tax Opinion of Hunton & Williams re: Non-REMIC Certificates
8.4	Tax Opinion of Hunton & Williams re: Notes
23.1	Consent of Hunton & Williams is contained in their opinions filed as Exhibits 5.1, 8.1, 8.2, 8.3 and 8.4
24.1	Power of Attorney (contained on signature page)
99.1	Form of Servicing Agreement
99.2	Form of Sale Agreement
99.3	Form of Owner Trust Agreement

Item 17.    Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on February 6, 2003.

E*TRADE Mortgage Backed Securities Corporation (Registrant)

/s/ Michael C. Hlushak
Name:	Michael C. Hlushak
Title:	Treasurer

Each person whose signature appears below constitutes and appoints John A. Buchman, C. Kristopher Simpson and Michael C. Hlushak his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Arlen W. Gelbard Arlen W. Gelbard	Director and President (Principal Executive Officer)	February 6, 2003

/s/ Steven D. Gutterman	Director and Vice President	February 6, 2003
Steven D. Gutterman

/s/ Michael C. Hlushak Michael C. Hlushak	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 6, 2003